FREE WRITING PROSPECTUS FILED PURSUANT TO RULE 433 REGISTRATION FILE NO.: 333-195164-07

Free Writing Prospectus

Structural and Collateral Term Sheet

$955,224,154

(Approximate Aggregate Cut-off Date Balance of Mortgage Pool)

$875,224,000

(Approximate Aggregate Principal Balance of Offered Certificates)

Wells Fargo Commercial Mortgage Trust 2015-NXS1

as Issuing Entity

Wells Fargo Commercial Mortgage Securities, Inc.

as Depositor

Natixis Real Estate Capital LLC

Wells Fargo Bank, National Association

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates
Series 2015-NXS1

April 14, 2015

WELLS FARGO SECURITIES

Lead Manager and Sole Bookrunner

Barclays Co-Manager	Natixis Securities Americas LLC Co-Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (‘‘SEC’’) (SEC File No. 333-195164) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8 a.m. – 5 p.m. EST) or by emailing wfs.cmbs@wellsfargo.com.

Nothing in this document constitutes an offer of securities for sale in any jurisdiction where the offer or sale is not permitted. The information contained herein is preliminary as of the date hereof, supersedes any such information previously delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are subject to change, completion, supplement or amendment from time to time.

This free writing prospectus has been prepared by the Underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of Directive 2003/71/EC (as amended) and/or Part VI of the Financial Services and Markets Act 2000 as amended or other offering document.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of Wells Fargo Securities, LLC, Barclays Capital Inc. or Natixis Securities Americas LLC, or any of their respective affiliates, make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This free writing prospectus contains certain forward-looking statements. If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover. We have no obligation to update or revise any forward-looking statement.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of NYSE, FINRA, NFA and SIPC, Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, N.A. Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The Offered Certificates referred to in these materials and the asset pool backing them are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. Prospective investors should understand that, when considering the purchase of the Offered Certificates, a contract of sale will come into being no sooner than the date on which the relevant class of certificates has been priced and the underwriters have confirmed the allocation of certificates to be made to investors; any “indications of interest” expressed by any prospective investor, and any “soft circles” generated by the underwriters, will not create binding contractual obligations for such prospective investors, on the one hand, or the underwriters, the depositor or any of their respective agents or affiliates, on the other hand.

As a result of the foregoing, a prospective investor may commit to purchase certificates that have characteristics that may change, and each prospective investor is advised that all or a portion of the certificates referred to in these materials may be issued without all or certain of the characteristics described in these materials. The underwriters’ obligation to sell certificates to any prospective investor is conditioned on the certificates and the transaction having the characteristics described in these materials. If the underwriters determine that a condition is not satisfied in any material respect, such prospective investor will be notified, and neither the depositor nor the underwriters will have any obligation to such prospective investor to deliver any portion of the Offered Certificates which such prospective investor has committed to purchase, and there will be no liability between the underwriters, the depositor or any of their respective agents or affiliates, on the one hand, and such prospective investor, on the other hand, as a consequence of the non-delivery.

Each prospective investor has requested that the underwriters provide to such prospective investor information in connection with such prospective investor’s consideration of the purchase of the certificates described in these materials. These materials are being provided to each prospective investor for informative purposes only in response to such prospective investor’s specific request. The underwriters described in these materials may from time to time perform investment banking services for, or solicit investment banking business from, any company named in these materials. The underwriters and/or their affiliates or respective employees may from time to time have a long or short position in any security or contract discussed in these materials.

The information contained herein supersedes any previous such information delivered to any prospective investor and will be superseded by information delivered to such prospective investor prior to the time of sale.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2

Wells Fargo Commercial Mortgage Trust 2015-NXS1	Certificate Structure

I.	Certificate Structure

Class	Expected Ratings (DBRS/Fitch/Moody’s)(1)	Approximate Initial Certificate Principal Balance or Notional Amount(2)	Approx. Initial Credit Support(3)	Pass-Through Rate Description	Weighted Average Life (Years)(4)	Expected Principal Window(4)	Certificate Principal to Value Ratio(5)	Certificate Principal U/W NOI Debt Yield(6)
Offered Certificates
A-1	AAA(sf)/AAAsf/Aaa(sf)	$32,424,000	30.000%	(7)	2.46	05/15 – 10/19	45.7%	13.6%
A-2	AAA(sf)/AAAsf/Aaa(sf)	$164,219,000	30.000%	(7)	4.50	10/19 – 02/20	45.7%	13.6%
A-3	AAA(sf)/AAAsf/Aaa(sf)	$20,791,000	30.000%	(7)	6.96	04/22 – 04/22	45.7%	13.6%
A-4	AAA(sf)/AAAsf/Aaa(sf)	$155,000,000	30.000%	(7)	9.41	03/24 – 01/25	45.7%	13.6%
A-5	AAA(sf)/AAAsf/Aaa(sf)	$236,966,000(8)	30.000%	(7)	9.79	01/25 – 04/25	45.7%	13.6%
A-SB	AAA(sf)/AAAsf/Aaa(sf)	$59,256,000	30.000%	(7)	6.90	02/20 – 03/24	45.7%	13.6%
A-S(9)	AAA(sf)/AAAsf/Aa2(sf)	$54,926,000	24.250%	(7)	9.96	04/25 – 04/25	49.5%	12.5%
X-A	AAA(sf)/AAAsf/NR	$723,582,000(10)	N/A	Variable(11)	N/A	N/A	N/A	N/A
X-B	AAA(sf)/NR/NR	$151,642,000(12)	N/A	Variable(13)	N/A	N/A	N/A	N/A
B(9)	AA(low)(sf)/AA-sf/NR	$52,537,000	18.750%	(7)	9.96	04/25 – 04/25	53.1%	11.7%
C(9)	A(low)(sf)/A-sf/NR	$45,373,000	14.000%	(7)	9.96	04/25 – 04/25	56.2%	11.0%
PEX(9)	A(low)(sf)/A-sf/NR	$152,836,000	14.000%	(7)	9.96	04/25 – 04/25	56.2%	11.0%
D	BBB(low)(sf)/BBB-sf/NR	$53,732,000	8.375%	(7)	9.96	04/25 – 04/25	59.9%	10.4%
Non-Offered Certificates
X-E	AAA(sf)/BB-sf/NR	$22,686,000(14)	N/A	Variable(15)	N/A	N/A	N/A	N/A
X-F	AAA(sf)/B-sf/NR	$10,746,000(16)	N/A	Variable(17)	N/A	N/A	N/A	N/A
X-G	AAA(sf)/NR/NR	$46,568,153(18)	N/A	Variable(19)	N/A	N/A	N/A	N/A
A-5FL	AAA(sf)/AAAsf/Aaa(sf)(20)	$236,966,000(21)(22)	30.000%	LIBOR plus [ ](23)	9.79	01/25 – 04/25	45.7%	13.6%
A-5FX	AAA(sf)/AAAsf/Aaa(sf)(20)	$0(21)(22)	30.000%	(7)	9.79	01/25 – 04/25	45.7%	13.6%
E	BB(low)(sf)/BB-sf/NR	$22,686,000	6.000%	(7)	9.96	04/25 – 04/25	61.4%	10.1%
F	B(low)(sf)/B-sf/NR	$10,746,000	4.875%	(7)	9.96	04/25 – 04/25	62.2%	10.0%
G	NR/NR/NR	$46,568,153	0.000%	(7)	9.96	04/25 – 04/25	65.4%	9.5%

Notes:

(1)	The expected ratings presented are those of DBRS, Inc. (“DBRS”), Fitch Ratings, Inc. (“Fitch”) and Moody’s Investors Service, Inc. (“Moody’s”) which the depositor hired to rate the offered certificates. One or more other nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise, to rate or provide market reports and/or published commentary related to the offered certificates. We cannot assure you as to what ratings a non-hired nationally recognized statistical rating organization would assign or that its reports will not express differing, possibly negative, views of the mortgage loans and/or the offered certificates. The ratings of each class of offered certificates address the likelihood of the timely distribution of interest and, except in the case of the Class X-A and Class X-B certificates, the ultimate distribution of principal due on those classes on or before the Rated Final Distribution Date. See “Risk Factors—Risks Related to the Offered Certificates—Ratings of the Certificates Have Substantial Limitations” and “Ratings” in the free writing prospectus, dated April 14, 2015 (the “Free Writing Prospectus”). DBRS, Fitch and Moody’s have informed us that the “sf” designation in their ratings represents an identifier for structured finance product ratings.

(2)	The principal balances and notional amounts set forth in the table are approximate. The actual initial principal balances and notional amounts may be larger or smaller depending on the aggregate cut-off date principal balance of the mortgage loans definitively included in the pool of mortgage loans, which aggregate cut-off date principal balance may be as much as 5% larger or smaller than the amount presented in the Free Writing Prospectus.

(3)	The approximate initial credit support with respect to the Class A-1, A-2, A-3, A-4, A-5, A-5FL, A-5FX and A-SB Certificates represents the approximate credit enhancement for the Class A-1, A-2, A-3, A-4, A-5, A-5FL, A-5FX and A-SB Certificates in the aggregate. The percentage indicated under the column “Approx. Initial Credit Support” with respect to the Class C Certificates and the Class PEX Certificates represents the approximate credit support for the Class C regular interest, which will have an initial outstanding principal balance on the closing date of $45,373,000.

(4)	Weighted Average Lives and Expected Principal Windows are calculated based on an assumed prepayment rate of 0% CPR and the “Structuring Assumptions” described on Annex B to the Free Writing Prospectus.

(5)	The Certificate Principal to Value Ratio for each Class of Certificates (other than the Class A-1, A-2, A-3, A-4, A-5, A-5FL, A-5FX, A-SB and PEX Certificates) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of such Class of Certificates and all Classes of Principal Balance Certificates (other than the Class PEX Certificates) senior to such Class of Certificates and the denominator of which is the total initial Certificate Balance of all of the Principal Balance Certificates (other than the Class PEX Certificates). The Certificate Principal to Value Ratios for each of the Class A-1, A-2, A-3, A-4, A-5, A-5FL, A-5FX and A-SB Certificates are calculated in the aggregate for those Classes as if they were a single Class and is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans and (b) a fraction, the numerator of which is the total initial aggregate Certificate Balances of such Classes of Certificates and the denominator of which is the total initial Certificate Balance of all of the Principal Balance Certificates (other than the Class PEX Certificates). The Certificate Principal to Value Ratio of the Class PEX Certificates is equal to the Certificate Principal to Value Ratio of the Class C Certificates. In any event, however, excess mortgaged property value associated with a mortgage loan will not be available to offset losses on any other mortgage loan.

(6)	The Certificate Principal U/W NOI Debt Yield for each Class of Certificates (other than the Class A-1, A-2, A-3, A-4, A-5, A-5FL, A-5FX, A-SB and PEX Certificates) is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of all of the Classes of Principal Balance Certificates (other than the Class PEX Certificates) and the denominator of which is the total initial Certificate Balance for such Class of Certificates and all Classes of Principal Balance Certificates (other than the Class PEX Certificates) senior to such Class of Certificates. The Certificate Principal U/W NOI Debt Yield for each of the Class A-1, A-2, A-3, A-4, A-5, A-5FL, A-5FX and A-SB Certificates is calculated in the aggregate for those Classes as if they were a single Class and is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of all of the Classes of Principal Balance Certificates (other than the Class PEX Certificates) and the denominator of which is the total aggregate initial Certificate Balances for the Class A-1, A-2, A-3, A-4, A-5, A-5FL, A-5FX and A-SB Certificates. The Certificate Principal U/W NOI Debt Yield of the Class PEX Certificates is equal to the Certificate Principal U/W NOI Debt Yield for the Class C Certificates. In any event, however, cash flow from each mortgaged property supports only the related mortgage loan and will not be available to support any other mortgage loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3

Wells Fargo Commercial Mortgage Trust 2015-NXS1	Certificate Structure

(7)	The pass-through rates for the Class A-1, A-2, A-3, A-4, A-5, A-5FX, A-SB, D, E, F and G Certificates and the Class A-5FX, A-S, B and C regular interests in each case will be one of the following: (i) a fixed rate per annum, (ii) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis. The Class PEX Certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest distributable on the Class PEX Components. The pass-through rate for the Class A-S Certificates, the Class A-S regular interest and the Class PEX Component A-S will, at all times, be the same. The pass-through rate for the Class B Certificates, the Class B regular interest and the Class PEX Component B will, at all times, be the same. The pass-through rate for the Class C Certificates, the Class C regular interest and the Class PEX Component C will, at all times, be the same.

(8)	Represents the maximum initial principal balance of the Class A-5 certificates that will be issued on the closing date. The aggregate initial principal balance of the Class A-5, A-5FL and A-5FX certificates will be $236,966,000.

(9)	The Class A-S, B, C and PEX Certificates are “Exchangeable Certificates”. On the closing date, the upper-tier REMIC of the issuing entity will issue the Class A-S, B and C regular interests (each a “regular interest”) which will have outstanding principal balances on the closing date of $54,926,000, $52,537,000 and $45,373,000, respectively. The regular interests will be held in a grantor trust for the benefit of the holders of the Class A-S, B, C and PEX Certificates. The Class A-S, B, C and PEX Certificates will, at all times, represent undivided beneficial ownership interests in a grantor trust that will hold those regular interests. Each class of the Class A-S, B and C Certificates will, at all times, represent an undivided beneficial ownership interest in a percentage of the outstanding certificate principal balance of the regular interest with the same alphabetical class designation. The Class PEX Certificates will, at all times, represent an undivided beneficial ownership interest in the remaining percentages of the outstanding certificate principal balances of the Class A-S, B and C regular interests and which portions of those regular interests are referred to in this Term Sheet as, respectively, “Class PEX Component A-S”, “Class PEX Component B” and “Class PEX Component C” (collectively, the “Class PEX Components”). Following any exchange of Class A-S, B and C Certificates for Class PEX Certificates or any exchange of Class PEX Certificates for Class A-S, B and C Certificates as described in the Free Writing Prospectus, the percentage interest of the outstanding certificate principal balances of the Class A-S, B and C regular interest that is represented by the Class A-S, B, C and PEX Certificates will be increased or decreased accordingly. The initial certificate principal balance of each of the Class A-S, B and C Certificates shown in the table represents the maximum certificate principal balance of such class without giving effect to any exchange. The initial certificate principal balance of the Class PEX Certificates is equal to the aggregate of the initial certificate principal balance of the Class A-S, B and C Certificates and represents the maximum certificate principal balance of the Class PEX Certificates that could be issued in an exchange. The certificate principal balances of the Class A-S, B and C Certificates to be issued on the closing date will be reduced, in required proportions, by an amount equal to the certificate principal balance of the Class PEX Certificates issued on the closing date. Distributions and allocations of payments and losses with respect to the Exchangeable Certificates are described in this Term Sheet under “Allocations and Distributions on the Class A-S, B, C and PEX Certificates” and under “Description of the Offered Certificates—Distributions” in the Free Writing Prospectus. The maximum certificate principal balance of the Class PEX Certificates is set forth in the table but is not included in the certificate principal balance of the certificates set forth on the cover page of this Term Sheet or on the top of the cover page of the Free Writing Prospectus.

(10)	The Class X-A Certificates are notional amount certificates. The Notional Amount of the Class X-A Certificates will be equal to the aggregate principal balance of the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates and the Class A-5FX and A-S regular interests outstanding from time to time (without regard to any exchange of Class A-S, B and C Certificates for Class PEX Certificates). The Class X-A Certificates will not be entitled to distributions of principal.

(11)	The pass-through rate for the Class X-A Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates and the Class A-5FX and A-S regular interests for the related distribution date, weighted on the basis of their respective aggregate principal balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(12)	The Class X-B Certificates are notional amount certificates. The Notional Amount of the Class X-B Certificates will be equal to the aggregate principal balance of the Class B and C regular interests and the Class D Certificates outstanding from time to time. The Class X-B Certificates will not be entitled to distributions of principal.

(13)	The pass-through rate for the Class X-B Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class B and C regular interests and the Class D Certificates for the related distribution date, weighted on the basis of their respective aggregate principal balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(14)	The Class X-E Certificates are notional amount certificates. The Notional Amount of the Class X-E Certificates will be equal to the principal balance of the Class E Certificates outstanding from time to time. The Class X-E Certificates will not be entitled to distributions of principal.

(15)	The pass-through rate for the Class X-E Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class E Certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(16)	The Class X-F Certificates are notional amount certificates. The Notional Amount of the Class X-F Certificates will be equal to the principal balance of the Class F Certificates outstanding from time to time. The Class X-F Certificates will not be entitled to distributions of principal.

(17)	The pass-through rate for the Class X-F Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class F Certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(18)	The Class X-G Certificates are notional amount certificates. The Notional Amount of the Class X-G Certificates will be equal to the principal balance of the Class G Certificates outstanding from time to time. The Class X-G Certificates will not be entitled to distributions of principal.

(19)	The pass-through rate for the Class X-G Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class G Certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(20)	The ratings assigned to the Class A-5FL Certificates reflect only the receipt of up to the fixed rate of interest at a rate equal to the pass-through rate for the Class A-5FX Regular Interest. The ratings of DBRS, Fitch and Moody’s do not address any shortfalls or delays in payment that investors in the Class A-5FL Certificates may experience as a result of the conversion of the pass-through rate on Class A-5FL Certificates from a floating interest rate to a fixed rate. See “Ratings” in the Private Placement Memorandum.

(21)	Represents the maximum initial principal balance of the Class A-5FL certificates that will be issued on the closing date. The aggregate initial principal balance of the Class A-5, A-5FL and A-5FX certificates will be $236,966,000. The aggregate principal balance of the Class A-5FL and A-5FX certificates will at all times equal the principal balance of the Class A-5FX regular interest. The principal balance of the Class A-5FX certificates will initially be $0. The maximum initial principal balance of the Class A-5FX regular interest is $236,966,000.

(22)	The Class A-5FL Certificates will evidence a beneficial interest in a grantor trust that includes the Class A-5FX regular interest and an interest rate swap contract. Under some circumstances, holders of the Class A-5FL Certificates may exchange all or a portion of their certificates for a like principal amount of Class A-5FX Certificates having the same pass-through rate as the Class A-5FX Regular Interest. The aggregate principal balance of the Class A-5FL Certificates may be adjusted from time to time as a result of such an exchange.

(23)	The pass-through rate applicable to the Class A-5FL Certificates on each distribution date will be a per annum rate equal to LIBOR plus a specified percentage; provided, however, that under certain circumstances (generally involving a default or termination under the related interest rate swap contract), the pass-through rate applicable to the Class A-5FL Certificates may convert to a fixed rate equal to the pass-through rate on the Class A-5FX Regular Interest. The initial LIBOR rate will be determined two LIBOR business days prior to the Closing Date, and subsequent LIBOR rates for the Class A-5FL Certificates will be determined two LIBOR business days before the start of the related interest accrual period.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

4

Wells Fargo Commercial Mortgage Trust 2015-NXS1	Issue Characteristics

II.	Transaction Highlights

Mortgage Loan Sellers:

Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Cut-off Date Pool Balance
Natixis Real Estate Capital LLC	45	70	$634,062,904	66.4%
Wells Fargo Bank, National Association	23	23	321,161,250	33.6
Total	68	93	$955,224,154	100.0%

Loan Pool:

Cut-off Date Balance:	$955,224,154
Number of Mortgage Loans:	68
Average Cut-off Date Balance per Mortgage Loan:	$14,047,414
Number of Mortgaged Properties:	93
Average Cut-off Date Balance per Mortgaged Property(1):	$10,271,227
Weighted Average Mortgage Interest Rate:	4.133%
Ten Largest Mortgage Loans as % of Cut-off Date Pool Balance:	44.8%
Weighted Average Original Term to Maturity or ARD (months):	109
Weighted Average Remaining Term to Maturity or ARD (months):	106
Weighted Average Original Amortization Term (months)(2):	353
Weighted Average Remaining Amortization Term (months)(2):	352
Weighted Average Seasoning (months):	3

(1)	Information regarding mortgage loans secured by multiple properties is based on an allocation according to relative appraised values or the allocated loan amounts or property-specific release prices set forth in the related loan documents or such other allocation as the related mortgage loan seller deemed appropriate.
(2)	Excludes any mortgage loan that does not amortize.

Credit Statistics:

Weighted Average U/W Net Cash Flow DSCR(1):	1.65x
Weighted Average U/W Net Operating Income Debt Yield(1):	9.5%
Weighted Average Cut-off Date Loan-to-Value Ratio(1):	65.4%
Weighted Average Balloon or ARD Loan-to-Value Ratio(1):	57.7%
% of Mortgage Loans with Additional Subordinate Debt(2):	3.7%
% of Mortgage Loans with Single Tenants(3):	35.9%

(1)	With respect to the Patriots Park mortgage loan, the Eastgate One Phases I-VII & XII mortgage loan, the Stanford Research Park mortgage loan, the Eastgate Two Phases VIII-X mortgage loan, the 100 West 57th Street mortgage loan, the 760 & 800 Westchester Avenue mortgage loan, the Hotel Andra mortgage loan and the Gateway Portfolio mortgage loan (collectively, the “Pari Passu Mortgage Loans”), each of which is part of a pari passu loan combination, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) (unless otherwise stated). Debt service coverage ratio, debt yield and loan-to-value ratio information takes no account of subordinate debt (whether or not secured by the related mortgaged property), if any, that is allowed under the terms of any mortgage loan. See Annex A-1 and Annex B to the Free Writing Prospectus.
(2)	The percentage figure expressed as “% of Mortgage Loans with Additional Subordinate Debt” is determined as a percentage of cut-off date principal balance and does not take into account future subordinate debt (whether or not secured by the mortgaged property), if any, that may be permitted under the terms of any mortgage loan or the Pooling and Servicing Agreement. See “Description of the Mortgage Pool—Subordinate and/or Other Financing” in the Free Writing Prospectus.
(3)	Excludes mortgage loans that are secured by multiple single tenant properties and includes mortgage loans secured by multiple single tenant properties where each property is occupied by the same tenant or tenants that are affiliates of one another.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

5

Wells Fargo Commercial Mortgage Trust 2015-NXS1	Issue Characteristics

Loan Structural Features:

Amortization: Based on the Cut-off Date Pool Balance, 75.4% of the mortgage pool (61 mortgage loans) has scheduled amortization, as follows:

43.7% (24 mortgage loans) provides for an interest-only period followed by an amortization period; and

31.7% (37 mortgage loans) requires amortization during the entire loan term.

Interest-Only: Based on the Cut-off Date Pool Balance, 24.6% of the mortgage pool (seven mortgage loans) provides for interest-only payments during the entire loan term. The Weighted Average Cut-off Date Loan-to-Value Ratio and Weighted Average U/W Net Cash Flow DSCR for those mortgage loans are 64.1% and 1.98x, respectively.

Hard Lockboxes: Based on the Cut-off Date Pool Balance, 76.8% of the mortgage pool (43 mortgage loans) has hard lockboxes in place.

Reserves: The mortgage loans require amounts to be escrowed monthly as follows (excluding any mortgage loans with springing provisions):

Real Estate Taxes:	71.6% of the pool
Insurance:	50.5% of the pool
Capital Replacements:	81.5% of the pool
TI/LC:	33.3% of the pool(1)

(1)	The percentage of Cut-off Date Balance for mortgage loans with TI/LC reserves is based on the aggregate principal balance allocable to loans that include retail, office, industrial and mixed use properties.

Call Protection/Defeasance: Based on the Cut-off Date Pool Balance, the mortgage pool had the following call protection and defeasance features:

69.1% of the mortgage pool (60 mortgage loans) features a lockout period, then defeasance only until an open period;

12.8% of the mortgage pool (two mortgage loans) features no lockout period, but requires the greater of a prepayment premium or yield maintenance, then the greater of a prepayment premium or yield maintenance or defeasance until an open period;

9.4% of the mortgage pool (two mortgage loans) features a lockout period, then the greater of a prepayment premium or yield maintenance, then the greater of a prepayment premium or yield maintenance or defeasance until an open period;

7.2% of the mortgage pool (three mortgage loans) features a lockout period, then the greater of a prepayment premium or yield maintenance or defeasance until an open period;

1.5% of the mortgage pool (one mortgage loan) features a lockout period, then the greater of a prepayment premium or yield maintenance until an open period;

Please refer to Annex A-1 to the Free Writing Prospectus for further information regarding individual loan call protection.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

6

Wells Fargo Commercial Mortgage Trust 2015-NXS1	Issue Characteristics

III.	Issue Characteristics

Securities Offered:	$875,224,000 approximate monthly pay, multi-class, commercial mortgage REMIC pass-through certificates consisting of thirteen classes (Classes A-1, A-2, A-3, A-4, A-5, A-SB, A-S, B, C, D, PEX, X-A and X-B), which are offered pursuant to a registration statement filed with the SEC.

Mortgage Loan Sellers:	Natixis Real Estate Capital LLC (“Natixis”) and Wells Fargo Bank, National Association (“WFB”).

Sole Lead Bookrunning Manager:	Wells Fargo Securities, LLC

Co-Managers:	Barclays Capital Inc. and Natixis Securities Americas LLC

Rating Agencies:	DBRS, Inc., Fitch Ratings, Inc. and Moody’s Investors Service, Inc.

Master Servicer:	Wells Fargo Bank, National Association

Special Servicer:	Rialto Capital Advisors, LLC

Certificate Administrator:	Wells Fargo Bank, National Association

Trustee:	Wilmington Trust, National Association

Trust Advisor:	Trimont Real Estate Advisors, Inc.

Initial Majority Subordinate Certificateholder:	RREF II CMBS AIV, LP or another affiliate of Rialto Capital Advisors, LLC

Cut-off Date:	The Cut-off Date with respect to each mortgage loan is the due date for the monthly debt service payment that is due in April 2015 (or, in the case of any mortgage loan that has its first due date in May 2015, the date that would have been its due date in April 2015 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).

Expected Closing Date:	On or about April 29, 2015.

Determination Dates:	The 11th day of each month (or if that day is not a business day, the next succeeding business day), commencing in May 2015.

Distribution Dates:	The fourth business day following the Determination Date in each month, commencing in May 2015.

Rated Final Distribution Date:	The Distribution Date in May 2048.

Interest Accrual Period:	With respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.

Day Count:	The Offered Certificates will accrue interest on a 30/360 basis.

Minimum Denominations:	$10,000 for each Class of Offered Certificates (other than the Class X-A and X-B Certificates) and $1,000,000 for the Class X-A and X-B Certificates. Investments may also be made in any whole dollar denomination in excess of the applicable minimum denomination.

Clean-up Call:	1%

Delivery:	DTC, Euroclear and Clearstream Banking

ERISA/SMMEA Status:	Each Class of Offered Certificates is expected to be eligible for exemptive relief under ERISA. No Class of Offered Certificates will be SMMEA eligible.

Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “RISK FACTORS” SECTION OF THE FREE WRITING PROSPECTUS.

Bond Analytics Information:	The Certificate Administrator will be authorized to make distribution date settlements, CREFC® reports and certain supplemental reports (other than confidential information) available to certain financial modeling and data provision services, including Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., Markit Group Limited, Interactive Data Corp., BlackRock Financial Management, Inc and CMBS.com, Inc.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7

Wells Fargo Commercial Mortgage Trust 2015-NXS1	Characteristics of the Mortgage Pool

IV.	Characteristics of the Mortgage Pool(1)

A.	Ten Largest Mortgage Loans

Mortgage Loan Seller	Mortgage Loan Name	City	State	Number of Mortgage Loans / Mortgaged Properties	Mortgage Loan Cut-off Date Balance ($)	% of Cut-off Date Pool Balance (%)	Property Type	Number of SF or Rooms	Cut-off Date Balance Per SF or Room ($)	Cut-off Date LTV Ratio (%)	Balloon or ARD LTV Ratio (%)	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)
Natixis	Patriots Park	Reston	VA	1 / 1	$95,000,000	9.9%	Office	723,667	$297	66.8%	66.8%	2.18x	8.2%
WFB	Eastgate One Phases I-VII & XII	San Diego	CA	1 / 1	50,000,000	5.2	Office	860,513	145	48.3	43.6	1.79	11.0
Natixis	Stanford Research Park	Palo Alto	CA	1 / 1	50,000,000	5.2	Office	129,678	667	62.7	62.7	1.95	9.4
Natixis	Mayfair in the Grove	Coconut Grove	FL	1 / 1	40,698,105	4.3	Mixed Use	278,455	146	70.2	56.2	1.53	9.8
WFB	Eastgate Two Phases VIII-X	San Diego	CA	1 / 1	40,000,000	4.2	Office	530,436	189	56.2	50.8	1.66	10.1
Natixis	100 West 57th Street	New York	NY	1 / 1	35,000,000	3.7	Other	25,125	7,164	60.0	60.0	1.00	2.3
Natixis	760 & 800 Westchester Avenue	Rye Brook	NY	1 / 1	35,000,000	3.7	Office	561,513	178	66.2	60.9	1.31	8.7
Natixis	Best Western Premier Herald Square	New York	NY	1 / 1	29,722,830	3.1	Hospitality	94	316,200	63.5	52.6	1.76	12.3
Natixis	45 Waterview Boulevard	Parsippany	NJ	1 / 1	26,800,000	2.8	Office	106,680	251	67.0	67.0	2.34	8.7
Natixis	Hotel Valencia	San Antonio	TX	1 / 1	26,000,000	2.7	Hospitality	213	122,066	66.8	60.8	1.73	12.2
Top Three Total/Weighted Average				3 / 3	$195,000,000	20.4%				61.0%	59.8%	2.02x	9.2%
Top Five Total/Weighted Average				5 / 5	$275,698,105	28.9%				61.7%	58.0%	1.90x	9.4%
Top Ten Total/Weighted Average				10 / 10	$428,220,935	44.8%				62.7%	58.7%	1.78x	9.1%
Non-Top Ten Total/Weighted Average				58 / 83	$527,003,219	55.2%				67.5%	56.8%	1.54x	9.8%
(1)	With respect to the Pari Passu Mortgage Loans, each of which is part of a pari passu loan combination, Cut-off Date Balance per square foot, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) (unless otherwise stated). With respect to each Mortgage Loan, debt service coverage ratio, debt yield and loan-to-value ratio information takes no account of subordinate debt (whether or not secured by the related mortgaged property), if any, that is allowed under the terms of any mortgage loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

8

Wells Fargo Commercial Mortgage Trust 2015-NXS1	Characteristics of the Mortgage Pool

B. Summary of Pari Passu Split Loan Structures

Property Name	Mortgage Loan Seller	Related Notes in Loan Group (Original Balance)	Holder of Note	Lead Servicer for the Entire Loan Combination	Current Master Servicer Under Related Securitization Servicing Agreement	Current Special Servicer Under Related Securitization Servicing Agreement
Patriots Park	Natixis	$95,000,000	WFCM 2015-NXS1	Yes	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC
	Natixis	$94,070,000	(1)	No	TBD	TBD
	Natixis	$26,000,000	COMM 2015-CCRE22	No	Wells Fargo Bank, National Association	LNR Partners, LLC
Eastgate One Phases I-VII & XII	WFB	$75,000,000	(2)	Yes(3)	TBD	TBD
	WFB	$50,000,000	WFCM 2015-NXS1	No(3)	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC
Stanford Research Park	Natixis	$50,000,000	WFCM 2015-NXS1	Yes	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC
	Natixis	$36,500,000	(4)	No	TBD	TBD
Eastgate Two Phases VIII-X	WFB	$60,000,000	(5)	Yes(6)	TBD	TBD
	WFB	$40,000,000	WFCM 2015-NXS1	No(6)	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC
100 West 57th Street	Natixis	$45,000,000	(7)	Yes(8)	TBD	TBD
	Natixis	$60,000,000	COMM 2015-CCRE22	No(8)	Wells Fargo Bank, National Association	LNR Partners, LLC
	Natixis	$40,000,000	COMM 2015-DC1	No(8)	KeyBank National Association	Rialto Capital Advisors, LLC
	Natixis	$35,000,000	WFCM 2015-NXS1	No(8)	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC
760 & 800 Westchester Avenue	Natixis	$35,000,000	WFCM 2015-NXS1	Yes	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC
	Natixis	$33,000,000	(9)	No	TBD	TBD
	Natixis	$32,000,000	COMM 2015-DC1	No	KeyBank National Association	Rialto Capital Advisors, LLC
Hotel Andra	Natixis	$24,000,000	WFCM 2015-NXS1	Yes	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC
	Natixis	$14,000,000	(10)	No	TBD	TBD
Gateway Portfolio	Natixis	$24,000,000	(11)	Yes(12)	TBD	TBD
	Natixis	$14,420,000	WFCM 2015-NXS1	No(12)	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC

(1)	The related pari passu companion loan Note A-2 is currently held by Natixis or an affiliate and is expected to be contributed to a future securitization. No assurance can be provided that the Note A-2 will not be split further.
(2)	The related pari passu companion loan Note A-1 is currently held by Wells Fargo and is expected to be contributed to a future securitization. No assurance can be provided that the Note A-1 will not be split further.
(3)	The Eastgate One Phases I-VII & XII loan combination is initially expected to be serviced under the WFCM 2015-NXS1 pooling and servicing agreement until the securitization of the related pari passu companion loan, after which the Eastgate One Phases I-VII & XII loan combination will be serviced under the pooling and servicing agreement related to the securitization of the related pari passu companion loan. The master servicer and special servicer under the latter pooling and servicing agreement will be identified in a notice, report or statement to holders of the WFCM 2015-NXS1 certificates after the securitization of the related pari passu companion loan.
(4)	The related pari passu companion loan Note A-2 is currently held by Natixis or an affiliate and is expected to be contributed to a future securitization. No assurance can be provided that the Note A-2 will not be split further.
(5)	The related pari passu companion loan Note A-1 is currently held by Wells Fargo and is expected to be contributed to a future securitization. No assurance can be provided that the Note A-1 will not be split further.
(6)	The Eastgate Two Phases VIII-X loan combination is initially expected to be serviced under the WFCM 2015-NXS1 pooling and servicing agreement until the securitization of the related pari passu companion loan, after which the Eastgate Two Phases VIII-X loan combination will be serviced under the pooling and servicing agreement related to the securitization of the related pari passu companion loan. The master servicer and special servicer under the latter pooling and servicing agreement will be identified in a notice, report or statement to holders of the WFCM 2015-NXS1 certificates after the securitization of the related pari passu companion loan.
(7)	The related pari passu companion loan Note A-1 is currently held by Natixis or an affiliate and is expected to be contributed to a future securitization. No assurance can be provided that the Note A-1 will not be split further.
(8)	The 100 West 57th Street loan combination will be serviced under the COMM 2015-DC1 pooling and servicing agreement until the securitization of the related controlling pari passu companion loan (evidenced by Note A-1), after which the 100 West 57th Street loan combination will be serviced under the pooling and servicing agreement related to the securitization of the related controlling pari passu companion loan. The master servicer and special servicer under the latter pooling and servicing agreement will be identified in a notice, report or statement to holders of the WFCM 2015-NXS1 certificates after the securitization of the related controlling pari passu companion loan.
(9)	The related pari passu companion loan Note A-2 is currently held by Natixis or an affiliate and is expected to be contributed to a future securitization. No assurance can be provided that the Note A-2 will not be split further.
(10)	The related pari passu companion loan Note A-2 is currently held by Natixis or an affiliate and is expected to be contributed to a future securitization. No assurance can be provided that the Note A-2 will not be split further.
(11)	The related pari passu companion loan Note A-1 is currently held by Natixis or an affiliate and is expected to be contributed to a future securitization. No assurance can be provided that the Note A-1 will not be split further.
(12)	The Gateway Portfolio loan combination is initially expected to be serviced under the WFCM 2015-NXS1 pooling and servicing agreement until the securitization of the related pari passu companion loan, after which the Gateway Portfolio loan combination will be serviced under the pooling and servicing agreement related to the securitization of the related pari passu companion loan. The master servicer and special servicer under the latter pooling and servicing agreement will be identified in a notice, report or statement to holders of the WFCM 2015-NXS1 certificates after the securitization of the related pari passu companion loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

9

Wells Fargo Commercial Mortgage Trust 2015-NXS1	Characteristics of the Mortgage Pool

C.	Mortgage Loans with Additional Secured and Mezzanine Financing

Loan No.	Mortgage Loan Seller	Mortgage Loan Name	Mortgage Loan Cut-off Date Balance ($)	% of Cut-off Date Balance (%)	Sub Debt Cut-off Date Balance ($)	Mezzanine Debt Cut-off Date Balance ($)	Total Debt Interest Rate (%)(1)	Mortgage Loan U/W NCF DSCR (x)(2)	Total Debt U/W NCF DSCR (x)	Mortgage Loan Cut- off Date U/W NOI Debt Yield (%)(2)	Total Debt Cut-off Date U/W NOI Debt Yield (%)	Mortgage Loan Cut-off Date LTV Ratio (%)(2)	Total Debt Cut-off Date LTV Ratio (%)
7	Natixis	760 & 800 Westchester Avenue	$35,000,000	3.7%	$0	$10,000,000	5.278%	1.31x	1.09x	8.7%	7.9%	66.2%	72.8%
Total/Weighted Average			$35,000,000	3.7%	$0	$10,000,000	5.278%	1.31x	1.09x	8.7%	7.9%	66.2%	72.8%
(1)	Total Debt Interest Rate for any specified mortgage loan reflects the weighted average of the interest rates on the respective components of the total debt.
(2)	With respect to the 760 & 800 Westchester Avenue mortgage loan, which is part of a loan combination, debt service coverage ratio, debt yield and loan-to-value ratio calculations include the related pari passu companion loans.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

10

Wells Fargo Commercial Mortgage Trust 2015-NXS1	Characteristics of the Mortgage Pool

D.	Previous Securitization History(1)

Loan No.	Mortgage Loan Seller	Mortgage Loan or Mortgaged Property Name	City	State	Property Type	Mortgage Loan or Mortgaged Property Cut- off Date Balance ($)	% of Cut- off Date Pool Balance (%)	Previous Securitization
10	Natixis	Hotel Valencia	San Antonio	TX	Hospitality	26,000,000	2.7%	CSFB 2005-C5
12	WFB	Southern Palms	Tempe	AZ	Retail	24,350,000	2.5	CSFB 2005-C6
13	Natixis	Hotel Andra	Seattle	WA	Hospitality	24,000,000	2.5	CSMC 2006-C5
18	Natixis	Whole Foods Cupertino	Cupertino	CA	Retail	19,250,000	2.0	LBUBS 2008-C1
20	WFB	Naperville Plaza Shopping Center	Naperville	IL	Retail	16,000,000	1.7	MSC 2005-HQ6
21	WFB	Enchanted Woods	Federal Way	WA	Multifamily	15,600,000	1.6	JPMCC 2005-LDP2
22	WFB	Doheny Village Center	Capistrano Beach	CA	Retail	15,500,000	1.6	GECMC 2005-C3
24.04	Natixis	Ballantyne	Charlotte	NC	Retail	880,100	0.1	BACM 2006-3
24.05	Natixis	Wilmington	Wilmington	NC	Retail	876,371	0.1	BACM 2006-3
24.06	Natixis	Matthews	Charlotte	NC	Retail	872,642	0.1	BACM 2006-3
24.07	Natixis	Columbine	Littleton	CO	Retail	611,595	0.1	BACM 2006-3
24.08	Natixis	DTC	Centennial	CO	Retail	611,595	0.1	BACM 2006-3
24.09	Natixis	Mt. Pleasant	Mt. Pleasant	SC	Retail	604,137	0.1	BACM 2006-3
24.10	Natixis	Broomfield	Broomfield	CO	Retail	596,678	0.1	BACM 2006-3
24.11	Natixis	Ken Caryl	Littleton	CO	Retail	596,678	0.1	BACM 2006-3
24.12	Natixis	Surfside	Surfside	SC	Retail	578,032	0.1	BACM 2006-3
24.13	Natixis	Mauldin	Mauldin	SC	Retail	574,303	0.1	BACM 2006-3
24.14	Natixis	Charleston	Charleston	SC	Retail	574,303	0.1	BACM 2006-3
24.15	Natixis	Greenville	Greenville	SC	Retail	574,303	0.1	BACM 2006-3
24.16	Natixis	Summerville	Summerville	SC	Retail	574,303	0.1	BACM 2006-3
24.17	Natixis	Northeast	Columbia	SC	Retail	$570,574	0.1	BACM 2006-3
24.18	Natixis	Harbinson	Columbia	SC	Retail	563,115	0.1	BACM 2006-3
24.19	Natixis	Myrtle Beach	Myrtle Beach	SC	Retail	559,386	0.1	BACM 2006-3
24.20	Natixis	Lexington	Lexington	SC	Retail	555,657	0.1	BACM 2006-3
24.21	Natixis	Smoky Hill	Aurora	CO	Retail	495,989	0.1	BACM 2006-3
32	WFB	Homewood Suites Woodlands	Shenandoah	TX	Hospitality	9,300,000	1.0	JPMCC 2006-LDP9
34	WFB	Lambert Palm Industrial	La Habra	CA	Industrial	8,350,000	0.9	BACM 2005-2
35	Natixis	Town Hall Commons	Morrisville	NC	Office	8,000,000	0.8	LBUBS 2005-C2
45	WFB	Towncentre Professional	Brentwood	CA	Office	6,000,000	0.6	MSC 2005-T19
47	Natixis	Centennial Plaza	North Las Vegas	NV	Retail	5,850,000	0.6	BACM 2006-3
54	WFB	Ross Dress for Less - Burbank	Burbank	CA	Retail	4,250,000	0.4	BSCMS 2005-PWR8
57	Natixis	Walgreen - Faribault, MN	Faribault	MN	Retail	3,725,573	0.4	LBUBS 2007-C2

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

11

Wells Fargo Commercial Mortgage Trust 2015-NXS1	Characteristics of the Mortgage Pool

60	Natixis	961 Highway 20 and 81	McDonough	GA	Retail	3,130,595	0.3	WBCMT 2005-C16
62	Natixis	1550 Kennesaw Due West Road	Kennesaw	GA	Retail	2,587,695	0.3	WBCMT 2005-C16
64	Natixis	202 Scuffletown Road	Simpsonville	SC	Retail	2,429,349	0.3	WBCMT 2004-C15
	Total					$205,592,973	21.5%
(1)	The table above represents the most recent securitization with respect to the mortgaged property securing the related mortgage loan, based on information provided by the related borrower or obtained through searches of a third-party database. While the above mortgage loans may have been securitized multiple times in prior transactions, mortgage loans are only listed in the above chart if the mortgage loan in this securitization paid off a mortgage loan in another securitization. The information has not otherwise been confirmed by the mortgage loan sellers.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

12

Wells Fargo Commercial Mortgage Trust 2015-NXS1	Characteristics of the Mortgage Pool

E.	Mortgage Loans with Scheduled Balloon Payments and Related Classes

Class A-2(1)

Loan No.	Mortgage Loan Seller	Mortgage Loan Name	State	Property Type	Mortgage Loan Cut-off Date Balance ($)	% of Cut-off Date Pool Balance (%)	Mortgage Loan Balance at Maturity ($)	% of Class A-2 Certificate Principal Balance (%)(2)	SF or Units	Loan per SF/Units ($)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	Cut-off Date LTV Ratio (%)	Balloon or ARD LTV Ratio (%)	Rem. IO Period (mos.)	Rem. Term to Maturity (mos.)
1	Natixis	Patriots Park	VA	Office	$95,000,000	9.9%	$95,000,000	57.8%	723,667	$297	2.18	x	8.2%	66.8%	66.8%	54	54
6	Natixis	100 West 57th Street	NY	Other	35,000,000	3.7	35,000,000	21.3	25,125	7,164	1.00		2.3	60.0	60.0	55	55
9	Natixis	45 Waterview Boulevard	NJ	Office	26,800,000	2.8	26,800,000	16.3	106,680	251	2.34		8.7	67.0	67.0	55	55
58	Natixis	The Glen Apartments	AZ	Multifamily	3,589,982	0.4	3,291,986	2.0	129	27,829	1.62		10.7	70.4	64.5	0	58
Total/Weighted Average					$160,389,982	16.8%	$160,091,986	97.5%			1.94	x	7.1%	65.4%	65.3%	53	54

(1)	The table above presents the mortgage loan(s) whose balloon payments would be applied to pay down the principal balance of the Class A-2 Certificates, assuming a 0% CPR and applying the “Structuring Assumptions” described in the Free Writing Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments prior to maturity (or, in the case of an ARD loan, its anticipated repayment date), defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date (or, in the case of an ARD loan, its anticipated repayment date). Each Class of Certificates, including the Class A-2 Certificates, evidences undivided ownership interests in the entire pool of mortgage loans. Debt service coverage ratio, debt yield and loan-to-value ratio information takes no account of subordinate debt (whether or not secured by the mortgaged property), if any, that is allowed under the terms of any mortgage loan. See Annex A-1 to the Free Writing Prospectus.
(2)	Reflects the percentage equal to the Mortgage Loan Balance at Maturity divided by the initial Class A-2 Certificate Principal Balance.

Class A-3(1)

Loan No.	Mortgage Loan Seller	Mortgage Loan Name	State	Property Type	Mortgage Loan Cut-off Date Balance ($)	% of Cut-off Date Pool Balance (%)	Mortgage Loan Balance at Maturity ($)	% of Class A-3 Certificate Principal Balance (%)(2)	SF or Units	Loan per SF/Units ($)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	Cut-off Date LTV Ratio (%)	Balloon or ARD LTV Ratio (%)	Rem. IO Period (mos.)	Rem. Term to Maturity (mos.)
21	WFB	Enchanted Woods	WA	Multifamily	$15,600,000	1.6%	$15,600,000	75.0%	217	$71,889	2.21	x	9.5%	59.8%	59.8%	84	84
46	WFB	Hill Road Plaza	OH	Retail	6,000,000	0.6	5,190,459	25.0	90,040	67	1.69		10.8	71.4	61.8	0	84
Total/Weighted Average					$21,600,000	2.3%	$20,790,459	100.0%			2.07	x	9.9%	63.0%	60.4%	61	84

(1)	The table above presents the mortgage loan(s) whose balloon payments would be applied to pay down the principal balance of the Class A-3 Certificates, assuming a 0% CPR and applying the “Structuring Assumptions” described in the Free Writing Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments prior to maturity (or, in the case of an ARD loan, its anticipated repayment date), defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date (or, in the case of an ARD loan, its anticipated repayment date). Each Class of Certificates, including the Class A-3 Certificates, evidences undivided ownership interests in the entire pool of mortgage loans. Debt service coverage ratio, debt yield and loan-to-value ratio information takes no account of subordinate debt (whether or not secured by the mortgaged property), if any, that is allowed under the terms of any mortgage loan. See Annex A-1 to the Free Writing Prospectus.
(2)	Reflects the percentage equal to the Mortgage Loan Balance at Maturity divided by the initial Class A-3 Certificate Principal Balance.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

13

Wells Fargo Commercial Mortgage Trust 2015-NXS1	Characteristics of the Mortgage Pool

F.	Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut- off Date Balance ($)	% of Cut-off Date Balance (%)	Weighted Average Cut-off Date LTV Ratio (%)	Weighted Average Balloon or ARD LTV Ratio (%)	Weighted Average U/W NCF DSCR (x)	Weighted Average U/W NOI Debt Yield (%)	Weighted Average U/W NCF Debt Yield (%)	Weighted Average Mortgage Rate (%)
Office	22	$464,685,341	48.6%	64.8%	59.3%	1.76x	9.5%	8.9%	4.143%
Suburban	13	395,403,372	41.4	64.4	60.0	1.80	9.3	8.8	4.071
CBD	2	30,677,500	3.2	69.1	60.4	1.43	9.5	8.8	4.376
Medical	6	29,243,950	3.1	66.4	51.9	1.53	10.9	10.5	4.857
Single Tenant	1	9,360,519	1.0	60.8	48.8	1.88	11.5	11.0	4.180
Retail	48	211,532,437	22.1	66.0	55.1	1.48	9.3	8.8	4.176
Anchored	8	111,506,250	11.7	65.3	54.5	1.47	9.6	8.9	4.042
Single Tenant	36	81,376,187	8.5	67.2	55.5	1.38	8.6	8.3	4.366
Unanchored	2	15,250,000	1.6	68.4	61.6	1.87	10.0	9.2	4.152
Shadow Anchored	2	3,400,000	0.4	48.2	38.4	2.31	14.3	13.4	4.105
Hospitality	5	95,412,465	10.0	66.7	58.0	1.73	11.9	10.6	4.457
Full Service	2	50,000,000	5.2	68.0	61.9	1.72	11.5	10.0	4.141
Limited Service	3	45,412,465	4.8	65.3	53.6	1.74	12.3	11.2	4.805
Mixed Use	3	71,116,902	7.4	65.9	52.6	1.71	10.6	9.9	4.097
Office/Retail	2	63,666,902	6.7	65.2	52.1	1.74	10.8	10.1	4.094
Retail/Office	1	7,450,000	0.8	72.0	57.4	1.40	8.8	8.1	4.120
Other	2	49,625,000	5.2	64.4	60.6	1.09	3.8	3.8	2.776
Leased Fee	2	49,625,000	5.2	64.4	60.6	1.09	3.8	3.8	2.776
Multifamily	10	44,761,161	4.7	67.7	60.6	1.72	9.7	9.3	4.658
Garden	5	31,839,169	3.3	66.0	60.4	1.85	9.8	9.3	4.437
Mid Rise	5	12,921,992	1.4	71.9	61.1	1.40	9.5	9.3	5.204
Industrial	3	18,090,848	1.9	59.8	49.6	1.54	10.1	9.1	4.246
Warehouse	2	9,740,848	1.0	69.1	55.7	1.54	10.1	9.2	4.354
Flex	1	8,350,000	0.9	49.0	42.5	1.54	10.1	9.0	4.120
Total/Weighted Average	93	$955,224,154	100.0%	65.4%	57.7%	1.65x	9.5%	8.9%	4.133%

(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or such other allocation as the related mortgage loan seller deemed appropriate). With respect to the Pari Passu Mortgage Loans, each of which is part of a pari passu loan combination, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) (unless otherwise stated). Debt service coverage ratio, debt yield and loan-to-value ratio information takes no account of subordinate debt (whether or not secured by the related mortgaged property) that is allowed under the terms of any mortgage loan. See Annex A-1 to the Free Writing Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

14

Wells Fargo Commercial Mortgage Trust 2015-NXS1	Characteristics of the Mortgage Pool

G.	Geographic Distribution(1)(2)

Location(3)	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Cut-off Date Balance (%)	Weighted Average Cut- off Date LTV Ratio (%)	Weighted Average Balloon or ARD LTV Ratio (%)	Weighted Average U/W NCF DSCR (x)	Weighted Average U/W NOI Debt Yield (%)	Weighted Average U/W NCF Debt Yield (%)	Weighted Average Mortgage Rate (%)
California	14	$285,479,316	29.9%	59.8%	54.0%	1.69x	9.8%	9.2%	4.101%
Southern	9	178,379,316	18.7	55.7	48.7	1.70	10.4	9.6	3.931
Northern	5	107,100,000	11.2	66.6	62.8	1.68	8.8	8.6	4.383
New York	4	103,722,830	10.9	63.6	58.4	1.33	7.5	7.0	3.922
Virginia	1	95,000,000	9.9	66.8	66.8	2.18	8.2	8.1	3.658
Texas	12	94,848,225	9.9	70.1	60.9	1.53	10.3	9.1	4.308
Florida	3	57,341,931	6.0	70.8	56.8	1.53	10.1	9.3	4.327
Other(4)	59	318,831,852	33.4	68.1	57.3	1.62	9.9	9.3	4.286
Total/Weighted Average	93	$955,224,154	100.0%	65.4%	57.7%	1.65x	9.5%	8.9%	4.133%
(1)	The Mortgaged Properties are located in 23 states.
(2)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or such other allocation as the related mortgage loan seller deemed appropriate). With respect to the Pari Passu Mortgage Loans, each of which is part of a pari passu loan combination, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) (unless otherwise stated). Debt service coverage ratio, debt yield and loan-to-value ratio information takes no account of subordinate debt (whether or not secured by the related mortgaged property), if any, that is allowed under the terms of any mortgage loan. See Annex A-1 to the Free Writing Prospectus.
(3)	For purposes of determining whether a mortgaged property is in Northern California or Southern California, Northern California includes areas with zip codes above 93600 and Southern California includes areas with zip codes of 93600 and below.
(4)	Includes 18 other states.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

15

Wells Fargo Commercial Mortgage Trust 2015-NXS1	Characteristics of the Mortgage Pool

H.	Characteristics of the Mortgage Pool(1)

CUT-OFF DATE BALANCE

Range of Cut-off Date Balances ($)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
1,600,000 - 2,000,000	3	$5,390,405	0.6%
2,000,001 - 3,000,000	5	12,427,229	1.3
3,000,001 - 4,000,000	5	17,901,011	1.9
4,000,001 - 5,000,000	8	36,152,189	3.8
5,000,001 - 6,000,000	3	17,850,000	1.9
6,000,001 - 7,000,000	7	45,384,831	4.8
7,000,001 - 8,000,000	3	22,550,000	2.4
8,000,001 - 9,000,000	1	8,350,000	0.9
9,000,001 - 10,000,000	4	37,188,897	3.9
10,000,001 - 15,000,000	7	84,946,486	8.9
15,000,001 - 20,000,000	6	102,100,000	10.7
20,000,001 - 30,000,000	9	219,285,000	23.0
30,000,001 - 50,000,000	6	250,698,105	26.2
50,000,001 - 95,000,000	1	95,000,000	9.9
Total:	68	$955,224,154	100.0%
Average:	$14,047,414

UNDERWRITTEN NOI DEBT SERVICE COVERAGE RATIO

Range of U/W NOI DSCRs (x)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
1.00 – 1.20	1	$35,000,000	3.7%
1.21 - 1.30	9	50,973,849	5.3
1.31 - 1.40	4	59,496,653	6.2
1.41 - 1.50	9	118,142,999	12.4
1.51 - 1.60	9	95,670,165	10.0
1.61 - 1.70	11	121,995,782	12.8
1.71 - 1.80	6	45,692,558	4.8
1.81 - 1.90	5	77,150,000	8.1
1.91 - 2.00	4	139,083,349	14.6
2.01 - 2.25	5	160,368,798	16.8
2.26 - 2.50	3	44,200,000	4.6
2.51 - 2.75	1	1,600,000	0.2
2.76 - 2.90	1	5,850,000	0.6
Total:	68	$955,224,154	100.0%
Weighted Average:	1.75x

UNDERWRITTEN NCF DEBT SERVICE COVERAGE RATIO

Range of U/W NCF DSCRs (x)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
1.00 – 1.20	1	$35,000,000	3.7%
1.21 - 1.30	11	60,845,503	6.4
1.31 - 1.40	12	173,177,218	18.1
1.41 - 1.50	9	121,831,289	12.8
1.51 - 1.60	12	105,204,272	11.0
1.61 - 1.70	8	84,063,726	8.8
1.71 - 1.80	4	129,722,830	13.6
1.81 - 1.90	2	18,660,519	2.0
1.91 - 2.00	2	57,100,000	6.0
2.01 - 2.25	4	135,368,798	14.2
2.26 - 2.50	2	28,400,000	3.0
2.51 - 2.67	1	5,850,000	0.6
Total:	68	$955,224,154	100.0%
Weighted Average:	1.65x

LOAN PURPOSE

Loan Purpose	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
Refinance	41	$544,795,807	57.0%
Acquisition	27	410,428,346	43.0
Total:	68	$955,224,154	100.0%

MORTGAGE RATE

Range of Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
2.307 - 3.500	1	$35,000,000	3.7%
3.501 - 3.750	2	121,800,000	12.8
3.751 - 4.000	9	202,943,798	21.2
4.001 - 4.250	25	258,620,418	27.1
4.251 - 4.500	11	118,803,768	12.4
4.501 - 4.750	8	144,974,871	15.2
4.751 - 5.000	5	39,860,875	4.2
5.001 - 5.250	1	4,848,974	0.5
5.251 - 5.500	5	26,332,433	2.8
5.501 - 5.510	1	2,039,016	0.2
Total:	68	$955,224,154	100.0%
Weighted Average:	4.133%

UNDERWRITTEN NOI DEBT YIELD

Range of U/W NOI Debt Yields (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
2.3 - 8.0	11	$102,285,406	10.7%
8.1 - 9.0	13	290,285,097	30.4
9.1 - 10.0	15	215,745,729	22.6
10.1 - 11.0	16	203,887,244	21.3
11.1 - 12.0	5	29,779,050	3.1
12.1 - 13.0	5	93,841,628	9.8
13.1 - 14.0	2	17,800,000	1.9
14.1 - 14.9	1	1,600,000	0.2
Total:	68	$955,224,154	100.0%
Weighted Average:	9.5%

UNDERWRITTEN NCF DEBT YIELD

Range of U/W NCF Debt Yields (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
2.3 - 8.0	17	$194,785,406	20.4%
8.1 - 9.0	14	319,056,573	33.4
9.1 - 10.0	21	282,486,315	29.6
10.1 - 11.0	7	60,054,685	6.3
11.1 - 12.0	6	79,441,175	8.3
12.1 - 13.0	2	17,800,000	1.9
13.1 - 14.0	1	1,600,000	0.2
Total:	68	$955,224,154	100.0%
Weighted Average:	8.9%

(1)	With respect to the Pari Passu Mortgage Loans, each of which is part of a pari passu loan combination, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) (unless otherwise stated). Debt service coverage ratio, debt yield and loan-to-value ratio information takes no account of subordinate debt (whether or not secured by the related mortgaged property), if any, that is allowed under the terms of any mortgage loan. See Annex A-1 to the Free Writing Prospectus. Prepayment provisions for each mortgage loan reflects the entire life of the loan (from origination to maturity or ARD).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

16

Wells Fargo Commercial Mortgage Trust 2015-NXS1	Characteristics of the Mortgage Pool

ORIGINAL TERM TO MATURITY OR ARD

Original Terms to Maturity or ARD (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
60	4	$160,389,982	16.8%
84	2	21,600,000	2.3
120	61	723,234,172	75.7
127	1	50,000,000	5.2
Total:	68	$955,224,154	100.0%
Weighted Average:	109 months

REMAINING TERM TO MATURITY OR ARD

Range of Remaining Terms to Maturity or ARD (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
54 - 60	4	$160,389,982	16.8%
61 - 84	2	21,600,000	2.3
85 - 120	62	773,234,172	80.9
Total:	68	$955,224,154	100.0%
Weighted Average:	106 months

ORIGINAL AMORTIZATION TERM(2)

Range of Original Amortization Terms (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
Interest-Only	7	$235,350,000	24.6%
180	1	16,000,000	1.7
181 - 240	1	9,128,379	1.0
241 - 300	3	18,996,485	2.0
301 - 360	56	675,749,290	70.7
Total:	68	$955,224,154	100.0%
Weighted Average(3):	353 months

(2)	The original amortization term shown for any mortgage loan that is interest-only for part of its term does not include the number of months in its interest-only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.
(3)	Excludes the non-amortizing mortgage loans.

REMAINING AMORTIZATION TERM(4)

Range of Remaining Amortization Terms (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
Interest-Only	7	$235,350,000	24.6%
180	1	16,000,000	1.7
181 - 240	1	9,128,379	1.0
241 - 300	3	18,996,485	2.0
301 - 360	56	675,749,290	70.7
Total:	68	$955,224,154	100.0%
Weighted Average(5):	352 months

(4)	The remaining amortization term shown for any mortgage loan that is interest-only for part of its term does not include the number of months in its interest-only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.
(5)	Excludes the non-amortizing mortgage loans.

LOCKBOXES

Type of Lockbox	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
Hard	43	$733,407,945	76.8%
Springing	15	128,126,232	13.4
Soft	7	59,939,976	6.3
None	3	33,750,000	3.5
Total:	68	$955,224,154	100.0%

PREPAYMENT PROVISION SUMMARY

Prepayment Provision	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
Lockout/Defeasance/Open	60	$659,846,418	69.1%
GTR YM or 1%/GTR YM or 1% or Defeasance/Open	2	121,800,000	12.8
Lockout/ GTR YM or 1%/GTR YM or 1% or Defeasance/ Open	2	90,000,000	9.4
Lockout/GTR YM or 1% or Defeasance/Open	3	69,250,000	7.2
Lockout/GTR YM or 1%/Open	1	14,327,736	1.5
Total:	68	$955,224,154	100.0%

CUT-OFF DATE LOAN-TO-VALUE RATIO

Range of Cut-off Date LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
38.6 - 45.0	1	$4,250,000	0.4%
45.1 - 55.0	5	77,750,000	8.1
55.1 - 60.0	7	138,598,147	14.5
60.1 - 65.0	9	120,936,615	12.7
65.1 - 70.0	22	338,472,561	35.4
70.1 - 75.0	22	242,586,830	25.4
75.1 - 77.5	2	32,630,000	3.4
Total:	68	$955,224,154	100.0%
Weighted Average:	65.4%

BALLOON OR ARD LOAN-TO-VALUE RATIO

Range of Balloon LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
19.2 - 35.0	1	$16,000,000	1.7%
35.1 - 40.0	3	7,650,000	0.8
40.1 - 45.0	5	92,876,526	9.7
45.1 - 50.0	1	9,360,519	1.0
50.1 - 55.0	13	141,030,750	14.8
55.1 - 60.0	20	228,113,746	23.9
60.1 - 65.0	19	277,012,613	29.0
65.1 - 70.0	5	163,680,000	17.1
70.1 - 70.4	1	19,500,000	2.0
Total:	68	$955,224,154	100.0%
Weighted Average:	57.7%

AMORTIZATION TYPE

Type of Amortization	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
Interest-only, Amortizing Balloon	23	$398,168,750	41.7%
Amortizing Balloon	30	273,044,998	28.6
Interest-only, ARD	3	156,800,000	16.4
Interest-only, Balloon	4	78,550,000	8.2
Amortizing ARD	7	29,410,406	3.1
Interest-only, Amortizing ARD	1	19,250,000	2.0
Total:	68	$955,224,154	100.0%

ORIGINAL TERM OF INTEREST-ONLY PERIOD FOR PARTIAL IO LOANS

IO Term (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
12	1	$11,400,000	1.2%
18	1	14,625,000	1.5
24	6	64,907,500	6.8
36	5	72,486,250	7.6
60	11	254,000,000	26.6
Total:	24	$417,418,750	43.7%
Weighted Average:	47 months

SEASONING

Seasoning (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Cut-off Date Balance
0	25	$358,281,250	37.5%
1	6	93,036,538	9.7
2	9	64,685,198	6.8
3	8	84,295,808	8.8
4	4	30,294,427	3.2
5	7	118,726,697	12.4
6	1	95,000,000	9.9
7 - 13	8	110,904,237	11.6
Total:	68	955,224,154	100.0%
Weighted Average:	3 months

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Wells Fargo Commercial Mortgage Trust 2015-NXS1	Certain Terms and Conditions

V.	Certain Terms and Conditions

Interest Entitlements:	The interest entitlement of each Class of Offered Certificates on each Distribution Date generally will be the interest accrued during the related Interest Accrual Period on the related Certificate Principal Balance or Notional Amount at the related pass-through rate, net of any prepayment interest shortfalls allocated to that Class for such Distribution Date as described below. If prepayment interest shortfalls arise from voluntary prepayments (without Special Servicer consent) on particular non-specially serviced mortgage loans during any collection period, the Master Servicer is required to make a compensating interest payment to offset those shortfalls, generally up to an amount equal to the portion of its master servicing fees that accrue at one basis point per annum. The remaining amount of prepayment interest shortfalls will be allocated to reduce the interest entitlement on all Classes of Certificates (other than the Class X-A, X-B, X-E, X-F and X-G Certificates), pro rata, based on their respective amounts of accrued interest for the related Distribution Date (except with respect to the allocation among the Class A-S, B, C and PEX Certificates as described below under “Allocations and Distributions on the Class A-S, B, C and PEX Certificates”). If a Class receives less than the entirety of its interest entitlement on any Distribution Date, then the shortfall, excluding any shortfall due to prepayment interest shortfalls, will be added to its interest entitlement for the next succeeding Distribution Date. Interest entitlements on the Class E and D Certificates and the Class C and B regular interests, in that order, may be reduced by certain Trust Advisor expenses (subject to the discussion below under “Allocations and Distributions on the Class A-S, B, C and PEX Certificates”).

Principal Distribution Amount:	The Principal Distribution Amount for each Distribution Date generally will be the aggregate amount of principal received or advanced in respect of the mortgage loans, net of any non-recoverable advances and interest thereon that are reimbursed to the Master Servicer, the Special Servicer or the Trustee during the related collection period. Non-recoverable advances and interest thereon are reimbursable from principal collections and advances before reimbursement from other amounts. The Principal Distribution Amount may also be reduced, with a corresponding loss, to the Class E and D Certificates and the Class C, B and A-S regular interests, then to the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates and Class A-5FX regular interest (with any losses on the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates and Class A-5FX regular interest allocated pro rata according to their respective Certificate Principal Balances immediately prior to that Distribution Date), in that order, in connection with certain Trust Advisor expenses to the extent that interest entitlements on the Class B and C regular interests and the Class D and E Certificates are insufficient to absorb the effect of the expense on any particular Distribution Date. For a discussion on the allocation of amounts distributable in respect of the Class A-S, B and C regular interests, see “Allocations and Distributions on the Class A-S, B, C and PEX Certificates” below.

Distributions:	On each Distribution Date, funds available for distribution from the mortgage loans, net of specified trust fees, expenses and reimbursements will generally be distributed in the following amounts and order of priority (in each case to the extent of remaining available funds):

1. Class A-1, A-2, A-3, A-4, A-5, A-SB, X-A, X-B, X-E, X-F and X-G Certificates and Class A-5FX regular interest: To interest on the Class A-1, A-2, A-3, A-4, A-5, A-SB, X-A, X-B, X-E, X-F and X-G Certificates and the Class A-5FX regular interest, pro rata, according to their respective interest entitlements.

2. Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates and Class A-5FX regular interest: To principal on the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates and the Class A-5FX regular interest in the following amounts and order of priority: (i) first, to principal on the Class A-SB Certificates, in an amount up to the Principal Distribution Amount for such Distribution Date until their Certificate Principal Balance is reduced to the Class A-SB Planned Principal Balance for such Distribution Date; (ii) second, to principal on the Class A-1 Certificates until their Certificate Principal Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; (iii) third, to principal on the Class A-2 Certificates until their Certificate Principal Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; (iv) fourth, to principal on the Class A-3 Certificates until their Certificate Principal Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; (v) fifth, to principal on the Class A-4 Certificates until their Certificate Principal Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; (vi) sixth, on a pro rata basis, to principal on the Class A-5 Certificates and the Class A-5FX regular interest until their respective Certificate Principal Balances are reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; and (vii) seventh, to principal on the Class A-SB Certificates until their Certificate Principal Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date. However,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Wells Fargo Commercial Mortgage Trust 2015-NXS1	Certain Terms and Conditions

if the Certificate Principal Balance of each and every Class of Principal Balance Certificates, other than the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates and the Class A-5FX regular interest, has been reduced to zero as a result of the allocation of Mortgage Loan losses and expenses and any of the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates and Class A-5FX regular interest remains outstanding, then the Principal Distribution Amount will be distributed on the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates and the Class A-5FX regular interest, pro rata, based on their respective outstanding Certificate Principal Balances, until their Certificate Principal Balances have been reduced to zero.

3. Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates and Class A-5FX regular interest: To reimburse the holders of the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates and the Class A-5FX regular interest, pro rata, for any previously unreimbursed losses (other than certain Trust Advisor expenses) on the mortgage loans that were previously allocated in reduction of the Certificate Principal Balances of such Classes.

4.    Class A-S regular interest: To make distributions on the Class A-S regular interest as follows: (a) first, to interest on the Class A-S regular interest in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates and the Class A-5FX regular interest), to principal on the Class A-S regular interest until its principal balance is reduced to zero; and (c) next, to reimburse the holders of the Class A-S regular interest for any previously unreimbursed losses (other than certain Trust Advisor expenses) on the mortgage loans that were previously allocated to that Class in reduction of its principal balance.

5.    Class B regular interest: To make distributions on the Class B regular interest as follows: (a) first, to interest on the Class B regular interest in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates and the Class A-5FX and A-S regular interests), to principal on the Class B regular interest until its principal balance is reduced to zero; and (c) next, to reimburse the holders of the Class B regular interest for any previously unreimbursed losses (other than certain Trust Advisor expenses) on the mortgage loans that were previously allocated to that Class in reduction of its principal balance.

6.    Class C regular interest: To make distributions on the Class C regular interest as follows: (a) first, to interest on the Class C regular interest in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates and the Class A-5FX, A-S and B regular interests), to principal on the Class C regular interest until its principal balance is reduced to zero; and (c) next, to reimburse the holders of the Class C regular interest for any previously unreimbursed losses (other than certain Trust Advisor expenses) on the mortgage loans that were previously allocated to that Class in reduction of its principal balance.

7.    Class D Certificates:  To make distributions on the Class D Certificates as follows:  (a) first, to interest on the Class D Certificates in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates and the Class A-5FX, A-S, B and C regular interests), to principal on the Class D Certificates until its principal balance is reduced to zero; and (c) next, to reimburse the holders of the Class D Certificates for any previously unreimbursed losses (other than certain Trust Advisor expenses) on the mortgage loans that were previously allocated to that Class in reduction of its principal balance.

8. After the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates, the Class A-5FX, A-S, B and C regular interests and the Class D Certificates are paid all amounts to which they are entitled, the remaining funds available for distribution will be used to pay interest, principal and loss reimbursement amounts (other than certain Trust Advisor expenses) on the Class E, F and G Certificates sequentially in that order in a manner analogous to the Class D Certificates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Wells Fargo Commercial Mortgage Trust 2015-NXS1	Certain Terms and Conditions

Allocations and Distributions on the Class A-S, B, C and PEX Certificates:

On the closing date, the upper-tier REMIC of the issuing entity will issue the Class A-S, Class B and Class C regular interests (each a “regular interest”) which will have outstanding principal balances on the closing date of $54,926,000, $52,537,000 and $45,373,000, respectively. The regular interests will be held in a grantor trust for the benefit of the holders of the Class A-S, B, C and PEX Certificates. The Class A-S, B, C and PEX Certificates will, at all times, represent undivided beneficial ownership interests in a grantor trust that will hold those regular interests. Each class of the Class A-S, B and C Certificates will, at all times, represent an undivided beneficial ownership interest in a percentage of the outstanding principal balance of the regular interest with the same alphabetical class designation. The Class PEX Certificates will, at all times, represent an undivided beneficial ownership interest in the remaining percentages of the outstanding principal balances of the Class A-S, B and C regular interests and which percentage interests are referred to in this Term Sheet as, respectively, “Class PEX Component A-S”, “Class PEX Component B” and “Class PEX Component C” (collectively, the “Class PEX Components”).

Interest, principal, prepayment premiums, yield maintenance charges and voting rights that are allocated to the Class A-S, B or C regular interest will be distributed or allocated, as applicable, as between the Class A-S, B or C Certificates, as applicable, on the one hand, and Class PEX Component A-S, Class PEX Component B or Class PEX Component C, as applicable (and correspondingly, the Class PEX Certificates), on the other hand, pro rata, based on their respective percentage interests in the Class A-S, Class B or Class C regular interest, as applicable. In addition, any losses (including, without limitation, as a result of Trust Advisor expenses) that are allocated to the Class A-S, Class B or Class C regular interest will correspondingly be allocated as between the Class A-S, B or C Certificates, as applicable, on the one hand, and Class PEX Component A-S, Class PEX Component B or Class PEX Component C, as applicable (and correspondingly, the Class PEX Certificates), on the other hand, pro rata, based on their respective percentage interests in the Class A-S, Class B or Class C regular interest, as applicable. For a complete description of the allocations and distributions with respect to the Class A-S regular interest, the Class B regular interest and the Class C regular interest (and correspondingly the Class A-S, B, C and PEX Certificates and the Class PEX Component A-S, Class PEX Component B and Class PEX Component C), see “Description of the Offered Certificates” in the Free Writing Prospectus. See “Material Federal Income Tax Consequences” in the Free Writing Prospectus for a discussion of the tax treatment of the Exchangeable Certificates.

Exchanging Certificates through Combination and Recombination:	If you own Class A-S, B and C Certificates, you will be able to exchange them for a proportionate interest in the Class PEX Certificates, and vice versa, as described in the Free Writing Prospectus. You can exchange your Exchangeable Certificates by notifying the Certificate Administrator. If Exchangeable Certificates are outstanding and held by certificateholders, those certificates will receive principal and interest that would otherwise have been payable on the same proportion of certificates exchanged therefor if those certificates were outstanding and held by certificateholders. Any such allocations of principal and interest between classes of Exchangeable Certificates will have no effect on the principal or interest entitlements of any other class of certificates. The Free Writing Prospectus describes the available combinations of Exchangeable Certificates eligible for exchange.

Allocation of Yield Maintenance and Prepayment Premiums:	If any yield maintenance charge or prepayment premium is collected during any particular collection period with respect to any mortgage loan, then on the distribution date corresponding to that collection period, the certificate administrator will pay that yield maintenance charge or prepayment premium (net of liquidation fees payable therefrom) in the following manner: (1) to each of the Class A-1, A-2, A-3, A-4, A-5, A-SB and D Certificates and Class A-5FX, A-S, B and C regular interests, the product of (a) such yield maintenance charge or prepayment premium, (b) the related Base Interest Fraction (as defined in the Free Writing Prospectus) for such class or regular interest, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such class or regular interest for that distribution date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates (other than the Class A-5FX and A-5FL Certificates and the Exchangeable Certificates) and the Class A-5FX, A-S, B and C regular interests for that distribution date, and (2) to the Class X-A Certificates, the excess, if any, of (a) the product of (i) such yield maintenance charge or prepayment premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-1, A-2, A-3, A-4, A-5, A-SB Certificates and Class A-5FX and A-S regular interest for that distribution date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates (other than the Class A-5FX and A-5FL Certificates and the Exchangeable Certificates) and the Class A-5FX, A-S, B and C regular interests for that distribution date, over (b) the amount of such yield maintenance charge or prepayment premium distributed to the Class A-1, A-2, A-3, A-4, A-5, A-SB Certificates and Class A-5FX and A-S regular interests as described above, and (3) to the Class X-B Certificates, any remaining such yield maintenance charge or prepayment premium not distributed as described above. No prepayment premiums or yield maintenance charges will be distributed to the holders of the Class X-E, X-F, X-G, E, F, G, V or R Certificates. For a description of when prepayment premiums and yield maintenance charges are generally required on the mortgage loans, see Annex A-1 to the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Wells Fargo Commercial Mortgage Trust 2015-NXS1	Certain Terms and Conditions

Free Writing Prospectus. See also “Risk Factors—Prepayments and Repurchases of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield” in the prospectus attached to the Free Writing Prospectus. Prepayment premiums and yield maintenance charges will be distributed on each Distribution Date only to the extent they are actually received on the mortgage loans as of the related Determination Date.

Realized Losses:

The Certificate Principal Balances of the Class A-1, A-2, A-3, A-4, A-5, A-SB, D, E, F and G Certificates, and the Class A-5FX, A-S, B and C regular interests will be reduced without distribution on any Distribution Date as a write-off to the extent of any losses realized on the mortgage loans allocated to such Class or regular interest on such Distribution Date. Such losses (other than certain Trust Advisor expenses) will be applied in the following order, in each case until the related Certificate Principal Balance is reduced to zero: first, to Class G; second, to Class F; third, to Class E; fourth, to Class D; fifth, to the Class C regular interest; sixth, to the Class B regular interest; seventh, to the Class A-S regular interest; and, finally, pro rata, to Classes A-1, A-2, A-3, A-4, A-5 and A-SB Certificates and the Class A-5FX regular interest based on their outstanding Certificate Principal Balances. Certain Trust Advisor expenses (if not absorbed by reductions of interest entitlements on the Class E and D Certificates and the Class C and B regular interests) will be applied as write-offs in a similar manner, except that such write-offs will be applied only to the Class E and D Certificates, the Class C, B and A-S regular interests, and the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates and the Class A-5FX regular interest (with any write-offs on the Class A-1, A-2, A-3, A-4, A-5 and A-SB Certificates and the Class A-5FX regular interest to be allocated pro rata according to their respective Certificate Principal Balances immediately prior to that Distribution Date), in that order. Any realized losses allocated to the Class A-S, B and C regular interests will, in turn, be allocated to the Class A-S, B, C and PEX Certificates as described above in “Allocations and Distributions on the Class A-S, B, C and PEX Certificates”.

The notional amount of the Class X-A Certificates will be reduced by the amount of all losses that are allocated to the Class A-1, A-2, A-3, A-4, A-5 or A-SB Certificates or the Class A-5FX or A-S regular interest as write-offs in reduction of their Certificate Principal Balances. The notional amount of the Class X-B Certificates will be reduced by the amount of all losses that are allocated to the Class B and C regular interests and the Class D Certificates as write-offs in reduction of their Certificate Principal Balances. The notional amount of the Class X-E Certificates will be reduced by the amount of all losses that are allocated to the Class E Certificates as write-offs in reduction of its Certificate Principal Balance. The notional amount of the Class X-F Certificates will be reduced by the amount of all losses that are allocated to the Class F Certificates as write-offs in reduction of its Certificate Principal Balance. The notional amount of the Class X-G Certificates will be reduced by the amount of all losses that are allocated to the Class G Certificates as write-offs in reduction of its Certificate Principal Balance.

Debt Service Advances:	The Master Servicer or, if the Master Servicer fails to do so, the Trustee, will be obligated to advance delinquent debt service payments (other than balloon payments and default interest) and assumed debt service payments on the mortgage loans (including each pari passu mortgage loan but not its related pari passu companion loans), except to the extent any such advance is deemed non-recoverable from collections on the related mortgage loan. In addition, if an Appraisal Reduction Amount exists for a given mortgage loan, the interest portion of any debt service advance for such mortgage loan will be reduced, which will have the effect of reducing the amount of interest available for distribution to the Certificates in reverse alphabetical order of their Class designations (except that interest payments on the Class A-1, A-2, A-3, A-4, A-5, A-SB, X-A, X-B, X-E, X-F and X-G Certificates and the Class A-5FX regular interest would be affected on a pari passu basis).

Servicing Advances:	The Master Servicer or, if the Master Servicer fails to do so, the Trustee, will be obligated to make servicing advances with respect to each mortgage loan it services, including the payment of delinquent property taxes, insurance premiums and ground rent, except to the extent that those advances are deemed non-recoverable from collections on the related mortgage loan. Prior to the securitization of the 100 West 57th Street controlling pari passu companion loan, the master servicer under the COMM 2015-DC1 securitization will have the primary obligation to make any servicing advances with respect to the 100 West 57th Street loan combination. After the securitization of the 100 West 57th Street controlling pari passu companion loan, the master servicer under that securitization will have the primary obligation to make any servicing advances with respect to the 100 West 57th Street loan combination. Prior to the securitization of the Eastgate One Phases I-VII & XII pari passu companion loan, the Eastgate Two Phases VIII-X pari passu companion loan and the Gateway Portfolio pari passu companion loan, the master servicer under the WFCM 2015-NXS1 securitization is expected to have the primary obligation to make any servicing advances with respect to the Eastgate One Phases I-VII & XII loan combination, the Eastgate Two Phases VIII-X loan combination and the Gateway Portfolio loan combination. After

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Wells Fargo Commercial Mortgage Trust 2015-NXS1	Certain Terms and Conditions

the securitization of the Eastgate One Phases I-VII & XII pari passu companion loan, the Eastgate Two Phases VIII-X pari passu companion loan and the Gateway Portfolio pari passu companion loan, the master servicer under such related securitization will have the primary obligation to make any servicing advances with respect to the Eastgate One Phases I-VII & XII loan combination, the Eastgate Two Phases VIII-X loan combination and the Gateway Portfolio loan combination. The master servicer under the WFCM 2015-NXS1 securitization will have the primary obligation to make any servicing advances with respect to the Patriots Park loan combination, the Stanford Research Park loan combination, the 760 & 800 Westchester Avenue loan combination and the Hotel Andra loan combination.

Appraisal Reduction Amounts:

An Appraisal Reduction Amount generally will be created in the amount, if any, by which the principal balance of a required appraisal loan (which is a mortgage loan with respect to which certain defaults, modifications or insolvency events have occurred as further described in the Free Writing Prospectus) plus other amounts overdue or advanced in connection with such mortgage loan exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to the mortgage loan.

A mortgage loan will cease to be a required appraisal loan when the same has ceased to be a specially serviced mortgage loan (if applicable), has been brought current for at least three consecutive months and no other circumstances exist that would cause such mortgage loan to be a required appraisal loan.

Appraisal Reduction Amounts will affect the amount of debt service advances on the related mortgage loan. Appraisal Reduction Amounts will also be taken into account in the determination of the identity of the Class whose majority constitutes the “majority subordinate certificateholder” and is entitled to appoint the subordinate class representative.

Clean-Up Call and Exchange Termination:

On each Distribution Date occurring after the aggregate unpaid principal balance of the mortgage loans is reduced below 1% of the initial aggregate principal balance of the mortgage loans as of the Cut-off Date, certain specified persons will have the option to purchase all of the remaining mortgage loans (and the trust’s interest in all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Free Writing Prospectus. Exercise of the option will terminate the trust and retire the then-outstanding certificates.

If the aggregate Certificate Principal Balances of each of the Class A-1, A-2, A-3, A-4, A-5, A-SB, PEX and D Certificates and the Class A-5FX, A-S, B and C regular interests have been reduced to zero, the trust may also be terminated in connection with an exchange of all the then-outstanding certificates, for the mortgage loans and REO properties then remaining in the issuing entity, but all of the holders of those Classes of outstanding certificates would have to voluntarily participate in the exchange.

Liquidation Loan Waterfall:	Following the liquidation of any loan or property, the net liquidation proceeds generally will be applied (after reimbursement of advances and certain trust fund expenses), first, as a recovery of accrued interest, other than delinquent interest that was not advanced as a result of Appraisal Reduction Amounts, second, as a recovery of principal until all principal has been recovered, and then as a recovery of delinquent interest that was not advanced as a result of Appraisal Reduction Amounts. Please see “Description of the Offered Certificates—Distributions—Application of Mortgage Loan Collections” in the Free Writing Prospectus.

Majority Subordinate Certificateholder and Subordinate Class Representative:	A subordinate class representative may be appointed by the “majority subordinate certificate-holder”, which will be the holder(s) of a majority of: (a) during a “subordinate control period”, the most subordinate class among the Class F and G Certificates that has a Certificate Principal Balance, as notionally reduced by any Appraisal Reduction Amounts allocable to that class, that is at least equal to 25% of its total initial principal balance and (b) during a “collective consultation period”, the most subordinate class among the Class F and G Certificates that has a total principal balance, without regard to Appraisal Reduction Amounts, that is at least equal to 25% of its initial Certificate Principal Balance. The majority subordinate certificateholder will have a continuing right to appoint, remove or replace the subordinate class representative in its sole discretion. This right may be exercised at any time and from time to time. See “Servicing of the Mortgage Loans and Administration of the Trust Fund—The Majority Subordinate Certificateholder and the Subordinate Class Representative” in the Free Writing Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Wells Fargo Commercial Mortgage Trust 2015-NXS1	Certain Terms and Conditions

Control and Consultation:

The rights of various parties to replace the Special Servicer and approve or consult with respect to major actions of the Special Servicer will vary according to defined periods. A “subordinate control period” will exist as long as the Class F Certificates have a Certificate Principal Balance, net of any Appraisal Reduction Amounts allocable to that class, that is not less than 25% of the initial principal balance of that class (unless a senior consultation period is deemed to occur generally or with respect to a particular mortgage loan, pursuant to clause (ii) of the definition of “senior consultation period”). In general, during a subordinate control period, (i) the subordinate class representative will be entitled to grant or withhold approval of asset status reports prepared, and material servicing actions proposed, by the Special Servicer, and (ii) the majority subordinate certificateholder, or the subordinate class representative on its behalf, will be entitled to terminate and replace the Special Servicer with or without cause, and appoint itself or another person as the successor special servicer (other than with respect to the Eastgate One Phases I-VII & XII loan combination, the Eastgate Two Phases VIII-X loan combination, the 100 West 57th Street loan combination and the Gateway Portfolio loan combination). It will be a condition to such appointment that DBRS, Fitch and Moody’s confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of certificates. A “collective consultation period” will exist as long as the Class F Certificates have a Certificate Principal Balance that both (i) as notionally reduced by any Appraisal Reduction Amounts allocable to that class, is less than 25% of its initial principal balance and (ii) without regard to any Appraisal Reduction Amounts allocable to that class, is 25% or more of its initial Certificate Principal Balance (unless a senior consultation period is deemed to occur generally or with respect to a particular mortgage loan, pursuant to clause (ii) of the definition of “senior consultation period”). In general, during a collective consultation period, the Special Servicer will be required to consult with the Trust Advisor (in addition to the subordinate class representative, during a collective consultation period) in connection with asset status reports and material special servicing actions. A “senior consultation period” will exist as long as either (i) the Class F certificates have an aggregate principal balance, without regard to any Appraisal Reduction Amounts allocable to that class, that is less than 25% of its initial principal balance or (ii) during such time as the Class F certificates are the most subordinate class of control-eligible certificates that have a then outstanding principal balance, net of Appraisal Reduction Amounts, at least equal to 25% of its initial principal balance, the then-majority subordinate certificateholder has irrevocably waived its right to appoint a subordinate class representative and to exercise any of the rights of the majority subordinate certificateholder or cause the exercise of the rights of the subordinate class representative and such rights have not been reinstated to a successor majority subordinate certificateholder as set forth in the pooling and servicing agreement. In general, during a senior consultation period, the Special Servicer must seek to consult with the Trust Advisor in connection with asset status reports and material special servicing actions, and, in general, no subordinate class representative will be recognized or have any right to terminate the Special Servicer or approve, direct or consult with respect to servicing matters. With respect to the Patriots Park mortgage loan, the Stanford Research Park mortgage loan, the 760 & 800 Westchester Avenue mortgage loan and the Hotel Andra mortgage loan, the rights of the subordinate class representative described above will be subject to the consultation rights of the holder of the related pari passu companion loans as described under “Loan Combinations” below.

Notwithstanding any contrary description set forth above, with respect to the Patriots Park mortgage loan, the Stanford Research Park mortgage loan, the 760 & 800 Westchester Avenue mortgage loan and the Hotel Andra mortgage loan, during the existence of a subordinate control period or collective consultation period, each holder of a pari passu companion loan in the related loan combination (including any subordinate class representative or special servicer under any securitization of such pari passu companion loan) will have consultation rights with respect to asset status reports and material special servicing actions involving the related loan combination, as provided for in the related intercreditor agreement and as described in the Free Writing Prospectus, and those rights will be in addition to the rights of the subordinate class representative in this transaction described above.

In addition, notwithstanding any contrary description set forth above, with respect to the 100 West 57th Street mortgage loan, in general the related loan combination will be serviced (i) prior to the securitization of the related controlling pari passu companion loan, under the COMM 2015-DC1 pooling and servicing agreement, and (ii) after the securitization of the related controlling pari passu companion loan, under the pooling and servicing agreement related to that securitization, each of which pooling and servicing agreements grants, or is expected to grant, to the related subordinate class representative control rights that include the right to approve or disapprove various material servicing actions involving the related loan combination but the subordinate class representative for this securitization will nonetheless have the right to be consulted on a non-binding basis with respect to such actions. For purposes of the servicing of the 100 West 57th Street loan combination, the occurrence and continuance of a collective consultation period or senior consultation period with respect to the subordinate class representative under this securitization will not limit the control or other rights of the subordinate class representative designated under the COMM 2015-DC1 securitization or the subordinate class

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

23

Wells Fargo Commercial Mortgage Trust 2015-NXS1	Certain Terms and Conditions

representative designated under the securitization of the related controlling pari passu companion loan. The subordinate class representative with respect to this securitization will have such consultation rights for so long as the holder of the controlling pari passu companion loan (or the subordinate class representative under any securitization of such companion loan) has control or consultation rights with respect to such material servicing actions.

Also, notwithstanding any contrary description set forth above, with respect to the Eastgate One Phases I-VII & XII mortgage loan, the Eastgate Two Phases VIII-X mortgage loan and the Gateway Portfolio mortgage loan, in general (a) for as long as the loan combination is serviced under the pooling and servicing agreement for this securitization, the initial holder of the related pari passu companion loan will have control rights that include the right to approve or disapprove various material servicing actions involving the loan combination and the subordinate class representative for this securitization will have the right to be consulted on a non-binding basis with respect to such actions, and (b) in connection with any securitization of the related pari passu companion loan, after which the loan combination will be serviced under the pooling and servicing agreement for that other securitization, that pooling and servicing agreement may grant to a subordinate or controlling class representative or other third party control rights that include the right to approve or disapprove various material servicing actions involving the loan combination but the subordinate class representative for this securitization will nonetheless have the right to be consulted on a non-binding basis with respect to such actions. For purposes of the servicing of the Eastgate One Phases I-VII & XII mortgage loan, the Eastgate Two Phases VIII-X mortgage loan and the Gateway Portfolio mortgage loan, as applicable, the occurrence and continuance of a collective consultation period or senior consultation period with respect to the subordinate class representative under this securitization will not limit the control or other rights of the initial holder of the pari passu companion loan or of a subordinate or controlling class representative or other third party under any securitization thereof and, with respect to the Eastgate One Phases I-VII & XII mortgage loan and the Eastgate Two Phases VIII-X mortgage loan, any collective consultation period or senior consultation period or similar period under the securitization of such related pari passu companion loan will not limit the consultation rights of the subordinate class representative under this securitization. With respect to the Gateway Portfolio mortgage loan, the subordinate class representative with respect to this securitization will have such consultation rights for so long as the holder of the pari passu companion loan (or the subordinate class representative under any securitization of such companion loan) has control or consultation rights with respect to such material servicing actions.

In general, loan combination control rights also include the right, in certain circumstances, to direct the replacement of the special servicer for the related loan combination only.

Replacement of Special Servicer by General Vote of Certificateholders:	During any ”collective consultation period” or “senior consultation period”, the Special Servicer may be terminated and replaced upon the affirmative direction of certificate owners holding not less than 75% of the appraisal-reduced voting rights of all certificates, following a proposal from certificate owners holding not less than 25% of the appraisal-reduced voting rights of all certificates. The certificateholders who initiate a vote on a termination and replacement of the Special Servicer without cause must cause DBRS, Fitch and Moody’s to confirm the then-current ratings of the certificates (or decline to review the matter) and cause the payment of the fees and expenses incurred in the replacement.

Appraisal Remedy:	Solely for purposes of determining whether a “subordinate control period” is in effect, whenever the Special Servicer obtains an appraisal or updated appraisal under the pooling and servicing agreement, the subordinate class representative, with respect to the mortgage loans serviced by the Special Servicer will have the right (at its or their expense) to direct the Special Servicer to hire a qualified appraiser to prepare a second appraisal of the mortgaged property. The Special Servicer must thereafter determine whether, based on its assessment of such second appraisal, any recalculation of the Appraisal Reduction Amount is warranted. The Appraisal Reduction Amount, whether based on the first or the second appraisal, will become effective following the second appraisal, except that the Appraisal Reduction Amount based on the first appraisal shall become effective if the subordinate class representative declines to demand a second appraisal within a specified number of business days, or if a second appraisal is not received within 90 days after the direction of the subordinate class representative. In addition, for the same purposes, if there is a material change in the mortgaged property securing any mortgage loan for which an Appraisal Reduction Amount has been calculated, the majority certificateholder of the Class F or G Certificates or other designated certificateholders will be entitled (at its expense) to present an additional appraisal to the Special Servicer, which will generally be required to recalculate the Appraisal Reduction Amount based upon such additional appraisal. This latter right may not be exercised more frequently than once in any 12-month period for each mortgage loan for which an Appraisal Reduction Amount was calculated and can only be exercised during a subordinate control period or a collective consultation period as further described in the Free Writing Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

24

Wells Fargo Commercial Mortgage Trust 2015-NXS1	Certain Terms and Conditions

Sale of Defaulted Assets:

There will be no “fair value” purchase option. Instead, the pooling and servicing agreement will authorize the Special Servicer to sell defaulted mortgage loans serviced by the Special Servicer to the highest bidder in a manner generally similar to sales of REO properties. The sale of a defaulted loan (other than the Eastgate One Phases I-VII & XII mortgage loan, the Eastgate Two Phases VIII-X mortgage loan, the 100 West 57th Street mortgage loan and the Gateway Portfolio mortgage loan) for less than par plus accrued interest and certain other fees and expenses owed on the loan will be subject to consent or consultation rights of the subordinate class representative and/or Trust Advisor and, in the case of the Patriots Park mortgage loan, the Stanford Research Park mortgage loan, the 760 & 800 Westchester Avenue mortgage loan and the Hotel Andra mortgage loan, consultation rights of the holders of the related pari passu companion loans, as described in the Free Writing Prospectus.

In the case of the Eastgate One Phases I-VII & XII mortgage loan, the Eastgate Two Phases VIII-X mortgage loan and the Gateway Portfolio mortgage loan, the sale will be subject to the consent and/or consultation rights of the holders of the related pari passu companion loans, as described in the Free Writing Prospectus. After the securitization of the Eastgate One Phases I-VII & XII pari passu companion loan, the Eastgate Two Phases VIII-X pari passu companion loan or the Gateway Portfolio pari passu companion loan, as applicable, pursuant to the related intercreditor agreement, the party acting as special servicer with respect to the related loan combination pursuant to the pooling and servicing agreement of the related securitization may offer to sell to any person (or may offer to purchase) for cash such loan combination during such time as such loan combination constitutes a defaulted mortgage loan, and, in connection with any such sale, the applicable special servicer is required to sell both the pari passu mortgage loan and related pari passu companion loan in any such loan combination as a whole loan. The subordinate class representative will have consultation rights as the holder of an interest in the related pari passu mortgage loan, as described in the Free Writing Prospectus.

In the case of the 100 West 57th Street mortgage loan, prior to the securitization of the related controlling pari passu companion loan, pursuant to the related intercreditor agreement and the COMM 2015-DC1 pooling and servicing agreement, the COMM 2015-DC1 special servicer may offer to sell to any person (or may offer to purchase) for cash the related loan combination during such time as the related pari passu companion loan constitutes a defaulted mortgage loan under the COMM 2015-DC1 pooling and servicing agreement, and, in connection with any such sale, the COMM 2015-DC1 special servicer will be required to sell both the applicable mortgage loan and the related pari passu companion loans as a whole loan. After the securitization of the 100 West 57th Street controlling pari passu companion loan, pursuant to the related intercreditor agreement, the party acting as special servicer with respect to the 100 West 57th Street loan combination pursuant to the pooling and servicing agreement for the related securitization may offer to sell to any person (or may offer to purchase) for cash such loan, and, in connection with any such sale, such special servicer is required to sell both the 100 West 57th Street mortgage loan and the related pari passu companion loans as a whole loan. The subordinate class representative for this securitization will have consultation rights as the holder of an interest in the related pari passu mortgage loan, as described in the Free Writing Prospectus.

“As-Is” Appraisals:	Appraisals must be conducted on an “as-is” basis, and must be no more than 9 months old, for purposes of determining Appraisal Reduction Amounts, market value in connection with REO sales, etc. Required appraisals may consist of updates of prior appraisals. Internal valuations by the Special Servicer are permitted if the principal balance of a mortgage loan is less than $2,000,000.

Trust Advisor:	The Trust Advisor will perform certain review duties that will generally include a limited annual review of and report regarding the Special Servicer to the Certificate Administrator. The review and report generally will be based on: (a) during a collective consultation period or senior consultation period, any asset status reports and additional information delivered to the Trust Advisor by the Special Servicer with respect to any mortgage loan serviced by the Special Servicer, and/or (b) during a senior consultation period, in addition to the applicable information described above, a meeting with the Special Servicer to conduct a limited review of the Special Servicer’s operational practices on a platform basis in light of the servicing standard. In addition, during any collective consultation period or senior consultation period, the Special Servicer must seek to consult with the Trust Advisor (in addition to the subordinate class representative during a collective consultation period) in connection with material special servicing actions with respect to specially serviced mortgage loans serviced by the Special Servicer. Furthermore, under certain circumstances, but only during a senior consultation period, the Trust Advisor may recommend the replacement of the Special Servicer, in which case the Certificate Administrator will deliver notice of such recommendation to the certificateholders, and certificateholders with specified percentages of the voting rights may direct the replacement of the Special Servicer at their expense.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

25

Wells Fargo Commercial Mortgage Trust 2015-NXS1	Certain Terms and Conditions

The Trust Advisor may be removed and replaced without cause upon the affirmative direction of certificates owners holding not less than 75% of the appraisal-reduced voting rights of all certificates, following a proposal from certificate owners holding not less than 25% of the appraisal-reduced voting rights of all certificates. The certificateholders who initiate a vote on a termination and replacement of the Trust Advisor without cause must cause DBRS, Fitch and Moody’s to confirm the then-current ratings of the certificates (or decline to review the matter) and cause the payment of the fees and expenses incurred in the replacement. During any “subordinate control period”, the proposed replacement trust advisor will be subject to the subordinate class representative’s consent (such consent not to be unreasonably withheld). If a proposed termination and replacement of the Trust Advisor is not consummated within 180 days following the initial request of the certificateholders who requested a vote, the proposed termination and replacement shall have no further force or effect. The Trust Advisor generally may be discharged from its duties if and when the Class A-1, A-2, A-3, A-4, A-5, A-5FL, A-5FX, A-SB, A-S, B, C, PEX, D and E Certificates are retired.

Certain Fee Offsets:	If a workout fee is earned by the Special Servicer following a loan default with respect to any mortgage loan that it services, then certain limitations will apply to the collection and retention of a modification fee from the borrower. The modification fee generally must not exceed 1% of the principal balance of the loan as modified. In addition, if the loan re-defaults within a specified period of months and other conditions are satisfied, any subsequent workout or liquidation fee on that loan must be reduced by a portion of the previously-collected modification fee. Furthermore, workout fees, liquidation fees and modification fees collected with respect to any workout, liquidation and/or partial liquidation of a mortgage loan or loan combination that is serviced by the Special Servicer will be subject to an aggregate cap equal to the greater of (i) $1,000,000 and (ii) 1.00% of the stated principal balance of the subject mortgage loan or loan combination.

Deal Website:	The Certificate Administrator will be required to maintain a deal website which will include, among other items: (a) summaries of asset status reports prepared by the Special Servicer, (b) inspection reports, (c) appraisals, (d) various “special notices” described in the Free Writing Prospectus, (e) the “Investor Q&A Forum” and (f) a voluntary “Investor Registry”. Investors may access the deal website following execution of a certification and confidentiality agreement.

Initial Majority Subordinate Certificateholder:	It is expected that RREF II CMBS AIV, LP or another affiliate of Rialto Capital Advisors, LLC will be the initial majority subordinate certificateholder.

Loan Combinations:

Each of the mortgaged properties identified on Annex A-1 to the Free Writing Prospectus as Patriots Park, Eastgate One Phases I-VII & XII, Stanford Research Park, Eastgate Two Phases VIII-X, 100 West 57th Street, 760 & 800 Westchester Avenue, Hotel Andra and Gateway Portfolio secures both a mortgage loan to be included in the trust fund and one or more other mortgage loans that will not be included in the trust fund, which will be pari passu in right of payment with the trust mortgage loan. We refer to each such group of mortgage loans as a “loan combination”. The Patriots Park loan combination, the Stanford Research Park loan combination, the 760 & 800 Westchester Avenue loan combination and the Hotel Andra loan combination will be principally serviced under the pooling and servicing agreement. It is expected that prior to the securitization of the 100 West 57th Street controlling pari passu companion loan, the 100 West 57th Street loan combination will be serviced under the pooling and servicing agreement for the COMM 2015-DC1 securitization, and after the securitization of the 100 West 57th Street controlling pari passu companion loan, the 100 West 57th Street loan combination will be serviced under the pooling and servicing agreement related to the securitization of such controlling pari passu companion loan. The Eastgate One Phases I-VII & XII loan combination, Eastgate Two Phases VIII-X loan combination and Gateway Portfolio loan combination will be serviced under the WFCM 2015-NXS1 pooling and servicing agreement prior to the securitization of the related pari passu companion loan, after which date such loan combination will be serviced under the pooling and servicing agreement for the securitization of the related pari passu companion loan.

As of the closing date, the pari passu companion loans in such loan combinations will be held by the parties identified above under “IV. Characteristics of the Mortgage Pool—B. Summary of Pari Passu Split Loan Structures”.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

26

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

27

PATRIOTS PARK

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

28

PATRIOTS PARK

MARYLAND
Potomac River
VIRGINIA
Seneca Creek State Park
Bretton Woods Golf Course
Howard Hughes Medical Institute-Janelia Farm Research Campus
George Washington Univ. Virginia Campus
Algonkian Golf Course
Lowes Island Club
Algonkian Regional Park
Northern Virginia Regional Park
Countryside
Cascades Pkwy
Cascades Marketplace
Northern VA Comm. College Loudoun Campus
Sugarland Run
Ashburn
Redskins Park
Gloucester Pkwy
Dulles Town Center
Nokes Blvd
Leesburg Pike
Beach Mill Rd
Utterback Store Rd
Claude Moore Park
Potomac Run Plaza
Town Center at Sterling
Farmwell Rd
Dulles 28 Centre
LOUDOUN COUNTY
Sterling
Sterling Blvd
Sugarland Run Stream Valley Park
Georgetown Pike
Great Falls
Chesapeake & Ohio Canal Natl. Historic Park
River Bend Rd
Walker Rd
Dulles Toll Road
ROUTE 606
Herndon Centennial Golf Course
Herndon Pkwy
Sterling Rd
Fairfax Co. Pkwy
Wiehle Ave
Herndon
Herndon Centre
Reston Hospital Center
Reston Town Center
Lake Fairfax Park
Old Dominion Dr
Leesburg Pike
METRO
ROUTE 28
SILVER LINE
Worldgate Centre
HERNDON-MONROE
RESTON PARKWAY
METRO SILVER LINE
WIEHLE AVENUE
DULLES
Washington Dulles International Airport
Village Center at Dulles
Juniper Networks
Alcatel-Lucent
US Geological Survey
Reston National Golf Course
Lakes Dr
RESTON
McLean
Wolf Trap Natl. Park for the Performing Arts
Washington, DC 12 miles
Difficult Run Stream Valley Park
Clarks Crossing Park
Wolf Trap
Tysons Corner
Tysons Galleria
TYSONS CORNER
SPRING HILL
GREENSBORO
Westwood Country Club
Pike 7 Plaza
Tysons Corner Center
McLearen Rd
Fairfax County Pkwy
Reston Pkwy
Lawyers Rd
Beulah Rd
Natl. Air and Space Museum/ Steven F. Udvar-Hazy Center
Patriots Park
12290, 12300 and 12310 Sunrise Valley Drive
Reston, VA 20191
Sully Place
Cub Run Stream Valley Park
Franklin Farm
FAIRFAX COUNTY
Fox Mill Rd
Hunter Mill Rd
Vienna
Maple Ave
Cedar Ln
Gallows Rd
Dulles Expo and Conference Center
Willard Rd
Pleasant Valley Golf Course
International Country Club
Inova Fair Oaks Hospital
Oakton
Nottoway Park
DUNN LORING-MERRIFIELD
METRO ORANGE LINE
VIENNA-FAIRFAX-GMU
Chantilly
Stringfellow Rd
Fairfax Co. Pkwy
Penderbrook Golf Club
Lee Jackson Hwy
Tattersall Park
Blake Ln
Lee Hwy
Merrifield
Arlington Blvd
Capital Beltway
Ellanor C. Lawrence Park
Fair Oaks Mall
Fair Oaks
Fairfax
Old Lee Hwy
Army Navy Country Club-Fairfax
Inova Fairfax Hospital
Centreville
Cub Run Park
Stone Rd
Lee Hwy
Little River Tpke
Old Town Fairfax
Braddock Rd
Centreville Rd
George Mason University
Annandale
Damascus
Clarksburg
Columbia
Germantown
Montgomery Village
Olney
Gaithersburg
Poolesville
MONTGOMERY COUNTY
Darnestown
North Potomac
Rockville
Aspen Hill
Wheaton
Laurel
Lansdowne
Ashburn
North Bethesda
Beltsville
Sterling
Potomac
Silver Spring
Bethesda
Great Falls
Herndon
Reston
McLean
WASHINGTON D.C.
Wolf Trap
Tysons Corner
Falls Church
Vienna
Oakton
Chantilly
ARLINGTON
Centreville
Fairfax
Annandale
ALEXANDRIA
Burke
Springfield
Suitland
Camp Springs
Clinton
Manassas
FAIRFAX COUNTY
Franconia
National Harbor
Mount Vernon
Fort Belvoir

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

29

No. 1 – Patriots Park

Loan Information				Property Information
Mortgage Loan Seller:	Natixis Real Estate Capital LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/Fitch/Moody’s):	AAA/NR/NR			Property Type:	Office
Original Principal Balance(1):	$95,000,000			Specific Property Type:	Suburban
Cut-off Date Principal Balance(1):	$95,000,000			Location:	Reston, VA
% of Initial Pool Balance:	9.9%			Size(4):	723,667 SF
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per SF(1):	$297.19
Borrower Name:	Hyundai Able Patriots Park, LLC			Year Built/Renovated:	1986/2013
Sponsors(2):	Hyundai Securities Co. Ltd.; Hyundai Able Investment REIT			Title Vesting:	Fee
Mortgage Rate:	3.658%			Property Manager:	Boston Properties Limited Partnership
Note Date:	October 2, 2014			3rd Most Recent Occupancy(5):	NAV
Anticipated Repayment Date:	October 5, 2019			2nd Most Recent Occupancy(5):	NAV
Maturity Date:	March 5, 2033			Most Recent Occupancy (As of):	97.5% (12/31/2014)
IO Period:	60 months			Current Occupancy (As of)(4):	97.5% (4/1/2015)
Loan Term (Original):	60 months
Seasoning:	6 months			Underwriting and Financial Information:
Amortization Term (Original):	NAP
Loan Amortization Type:	Interest-only, ARD			3rd Most Recent NOI(5):	NAV
Interest Accrual Method:	Actual/360			2nd Most Recent NOI(5):	NAV
Call Protection:	GRTR 1% or YM(30), GRTR 1% or YM or D(26), O(4)			Most Recent NOI (As of):	$17,985,597 (12/31/2014)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt(1):	Yes
Additional Debt Type(1):	Pari Passu			U/W Revenues(6):	$25,241,098
				U/W Expenses:	$7,672,221
				U/W NOI(6):	$17,568,877
				U/W NCF(6):	$17,460,327
				U/W NOI DSCR(1)(6):	2.20x
				U/W NCF DSCR(1)(6):	2.18x
Escrows and Reserves(3):				U/W NOI Debt Yield(1)(6):	8.2%
				U/W NCF Debt Yield(1)(6):	8.1%
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraised Value:	$322,000,000
Taxes	$1,101,043	$220,209	NAP	As-Is Appraisal Valuation Date:	July 14, 2014
Insurance	$18,896	$18,896	NAP	Cut-off Date LTV Ratio(1):	66.8%
Replacement Reserves	$4,187,856	$9,046	$4,187,856	LTV Ratio at Maturity or ARD(1):	66.8%

(1)	The Patriots Park Loan Combination, totaling $215,070,000, is comprised of three pari passu notes (Notes A-1, A-2 and A-3). The controlling Note A-1 had an original principal balance of $95,000,000, has an outstanding principal balance of $95,000,000 as of the Cut-Off Date and will be contributed to the WFCM 2015-NXS1 Trust. The non-controlling Note A-2 had an original principal balance of $94,070,000 and is currently held by Natixis Real Estate Capital LLC (although Natixis Real Estate Capital LLC reserves the right to reapportion the balance or sub-divide such note) and is expected to be securitized in a future transaction. The non-controlling Note A-3 had an original principal balance of $26,000,000 and was contributed to the COMM 2015-CCRE22 Trust. All statistical financial information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the Patriots Park Loan Combination. See “Description of the Mortgage Pool—Split Loan Structures—The Patriots Park Loan Combination” in the Free Writing Prospectus.
(2)	Hyundai Able Investment REIT also serves as a sponsor for the 45 Waterview Boulevard Mortgage Loan, which is also expected to be securitized in the WFCM 2015-NXS1 Trust.
(3)	See “Escrows” section.
(4)	The Patriots Park Property is comprised of 705,905 square feet of office space (97.5% of net rentable area) and 17,762 square feet of warehouse (2.5% of net rentable area). The General Services Administration is in negotiation to lease the warehouse space. See “The Property” section.
(5)	Historical occupancy and financials are not available as the sponsor recently acquired the Patriots Park Property and these were not provided by the previous owner.
(6)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan is part of a loan combination (the “Patriots Park Loan Combination”) that is evidenced by three pari passu promissory notes (the A-1, A-2 and A-3 Notes) secured by a first mortgage encumbering three office buildings with a total of 723,667 square feet located in Reston, Virginia (the "Patriots Park Property”). The Patriots Park Loan Combination was originated on October 2, 2014 by Natixis Real Estate Capital LLC. The Patriots Park Loan Combination had an original principal balance of $215,070,000, has an outstanding principal balance as of the Cut-off Date of $215,070,000 and accrues interest at an interest rate of 3.658% per annum. The Patriots Park Loan Combination had an initial term of 60 months, has a remaining term of 54 months as of the Cut-off Date and requires interest-only payments through the Anticipated Repayment Date (“ARD”). The ARD is October 5, 2019 and the final maturity date is March 5, 2033. In the event that the Patriots Park Loan Combination is not repaid in full by the ARD, the interest rate will increase to an amount equal to the sum of (a) 3.500% and (b) 2.500% plus the amount (if any) by which the five-year treasury rate exceeds 3.000%. The borrower’s failure to repay the Patriots Park Loan Combination in full at least one month prior to the ARD automatically triggers a full cash flow sweep whereby all excess cash flow will be used to pay down the principal balance of the Patriots Park Loan Combination.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

30

PATRIOTS PARK

Note A-1, which will be contributed to the WFCM 2015-NXS1 Trust, had an original principal balance of $95,000,000, has an outstanding principal balance as of the Cut-off Date of $95,000,000 and represents the controlling interest in the Patriots Park Loan Combination. The non-controlling Note A-2, which had an original principal balance of $94,070,000, is expected to be contributed to a future trust. The non-controlling Note A-3 (together with Note A-2, the “Patriot Park Companion Loans”), which had an original principal balance of $26,000,000, was contributed to the COMM 2015-CCRE22 Trust. The lender provides no assurances that any non-securitized pari passu note will not be split further.

The borrower has the right to prepay in full or in part the Patriots Park Loan Combination, on any date before June 5, 2019, provided that the borrower pays the greater of (i) 1.0% of the principal balance being repaid, or (ii) a yield maintenance premium. Following the lockout period, the borrower has the option to defease the full principal amount of the Patriots Park Loan Combination or a portion thereof on any date before July 5, 2019. In addition, the Patriots Park Loan Combination is prepayable without penalty on July 5, 2019 or any payment date thereafter prior to March 5, 2033.

Sources and Uses

Sources			Uses
Original loan combination amount	$215,070,000	65.1%	Purchase price	$321,000,000	97.2%
Sponsor’s new cash contribution	115,196,168	34.9	Reserves	5,307,795	1.6
			Closing costs	3,958,373	1.2
Total Sources	$330,266,168	100.0%	Total Uses	$330,266,168	100.0%

The Property. The Patriots Park Property is a highly-secured class A office campus situated on 22.7 acres and comprised of three office buildings (Patriots Park I, II and III) totaling 705,905 rentable square feet located in Reston, Virginia. The Patriots Park Property includes two parking garages and a small surface lot with a combined total of 2,660 parking spaces (3.8 spaces per 1000 rentable square feet). A warehouse comprising 17,762 square feet is nearing construction completion next to one of the parking garages and also serves as collateral for the Patriots Park Loan Combination. Patriots Park I and II were built in 1986 and 1987, respectively, and were fully renovated in 2012 and 2013, receiving a full facade replacement and replacement of all building systems including new HVAC, new elevators and refurbishment of the electrical systems. Patriots Park I & II have been certified LEED Silver. Patriots Park III, built in 2006, received minor renovations in 2013. The Patriots Park Property also received significant security upgrades commensurate with GSA protocol. Patriots Park II has a cafeteria with commercial seating for over 500 employees. Amenities in each building include numerous break rooms, as well as a convenience store, coffee counter and ATM machine, and a fitness center. The Patriots Park Property is 97.5% occupied as of April 1, 2015, by the United States of America (AAA/Aaa/AA+ by Fitch/Moody’s/S&P) via the General Services Administration (“GSA”) under two 20-year leases expiring on September 30, 2032 (72.3% of the net rentable area) and March 6, 2033 (25.2% of the net rentable area). Neither lease includes an appropriations-based termination clause. According to the borrower, the GSA and the seller have invested approximately $55.0 million ($76.00 per square foot) and $40.5 million ($56.00 per square foot), respectively, into the space in 2012 and 2013. GSA is in negotiation to lease the warehouse space, which is nearing completion and comprises approximately 2.5% of the net rentable area of the Patriots Park Property.

The following table presents certain information relating to the tenancy at the Patriots Park Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)	Tenant NRSF(1)	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
GSA (Patriots Park I & II)	AAA/Aaa/AA+	523,482	72.3%	$33.50	$17,536,647	73.0%	9/30/2032(2)
GSA (Patriots Park III)	AAA/Aaa/AA+	182,423	25.2%	$35.55	$6,484,321	27.0%	3/06/2033(2)
Total Major Tenants		705,905	97.5%	$34.03	$24,020,968	100.0%

Occupied Collateral Total		705,905	97.5%	$34.03	$24,020,968	100.0%

Warehouse Space		17,762	2.5%

Collateral Total		723,667	100.0%

(1)	The Patriots Park Property is comprised of 705,905 square feet of office space (97.5% of net rentable area) and 17,762 square feet of warehouse (2.5% of net rentable area). GSA is in negotiation to lease the warehouse space.
(2)	Neither the Patriots Park I and II lease nor the Patriots Park III lease includes an appropriations-based termination clause. GSA has the right to terminate the leases if the borrower discloses the identity of any government agency occupying the premises, other than the GSA, to a third party, unless specifically authorized by a contracting officer representing the GSA.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

31

PATRIOTS PARK

The following table presents certain information relating to the lease rollover schedule at the Patriots Park Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(2)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016	0	0	0.0%	0	0.0%	$0	$0.00
2017	0	0	0.0%	0	0.0%	$0	$0.00
2018	0	0	0.0%	0	0.0%	$0	$0.00
2019	0	0	0.0%	0	0.0%	$0	$0.00
2020	0	0	0.0%	0	0.0%	$0	$0.00
2021	0	0	0.0%	0	0.0%	$0	$0.00
2022	0	0	0.0%	0	0.0%	$0	$0.00
2023	0	0	0.0%	0	0.0%	$0	$0.00
2024	0	0	0.0%	0	0.0%	$0	$0.00
2025	0	0	0.0%	0	0.0%	$0	$0.00
Thereafter	2	705,905	97.5%	705,905	97.5%	$24,020,968	$34.03
Vacant/Warehouse	0	17,762(3)	2.5%(3)	723,667	100.0%	$0	$0.00
Total/Weighted Average	2	723,667	100.0%			$24,020,968	$34.03

(1)	Information obtained from the underwritten rent roll.
(2)	Annual U/W Base Rent PSF excludes vacant space.
(3)	The Patriots Park Property includes 17,762 square feet of warehouse (2.5% of net rentable area). GSA is in negotiation to lease the warehouse space.

The following table presents historical occupancy percentages at the Patriots Park Property:

Historical Occupancy(1)

12/31/2012	12/31/2013	12/31/2014(2)	4/1/2015(3)
NAV	NAV	97.5%	97.5%

(1)	Historical occupancy is not available, as the sponsor recently acquired the Patriots Park Property, and the information was not provided by the previous owner.
(2)	Information is based on the leases then in place at the Patriots Park Property.
(3)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

32

PATRIOTS PARK

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Patriots Park Property:

Cash Flow Analysis(1)

	2014	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$24,593,660(2)	$24,020,968(2)	95.2%	$33.19
Grossed Up Vacant Space	0	595,027	2.4	0.82
Total Reimbursables	0	185,292	0.7	0.26
Parking Income	227,088(2)	891,480(2)	3.5	1.23
Other Income	545,809(2)	143,358(2)	0.6	0.20
Less Vacancy & Credit Loss	0	(595,027)(3)	(2.4)	(0.82)
Effective Gross Income	$25,366,558	$25,241,098	100.0%	$34.88

Total Operating Expenses	$7,380,961	$7,672,221	30.4%	$10.60

Net Operating Income	$17,985,597	$17,568,877	69.6%	$24.28

TI/LC	0	0	0.0	0.00
Capital Expenditures	0	108,550	0.4	0.15
Net Cash Flow	$17,985,597	$17,460,327	69.2%	$24.13

NOI DSCR(4)	2.25x	2.20x
NCF DSCR(4)	2.25x	2.18x
NOI DY(4)	8.4%	8.2%
NCF DY(4)	8.4%	8.1%

(1)	Historical financials prior to 2014 were not available as the sponsor recently acquired the Patriots Park Property and this information was not provided by the previous owner.
(2)	2014 Base Rent is higher than U/W Base Rent as it includes revenue from the warehouse space and Parking Income in Q1 to Q3 2014. 2014 Parking Income of $227,088 is lower than U/W Parking Income because the prior owner did not provide a breakout of the Parking Income in Q1 to Q3 2014. 2014 Other Income includes $309,076 of tax abatements which is not included in U/W Other Income.
(3)	The underwritten economic vacancy is 2.3%. The Patriots Park Property was 97.5% physically occupied as of April 1, 2015. GSA is in negotiation to lease the warehouse space, which accounts for 2.5% of the net rentable area.
(4)	DSCRs and debt yields are based on the Patriots Park Loan Combination.

Appraisal. As of the appraisal valuation date of July 14, 2014, the Patriots Park Property had an “as-is” appraised value of $322,000,000.

Environmental Matters. According to a Phase I environmental site assessment dated July 21, 2014, there was no evidence of any recognized environmental condition at the Patriots Park Property.

Market Overview and Competition. The Patriots Park Property is located at the intersection of Fairfax County Parkway and the Dulles Toll Road (Route 267) along Sunrise Valley Drive in Reston, Virginia, approximately 18 miles west of Washington D.C. and just east of the Washington Dulles International Airport. The property is in close proximity (approximately two miles) to Reston Town Center, which offers a variety of amenities such as restaurants, shopping, and open space. The property is located approximately one mile west of the Wiehle-Reston East Metrorail station, the terminus of the first phase of the Silver Line. In addition, the Patriots Park Property will be in close proximity to the Reston Town Center and Herndon stations once the second phase of the Silver Line is completed, expected to be in 2018. Upon completion, the Silver Line will link the Patriots Park Property with Dulles International Airport. The Patriots Park Property is located in Fairfax County in the Washington, D.C. metro area. According to the appraisal, the estimated 2014 population and median household income of the Washington, D.C. metro area were 6.0 million and $91,436, respectively. The Fairfax County/Fairfax City/Falls Church area has the largest population in the Washington, D.C. metro area with nearly 1.2 million people.

Per the appraisal, the Patriots Park Property is located in the Reston/Herndon office submarket, which contains 24.7 million square feet of office space. As of the first quarter of 2014, the submarket’s direct vacancy was 12.9%, down approximately 3.5% year-over-year. The Reston/Herndon submarket was the only submarket in Northern Virginia to experience significant positive overall net absorption during the first quarter of 2014, as tenants absorbed over 270,000 square feet. As of the first quarter of 2014, the average direct asking gross rent was $29.84 per square foot.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

33

PATRIOTS PARK

The following table presents certain information relating to comparable office properties to the Patriots Park Property:

Competitive Set(1)

	Patriots Park (Subject)	Commerce Executive Park IV	Commerce Executive Park VI	Two Freedom Square	Plaza America Tower 2	Reston Square	Two Fountain Square
Location	Reston, VA	Reston, VA	Reston, VA	Reston, VA	Reston, VA	Reston, VA	Reston, VA
Distance from Subject	—	2.9 miles	3.0 miles	1.8 miles	2.3 miles	1.7 miles	2.0 miles
Property Type	Office	Office	Office	Office	Office	Office	Office
Year Built/Renovated	1986/2013	1987/NAV	1998/NAV	2002/NAV	1999/NAV	2007/NAV	1990/NAV
Stories	5-7	6	6	16	10	6	11
Total GLA	723,667 SF	138,980 SF	145,750 SF	379,270 SF	230,034 SF	139,075 SF	250,000 SF

(1) Information obtained from the appraisal.

The Borrower. The borrower is Hyundai Able Patriots Park, LLC, a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Patriots Park Loan Combination. Hyundai Able Patriots Park, LLC is owned by Hyundai Able Patriots Park Manager, LLC which is owned by the Hyundai Able Investment REIT, which is over 99% owned by and 100% controlled by Hyundai Securities Co. Ltd. Hyundai Securities Co. Ltd. and Hyundai Able Investment REIT are the guarantors of certain nonrecourse carveouts under the Patriots Park Loan Combination.

The Sponsor. The sponsors are Hyundai Able Investment REIT and Hyundai Securities Co. Ltd. (“HSC”). HSC is a publicly traded company listed on the South Korean stock exchange. HSC is a leading South Korea-based financial company engaged in the securities and investment banking sector. HSC is an experienced owner of office, retail and residential properties in London, Tokyo, Shanghai and South Korea. As of 2013, Hyundai Securities Co. Ltd. reported net worth in excess of $2.9 billion and liquidity of approximately $1.6 billion.

Escrows. The loan documents provide for upfront reserves in the amount of $1,101,043 for taxes, $18,896 for insurance and $4,187,856 for replacement reserves. The loan documents require monthly deposits of one-twelfth of the estimated annual real estate taxes, which currently equates to $220,209 and one-twelfth of the annual insurance premiums, which currently equates to $18,896. Monthly escrows for replacement reserves of $9,046 will be required if the amount in the replacement reserve account falls below $4,187,856.

Lockbox and Cash Management. The Patriots Park Loan Combination is structured with a lender-controlled hard lockbox and springing cash management. The Patriots Park Loan Combination requires all rents to be transmitted directly into the lockbox. Prior to the occurrence of a Cash Management Period (as defined below), all funds in the lockbox account are required to be swept to the borrower’s operating account. During a Cash Management Period, all funds in the lockbox account are required to be swept to a lender-controlled cash management account.

A “Cash Management Period” will commence upon any of the following: (i) the occurrence and continuance of an event of default, (ii) the failure by the borrower, after the end of a calendar quarter, to maintain a debt service coverage ratio of at least 1.10x, (iii) the delivery by the GSA to the borrower of a confidentiality breach termination notice (which is required to be at least 18 months prior to GSA’s intention to vacate) or (iv) the failure by the borrower to repay the outstanding principal balance of the Patriots Park Loan Combination in full at least one month prior to the ARD. A Cash Management Period will end, with respect to clause (i) above, upon the cure of such event of default; with respect to clause (ii) above, upon the debt service coverage ratio being at least 1.15x for six consecutive months since the commencement of the Cash Management Period; with respect to clause (iii) above, (a) upon the revocation of the confidentiality breach termination notice by the government, (b) upon a judgment by a court of competent jurisdiction nullifying the lease termination, provided that, and for so long as, such judgment is not challenged or appealed by the government, or (c) upon the occurrence of a confidentiality breach termination cure, and in any case, prior to the occurrence of an event of default.

Property Management. The Patriots Park Property is managed by Boston Properties Limited Partnership (Baa2/A-/BBB+ by Moody’s/S&P/Fitch).

Assumption. The lender may not unreasonably withhold its consent to the sale of the Patriots Park Property in its entirety to a special purpose entity that meets the lender's then current requirements for special purpose entities and provided that the borrower satisfies certain other conditions including (i) no event of default has occurred and is continuing; and (ii) the lender has reasonably determined that the proposed transferee and any successor guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing. No such transfer is permitted during the 60 days prior to or immediately following a securitization. The lender will have the right to approve or disapprove the proposed transferee in its reasonable discretion, and the lender may, as a condition to approving any proposed transferee, require a rating agency confirmation from DBRS, Fitch and Moody’s stating that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings to the Series 2015-NXS1 Certificates and similar confirmations from each rating agency rating securities backed by any of the Patriots Park Companion Loans.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

34

PATRIOTS PARK

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents provide that the required “all risk” insurance policy must include coverage for terrorism in an amount equal to the full replacement cost of the Patriots Park Property. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

35

EASTGATE ONE PHASES I-VII & XII

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

36

EASTGATE ONE PHASES I-VII & XII

805
Eastgate Mall
Judicial Drive
Nexus Center Drive
Towne Center Drive
Westerra Court
4875
4835
4795
4750
9525
9515
9785
9791
9640
9620
9560
9540
9530
9520
9820
9890
Eastgate One Phases I-VII & XII
Eastgate Two Phases VIII-X

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

37

EASTGATE ONE PHASES I-VII & XII

Eastgate One Phases I-VII & XII
4755, 4795, 4835 & 4875 Eastgate Mall
9515-9890 Towne Centre Drive
San Diego, CA 92121
Carmel Valley
Carmel Valley Rd
COASTER COMMUTER RAIL
El Camino Real
Carmel Mtn. Rd
Torrey Pines State Reserve
Los Peñasquitos Canyon Preserve
N. Torrey Pines Rd
Torrey Pines Golf Course
SORRENTO VALLEY
Sorrento Valley Blvd
Torrey Pines
Scripps Green Hospital
SCIENCE CENTER DRIVE
Qualcomm
Genesee Ave
Salk Institute
SAN DIEGO COUNTY
Miramar
Scripps Memorial Hospital-La Jolla
Pacific Ocean
University of California San Diego
San Diego Fwy
Eastgate Mall
Miramar Rd
UCSD Thornton Hospital
UCSD School of Medicine
VA Medical Center
La Jolla Village Drive
Southwest Fisheries Science Ctr.
Scripps Institute of Oceanography
Westfield University Towne Ctr.
MIRAMAR NATIONAL CEMETERY
Nobel Dr
Regents Rd
Costa Verde Shopping Center
Birch Aquarium
La Jolla Shores Dr
La Jolla Village Square
USMC Air Station Miramar
Torrey Pines Rd
University City
Gilman Dr
Jacob Dekema Fwy
La Jolla Bay
Governor Dr
SAN DIEGO
Rose Canyon Open Space
Ardath Rd
Prospect St
La Jolla Village
Museum of Contemporary Art - San Diego
Via Capri
Soledad Natural Park
Soledad Fwy
Marian Bear Mem. Natural Park
La Jolla Country Club
Fay Ave
Nautilus St
La Jolla
Soledad Mtn. Rd
Clairemont
Clairemont Town Square
Kearny Mesa
Genesee Ave
Chandler Dr
Cardeno Dr
Jutland Rd
Balboa Ave
Convoy St
La Jolla Blvd
Morena Blvd
Moraga Ave
Clairemont Dr
Ashford St
Auburndale St
La Jolla Mesa Dr
Kate O. Sessions Mem. Park
Turquoise St
Tecolote Canyon Natural Park
Beagle St
Pacific Beach
San Diego Mesa College
Mission Blvd
Cass St
Fanuel St
Ingraham St
Lamont St
Mission Bay Dr
COASTER
Mount Acadia Blvd
Sharp Mem. Hospital/ Rady Children's Hospital
Cabrillo Fwy
Mission Bay Golf Course
Grand Ave
San Diego Intl. Airport 13 miles
Mission Valley
Mission Bay
Oceanside
Vista
San Marcos
Carlsbad
Escondido
Encinitas
Solana Beach
Ramona
Poway
Del Mar
Torrey Pines
Carmel Valley
Pacific Ocean
Santee
La Jolla
Miramar
SAN DIEGO
Pacific Beach
El Cajon
Ocean Beach
La Mesa
Downtown
Lemon Grove
Spring Valley
Coronado
Jamul
National City
Chula Vista
Imperial Beach
UNITED STATES
MEXICO
TIJUANA
SAN DIEGO COUNTY

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

38

No. 2 – Eastgate One Phases I-VII & XII

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/Fitch/Moody's):	NR/NR/NR			Property Type:	Office
Original Principal Balance(1):	$50,000,000			Specific Property Type:	Suburban
Cut-off Date Principal Balance(1):	$50,000,000			Location:	San Diego, CA
% of Initial Pool Balance:	5.2%			Size:	860,513 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF(1):	$145.26
Borrower Name:	Irvine Eastgate Office I LLC			Year Built/Renovated:	1998/2014
Sponsor:	The Irvine Company LLC			Title Vesting:	Fee
Mortgage Rate:	3.785%			Property Manager:	Self-managed
Note Date:	March 24, 2015			3rd Most Recent Occupancy (As of)(4):	82.1% (6/30/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of)(4):	79.9% (6/30/2013)
Maturity Date:	April 11, 2025			Most Recent Occupancy (As of)(4):	85.2% (6/30/2014)
IO Period:	60 months			Current Occupancy (As of)(5):	85.3% (3/1/2015)
Loan Term (Original):	120 months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of)(4)(6):	$11,351,216 (6/30/2013)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of)(4)(6):	$12,679,687 (6/30/2014)
Call Protection(2):	L(23),GRTR 1% or YM or D(92),O(5)			Most Recent NOI (As of)(6):	$10,887,120 (TTM 1/31/2015)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt(1):	Yes
Additional Debt Type(1):	Pari Passu
				U/W Revenues(6):	$18,427,881
				U/W Expenses:	$4,645,519
				U/W NOI(6):	$13,782,363
Escrows and Reserves(3):				U/W NCF(6):	$12,465,133
				U/W NOI DSCR(1)(6):	1.98x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR(1)(6):	1.79x
Taxes	$0	Springing	NAP	U/W NOI Debt Yield(1)(6):	11.0%
Insurance	$0	Springing	NAP	U/W NCF Debt Yield(1)(6):	10.0%
Replacement Reserves	$0	Springing	$791,671	As-Is Appraised Value:	$259,000,000
TI/LC Reserve	$0	Springing	$2,151,595	As-Is Appraisal Valuation Date:	February 25, 2015
Rent Concession Reserve	$330,334	$0	NAP	Cut-off Date LTV Ratio(1):	48.3%
Tenant Specific TI/LC Reserve	$3,552,963	$0	NAP	LTV Ratio at Maturity or ARD(1):	43.6%

(1)	The Eastgate One Loan Combination, with an original principal balance totaling $125,000,000, is comprised of two pari passu notes (Notes A-1 and A-2). The non-controlling Note A-2 had an original principal balance of $50,000,000, has an outstanding principal balance as of the Cut-off Date of $50,000,000 and will be contributed to the WFCM 2015-NXS1 Trust. The controlling Note A-1 had an original balance of $75,000,000 and is expected to be contributed to a future trust. All statistical information related to the balance per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the Eastgate One Loan Combination.
(2)	After the lockout period, the Eastgate One Loan Combination is prepayable for one month with payment of the greater of a yield maintenance premium or prepayment premium equal to 1.0% of the principal amount being prepaid, and then may be (i) defeased or (ii) prepaid with payment of a yield maintenance premium or prepayment premium up to but excluding December 11, 2024.
(3)	See “Escrows” section.
(4)	The borrower reports financials on a fiscal year-end of June 30.
(5)	See “Historical Occupancy” section.
(6)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan is part of a loan combination (the “Eastgate One Phases I-VII & XII Loan Combination”; herein referred to as the “Eastgate One Loan Combination”) that is evidenced by two pari passu promissory notes (Notes A-1 and A-2) secured by a first mortgage encumbering a 16 building office campus located in San Diego, California (the “Eastgate One Phases I-VII & XII Property”; herein referred to as the “Eastgate One Property”). The Eastgate One Loan Combination was originated on March 24, 2015 by Wells Fargo Bank, National Association. The Eastgate One Loan Combination had an original principal balance of $125,000,000, has an outstanding principal balance as of the Cut-off Date of $125,000,000 and accrues interest at an interest rate of 3.785% per annum. The Eastgate One Loan Combination had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires interest-only payments for the first 60 payments following origination, and thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The Eastgate One Loan Combination matures on April 11, 2025. See “Description of the Mortgage Pool—Split Loan Structures—The Eastgate One Phases I-VII & XII Loan Combination” and “Servicing of the Mortgage Loans and Administration of the Trust Fund” in the Free Writing Prospectus.

Note A-2, which will be contributed to the WFCM 2015-NXS1 Trust, had an original principal balance of $50,000,000, has an outstanding principal balance as of the Cut-off Date of $50,000,000 and represents the non-controlling interest in the Eastgate One Loan Combination. Note A-1 (the “Eastgate One Companion Loan”), which is expected to be contributed to a future trust, had an

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

39

EASTGATE ONE PHASES I-VII & XII

original principal balance of $75,000,000 and represents the controlling interest in the Eastgate One Loan Combination. The lender provides no assurances that the non-securitized pari passu note will not be split further.

Following the lockout period, the borrower has the right to defease (with the exception of the first month after the lockout period) or prepay the Eastgate One Loan Combination in whole, but not in part, on any date before December 11, 2024, provided, with respect to a prepayment that the borrower pays the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the principal amount being prepaid. In addition, the Eastgate One Loan Combination is prepayable without penalty on or after December 11, 2024.

Sources and Uses(1)

Sources			Uses
Original loan combination amount	$125,000,000	100.0%	Reserves	$3,883,297	3.1%
			Closings costs	447,086	0.4
			Return of equity	120,669,617	96.5
Total Sources	$125,000,000	100.0%	Total Uses	$125,000,000	100.0%

(1)	The Eastgate One Property was previously unencumbered.

The Property. The Eastgate One Property is a newly-renovated 16-building class B office campus totaling 860,513 square feet located in San Diego, California. The Eastgate One Property is part of the larger “Eastgate Campus”, which also includes the “Eastgate Two Phases VIII-X Property”, defined and detailed later in this Free Writing Prospectus Structural and Collateral Term Sheet and not part of the collateral for the Eastgate One Loan Combination. The Eastgate Campus contains a total of 1,390,949 square feet in 24 buildings and is approximately 88.2% leased.

The sponsor developed 14 of the Eastgate One Property buildings (totaling 733,904 square feet; 85.3% of net rentable area) between 1998 and 2002, which were subsequently renovated in 2013 and 2014. The two additional buildings (totaling 126,609 square feet; 14.7% of net rentable area) were constructed in 1998 and were vacant when purchased by the sponsor in 2014. The borrower’s total cost basis in the Eastgate One Property is $151.4 million. Renovations over the last two years, totaling approximately $2.9 million, include updated entryways, the addition of ten outdoor workspaces, new signage, improved landscaping, fitness center and outdoor Wi-Fi throughout the campus. According to the appraisal, the sponsor plans to spend an additional $11.9 million in capital expenditures over the next five years at the Eastgate One Property.

The Eastgate One Property is located at the intersection of Eastgate Mall and Towne Centre Drive, approximately 0.6 miles northeast of the Westfield University Towne Center Mall. All 16 buildings on the 64.3-acre site are two stories and amenities include a fitness center, sand volleyball court, basketball court, bocce ball court, putting green, public Wi-Fi, conference center and outdoor work spaces. The Eastgate One Property has exhibited an average occupancy of 88.2% over the last ten years and has demonstrated the ability to quickly absorb vacant space. The Eastgate One Property has absorbed approximately 430,638 square feet (50.0% of net rentable area) of vacant space since 2013, as a result of two large tenants vacating in 2013 and 2014. Since the beginning of 2014, the sponsor has executed new leases at a weighted average rent of $20.05 per square foot, triple-net. The Eastgate One Property contains 3,191 surface parking spaces, equating to a parking ratio of approximately 3.7 parking spaces per 1,000 square feet of rentable area. As of March 1, 2015 the Eastgate One Property was 85.3% leased by 25 tenants (including a lease out for signature with Agena Bioscience comprising 6.5% of net rentable area) and 77.6% physically occupied.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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EASTGATE ONE PHASES I-VII & XII

The following table presents certain information relating to the tenancy at the Eastgate One Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Qualcomm, Inc.	NR/A1/A+	75,900	8.8%	$19.80	$1,502,820	10.4%	3/31/2016
Lytx, Inc.	NR/NR/NR	76,141	8.8%	$18.84	$1,434,496	9.9%	12/31/2024(3)
Agena Bioscience(4)	NR/NR/NR	55,558	6.5%	$24.00	$1,333,392	9.2%	10/31/2020
Oracle America, Inc.	A+/A1/A+	63,412	7.4%	$20.82(5)	$1,320,530(5)	9.1%	9/30/2021(6)
Epsilon Data Management, LLC (Alliance Data Systems)(7)	NR/NR/NR	47,559	5.5%	$21.34(7)	$1,014,790(7)	7.0%	7/31/2020
L-3 Communications Corporation	BBB-/NR/BBB-	48,293	5.6%	$15.72	$759,166	5.2%	7/31/2017
Total Major Tenants		366,863	42.6%	$20.08	$7,365,194	50.8%

Non-Major Tenants(8)		367,205	42.7%	$19.42(8)	$7,131,948	49.2%
		`
Occupied Collateral Total		734,068	85.3%	$19.75	$14,497,143	100.0%

Vacant Space		126,445	14.7%

Collateral Total		860,513	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include rent averaging and contractual rent steps through April 30, 2016 totaling $805,942.
(3)	Lytx, Inc. has the one-time right to terminate its lease on January 1, 2022 with 12 months’ notice and payment of two months of then current rent and all unamortized tenant improvements and leasing commissions.
(4)	Agena Bioscience has a lease out for signature for 55,558 square feet in the near term; all lease terms are based on the proposed lease.
(5)	The Annual U/W Base Rent and Annual U/W Base Rent PSF for Oracle America, Inc. represent the tenant’s average rent over the lease term. The tenant’s current in-place rent is $18.00 per square foot or $1,141,416.
(6)	Oracle America, Inc. has the one-time right to terminate its lease on October 1, 2019 with 12 months’ notice and payment of two months of then current rent and all unamortized tenant improvements and leasing commissions.
(7)	Epsilon Data Management, LLC recently expanded by 15,853 square feet. They are currently occupying and paying $18.84 per square foot on 31,706 square feet (3.7% of net rentable area), but are not in occupancy and paying rent on their 15,853 square foot (1.8% of net rentable area) expansion space. They will begin paying full rent of $975,911 ($20.52 per square foot) on the entire 47,559 square foot space in August 2016. A reserve of $817,856 was taken for outstanding tenant improvement costs. The Annual U/W Base Rent and Annual U/W Base Rent PSF for Epsilon Data Management, LLC represent the tenant’s average rent over the lease term.
(8)	Non-Major Tenants includes a 6,091 square foot fitness center, for which no rent was underwritten. The Non-Major Tenants Annual U/W Base Rent PSF is $19.75 per square foot excluding this space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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EASTGATE ONE PHASES I-VII & XII

The following table presents certain information relating to the lease rollover schedule at the Eastgate One Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2015	2	22,612	2.6%	22,612	2.6%	$335,040	$14.82
2016	3	97,997	11.4%	120,609	14.0%	$1,977,464	$20.18
2017	5	104,804	12.2%	225,413	26.2%	$1,819,515	$17.36
2018	6	76,167	8.9%	301,580	35.0%	$1,539,680	$20.21
2019	4	74,199	8.6%	375,779	43.7%	$1,435,643	$19.35
2020	5	186,081	21.6%	561,860	65.3%	$3,942,999	$21.19
2021	1	63,412	7.4%	625,272	72.7%	$1,320,530	$20.82
2022	1	22,097	2.6%	647,369	75.2%	$444,718	$20.13
2023	0	0	0.0%	647,369	75.2%	$0	$0.00
2024	2	76,141	8.8%	723,510	84.1%	$1,434,496	$18.84
2025	1	10,558	1.2%	734,068	85.3%	$247,057	$23.40
Thereafter	0	0	0.0%	734,068	85.3%	$0	$0.00
Vacant	0	126,445	14.7%	860,513	100.0%	$0	$0.00
Total/Weighted Average	30	860,513	100.0%			$14,497,143	$19.75

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Eastgate One Property:

Historical Occupancy

6/30/2012(1)	6/30/2013(1)	6/30/2014(1)	3/1/2015(2)
82.1%	79.9%	85.2%	85.3%

(1)	Information obtained from the borrower. The borrower reports on a fiscal year-end June 30.
(2)	Information obtained from the underwritten rent roll. Current Occupancy includes Agena Bioscience (55,558 square feet; 6.5% of net rentable area), which is expected to enter into a lease for such space in the near term, and Cogent Communications, Inc. (10,558 square feet; 1.2% of net rentable area), which recently entered into a lease but is not yet in occupancy or paying rent. A reserve of $250,213 was taken for outstanding tenant improvements and leasing commissions for Cogent Communications, Inc. Current Occupancy excluding these tenants is 77.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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EASTGATE ONE PHASES I-VII & XII

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Eastgate One Property:

Cash Flow Analysis

	2012(1)(2)	2013(1)(2)(3)	2014(1)(3)(4)	TTM 1/31/2015(4)	U/W(4)	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$14,153,279	$12,440,738	$13,150,091	$11,728,179	$14,497,143(5)	78.7%	$16.85
Grossed Up Vacant Space	0	0	0	0	2,807,079	15.2	3.26
Total Reimbursables	2,974,661	2,990,126	3,519,549	3,339,678	3,801,804	20.6	4.42
Other Income	114,191	123,481	127,055	11,606	128,935	0.7	0.15
Less Vacancy & Free Rent	(7,676)	(636,599)	(329,928)	0	(2,807,079)(6)	(15.2)	(3.26)
Effective Gross Income	$17,234,455	$14,917,746	$16,466,767	$15,079,463	$18,427,881	100.0%	$21.41

Total Operating Expenses	$3,464,804	$3,566,530	$3,787,080	$4,192,343	$4,645,519	25.2%	$5.40

Net Operating Income	$13,769,651	$11,351,216	$12,679,687	$10,887,120	$13,782,363	74.8%	$16.02
TI/LC	0	0	0	0	921,394	5.0	1.07
Capital Expenditures	0	0	0	0	395,836	2.1	0.46
Net Cash Flow	$13,769,651	$11,351,216	$12,679,687	$10,887,120	$12,465,133	67.6%	$14.49

NOI DSCR(7)	1.97x	1.63x	1.82x	1.56x	1.98x
NCF DSCR(7)	1.97x	1.63x	1.82x	1.56x	1.79x
NOI DY(7)	11.0%	9.1%	10.1%	8.7%	11.0%
NCF DY(7)	11.0%	9.1%	10.1%	8.7%	10.0%

(1)	The borrower reports financials on a fiscal year-end of June 30.
(2)	The decrease in Effective Gross Income from 2012 to 2013 was due to three single-tenant buildings totaling 180,718 square feet (21.0% of net rentable area) becoming vacant from October 2012 to March 2013.
(3)	The increase in Effective Gross Income from 2013 to 2014 was due to the lease-up of approximately 113,433 square feet (13.2% of net rentable area) in 2014.
(4)	The increase in Effective Gross Income from 2014 and TTM 1/31/2015 to Underwritten is due to new leasing activity totaling approximately 188,227 square feet (21.9% of net rentable area) and rent averaging and contractual rent steps through April 30, 2016 totaling $805,942. TTM 1/31/2015 Effective Gross Income was also lower due to LPL Financial vacating approximately 203,248 square feet (23.6% of net rentable area) in May 2014.
(5)	Base Rent includes $1,333,392 in underwritten rent attributed to Agena Bioscience, which has a lease out for signature for 55,558 square feet and is projected to take occupancy in November 2015. Underwritten rent is based on the proposed terms. The U/W NOI and NCF DSCR excluding the Agena Bioscience lease are 1.75x and 1.57x, respectively.
(6)	The underwritten economic vacancy is 16.2%. The Eastgate One Property was 85.3% leased (including Agena Bioscience, which has a lease out for signature) and 77.6% physically occupied as of March 1, 2015.
(7)	DSCRs and debt yields are based on the Eastgate One Loan Combination.

Appraisal. As of the appraisal valuation date of February 25, 2015, the Eastgate One Property had an “as-is” appraised value of $259,000,000. The appraiser also concluded to an “as-stabilized” value of $290,000,000 as of March 1, 2017. The “as-stabilized” value assumes a stabilized occupancy of 95.0%.

Environmental Matters. According to the Phase I environmental report dated February 27, 2015, there was no evidence of any recognized environmental conditions at the Eastgate One Property.

Market Overview and Competition. The Eastgate One Property is located in San Diego, California, at the intersection of Eastgate Mall and Towne Centre Drive, directly west of Interstate 805, the major north-south highway in Southern California, and approximately 1.8 miles east of Interstate 5. The Eastgate One Property is part of the larger Eastgate Campus, a 24-building, 113.6-acre office campus owned and operated by the Irvine Company. The Eastgate One Property is located in the east portion of the University Towne Center (“UTC”) mixed-use area, which is generally situated east of Interstate 5, west of Interstate 805, and north of State Route 52 in north-central suburban San Diego, approximately 13.4 miles north of the San Diego central business district. The Eastgate One Property is located 0.6 miles northeast of Westfield UTC mall, a 1.1 million square foot super-regional mall with 150 retail tenants, including anchors Sears, Nordstrom and Macy’s. According to the appraisal, the mall underwent a major renovation in 2012, and it is expected to undergo a second phase over the next three years, the plan for which includes a new 330,000 square foot Nordstrom, luxury and high fashion retailers, ten restaurants and a new parking structure along Genesee Avenue. The $600.0 million project is scheduled for opening in the Fall of 2016. Other major commercial demand generators include the University of California – San Diego (2.3 miles west), with an enrollment of 30,310 students (as of Fall 2013), and considered one of the top ranked public research universities in the United States by a leading publication in 2014, and Marine Corps Air Station Miramar (4.1 miles east), an air field that is home to the 3rd Marine Aircraft Wing.

According to the appraisal, the Eastgate One Property is located in the UTC office submarket, the financial center for a larger business area known as the Golden Triangle. Much of the newer development in the area has consisted of high density office, commercial and residential uses, primarily within the Golden Triangle area. Located within the San Diego office market, the UTC office submarket comprised approximately 6.6 million square feet of office space as of the fourth quarter of 2014 and accounted for approximately 8.9% of San Diego’s office inventory. The Irvine Company currently owns and operates 3.7 million square feet of office space in the UTC office submarket, exhibiting an average occupancy rate of approximately 94.0% as of December 2014. The UTC office submarket exhibited 2014 net absorption of 454,865 square feet, the largest amount of any San Diego submarket and double that of the next closest submarket. As of the fourth quarter of 2014, the submarket occupancy rate was 88.0% for all space and 78.9% for class B space (both vacancy rates include approximately 288,224 square feet that is 100.0% vacant and is not being actively marketed for lease; excluding these vacant buildings results in a submarket occupancy rate of 86.9% for class B space), with a current average asking rent within the submarket of $29.16 per square foot for all space, and $28.08 per square foot for class B space, on a full-service gross basis. Deducting the appraiser’s assumption of $6.94 per square foot for reimbursements, the average triple-net rents equate to $22.22 per square foot and $21.14 per square foot, respectively. Average rent in the submarket

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

43

EASTGATE ONE PHASES I-VII & XII

has increased 9.2% year-over-year (December 2013 to December 2014). The appraiser’s competitive set exhibited an average occupancy of 90.5%.

The following table presents certain information relating to comparable office properties for the Eastgate One Property:

Competitive Set(1)

	Eastgate One Phases I-VII & XII (Subject)	Eastgate Two Phases VII-X	Centrewest Plaza	Sorrento Gateway	Fieldstone Plaza
Location	San Diego, CA	San Diego, CA	San Diego, CA	San Diego, CA	San Diego, CA
Distance from Subject	—	0.1 miles	1.2 miles	1.1 miles	1.0 miles
Property Type	Office	Office	Office	Office	Office
Year Built/Renovated	1998/2014	1998/2013	1990/NAV	2008/NAV	1986/NAV
Stories	2	2-3	3	2	2
Total GLA	860,513 SF	530,436 SF	195,584 SF	228,254 SF	86,684 SF
Total Occupancy	85%	93%	87%	100%	82%

(1)	Information obtained from the appraisal

The Borrower. The borrower is Irvine Eastgate Office I LLC, a Delaware limited liability company which is a single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Eastgate One Loan Combination. Spectrum Office Properties II LLC is the guarantor of certain nonrecourse carveouts under the Eastgate One Loan Combination.

The Sponsor. The Irvine Company, LLC (“Irvine Company”). Irvine Company was established in 1864 and is a diversified, privately held real-estate investment company and master-planner, which was largely responsible for the stewardship and master-planning of the City of Irvine in Orange County, California, which was incorporated in 1971. As of December 31, 2014, Irvine Company’s investment portfolio totals approximately 98 million square feet and includes 500 office buildings totaling 38.2 million square feet, 129 multifamily properties totaling over 50,000 units, 41 retail properties totaling 8.4 million square feet and three resort properties totaling 1,163 rooms, primarily located in Southern California. In addition, within Orange County, California, the Irvine Company owns and manages an extensive unencumbered land bank currently fully entitled for commercial, retail, multifamily and single-family development. Spectrum Office Properties II LLC, an affiliate of the sponsor, also serves as the guarantor of certain nonrecourse carveouts for the Eastgate Two Phases VIII-X Loan Combination.

Escrows. The loan documents provide for upfront reserves in the amount of $330,334 for rent concessions ($228,424 for Lytx and $101,910 for Kyocera) and $3,552,963 for outstanding tenant improvements and leasing commissions ($2,219,420 for Oracle, $817,856 for Epsilon Data Management, LLC, $250,013 for Cogent Communications, Inc., $228,585 for Kyocera, $31,239 for BioTheranostics and $5,849 for Lytx). The loan documents do not require monthly escrows for real estate taxes as long as (i) no DSCR Trigger Event Period (as defined below) exists and (ii) the borrower provides the lender with timely proof of payment of real estate taxes. The loan documents do not require monthly escrows for insurance as long as (i) no DSCR Trigger Event Period exists; (ii) the Eastgate One Property is insured under an acceptable blanket insurance policy; and (iii) the borrower provides the lender with evidence of renewal of the required policies and timely proof of payment of the insurance premiums when due. The loan documents do not require monthly escrows for capital expenditures or tenant improvements and leasing commissions as long as no DSCR Trigger Event Period exists. Upon the occurrence of a DSCR Trigger Event Period, monthly reserves of $32,986 for capital expenditures (capped at $791,691) and $89,650 for tenant improvements and leasing commissions (capped at $2,151,595) shall be required. A “DSCR Trigger Event Period” will commence upon (i) an event of default or (ii) the amortizing debt service coverage ratio falling below 1.20x at the end of any calendar quarter. A DSCR Trigger Event Period will be cured upon the (i) cure of such event of default and (ii) the amortizing debt service coverage ratio being equal to or greater than 1.20x for two consecutive calendar quarters.

Lockbox and Cash Management. The Eastgate One Loan Combination requires a lender-controlled lockbox account, which is already in place, and that the borrower direct tenants to pay their rents directly into such lockbox account. The loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account within three business days of receipt. Prior to the occurrence of a Cash Trap Event Period (as defined below), all funds are required to be distributed to the borrower. During a Cash Trap Event Period, all funds are swept on a daily basis to a lender-controlled cash management account. In addition, during a Cash Trap Event Period, after application to various reserves, if the excess cash flow held by the lender is greater than six months of debt service payments, any excess cash flow will be disbursed to the borrower.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence of an event of default or (ii) the amortizing debt service coverage ratio falling below 1.10x at the end of any calendar quarter. A Cash Trap Event Period will be cured, with regard to clause (i), upon the cure of such event of default and with regard to clause (ii), upon the amortizing debt service coverage ratio being equal to or greater than 1.15x for two consecutive calendar quarters.

Property Management. The Eastgate One Property is managed by an affiliate of the borrower.

Assumption. The borrower has the right to transfer the Eastgate One Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the lender's reasonable determination that the proposed transferee and guarantor satisfy the lender's credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty (which includes an

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

44

EASTGATE ONE PHASES I-VII & XII

environmental indemnity) by an affiliate of the transferee; and (iii) rating agency confirmation from DBRS, Fitch and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-NXS1 Certificates and similar confirmations from each rating agency rating any securities backed by the Eastgate One Companion Loan with respect to the ratings of such securities.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Additional Indebtedness. The loan documents permit the pledge of a direct or indirect interest in an upper tier entity (Spectrum Office Properties II LLC or its affiliated owners) and non-controlling interests in the borrower if the pledgor owns a direct or indirect interest in real property other than the Eastgate One Property, subject to certain additional conditions, including no change of control to the parties other than Spectrum Office Properties II LLC or its affiliates.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Eastgate One Property; provided, however, if the Terrorism Risk Insurance Program Reauthorization Act is discontinued or not renewed, the borrower will be not be required to pay annual premiums in excess of two times the amount for a standalone all risk policy. The loan documents also require business interruption insurance covering no less than the 24-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

Earthquake Insurance. The loan documents do not require earthquake insurance. The seismic report dated February 27, 2015 indicated a probable maximum loss of 9.0%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

45

STANFORD RESEARCH PARK

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

46

STANFORD RESEARCH PARK

Stanford Research Park
3175 Hanover Street and 3300 El Camino Real
Palo Alto, CA 94304
San Francisco Intl. Airport 14 miles
San Jose Intl. Airport 12 miles
Redwood City
Atherton
Menlo Park
East Palo Alto
PALO ALTO
MOUNTAIN VIEW
Los Altos
Los Altos Hills
Downtown Palo Alto
Stanford University
SAN MATEO COUNTY
SANTA CLARA COUNTY
Bay Front Park
DON EDWARDS SAN FRANCISCO BAY NATL. WILDLIFE REFUGE
Dumbarton Bridge
Bayfront Expwy.
Facebook Headquarters
TE Connectivity
ETrade Financial
Pacific Biosciences
ForteBio
Hamilton Ave.
Ivy Dr.
Willow Rd.
University Ave.
Bay Rd.
Newbridge St.
Bayshore Freeway
Flood County Park
Palmer Ln.
Marsh Rd.
Middlefield Rd.
Ringwood Ave.
Coleman Ave.
VA Healthcare Menlo Park
ATHERTON
Holbrook Palmer Park
El Camino Real
Oak Grove Ave.
MENLO PARK
Menlo College
US Geological Survey
Menalto Ave.
IKEA
Ravenswood Shopping Center
Pulgas Ave.
Palo Alto Municipal Golf Course
Palo Alto Airport of Santa Clara County
CALTRAIN
Valparaiso Ave.
Santa Cruz Ave.
Channing Ave.
Newell Rd.
City of Palo Alto Main Library
Embarcadero Rd.
Rinconada Park
Palo Alto Junior Museum & Zoo
Palo Alto Art Center
Amazon
PALO ALTO
Stanford Shopping Center
Palo Alto Medical Foundation
STANFORD
Stanford Medical Center
Quarry Rd.
Palm Dr.
Stanford Arboretum
Foster Field
Sand Hill Rd.
Campus Dr.
Junipero Serra Blvd.
Alma St.
Waverley St.
Oregon Expwy.
Greer Park
Colorado Ave.
Palo Alto Baylands Park
CALIFORNIA AVENUE
Loma Verde Ave.
Louis Rd.
Meadow Dr.
Fabian Way
Intuit
Garcia Ave.
Mitchell Park
Charleston Rd.
San Antonio Rd.
Mercedes-Benz Research
Varian Medical Systems
STANFORD RESEARCH PARK
HP
Lockheed Martin
EMC
Jazz Pharmaceuticals
NTT DoCoMo
VA Palo Alto Healthcare System
VMWare
SAP
Tesla Motors
Page Mill Rd.
Arastradero Rd.
Foothill Expwy.
SAN ANTONIO
Central Expwy.
Rengstorff Ave.
Rengstorff Park
Junipero Serra Fwy
Alpine Rd.
Esther Clark Park
Arastradero Preserve
101
84
82
280
Corte Madera
Richmond
Pleasant Hill
Concord
Antioch
Mill Valley
Briones Reg. Park
Walnut Creek
Mt. Diablo State Park
Berkeley
Lafayette
Alamo
Sausalito
GOLDEN GATE NATL. REC. AREA
OAKLAND
CONTRA COSTA COUNTY
Danville
Alameda
SAN FRANCISCO
San Ramon
Castro Valley
Dublin
San Francisco Bay
Oakland Intl. Airport
Daly City
San Francisco Intl. Airport
Livermore
Pacifica
Hayward
Pleasanton
Millbrae
San Mateo
Union City
Hillsborough
Fremont
ALAMEDA COUNTY
Belmont
Redwood City
Newark
Half Moon Bay
Woodside
Mtn. View
Moffett Federal Airfield
Milpitas
Palo Alto
Pacific Ocean
Portola Valley
Sunnyvale
San Jose Intl. Airport
Santa Clara
SAN JOSE
SAN MATEO COUNTY
Cupertino
SANTA CLARA COUNTY
Saratoga
Los Gatos

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

47

No. 3 – Stanford Research Park

Loan Information				Property Information
Mortgage Loan Seller:	Natixis Real Estate Capital LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/Fitch/Moody’s):	NR/NR/NR			Property Type:	Office
Original Principal Balance(1):	$50,000,000			Specific Property Type:	Suburban
Cut-off Date Principal Balance(1):	$50,000,000			Location:	Palo Alto, CA
% of Initial Pool Balance:	5.2%			Size(2):	129,678 SF
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per SF(1):	$667.04
Borrower Name:	Hanover Property, LLC			Year Built/Renovated:	2000/2014
Sponsor:	Henley Holding Company			Title Vesting:	Leasehold
Mortgage Rate:	4.672%			Property Manager:	Self-managed
Note Date:	June 4, 2014			3rd Most Recent Occupancy (As of)(3):	100.0% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of)(3):	100.0% (12/31/2013)
Maturity Date:	January 5, 2025			Most Recent Occupancy (As of)(3):	100.0% (12/31/2014)
IO Period:	127 months			Current Occupancy (As of)(3):	100.0% (4/1/2015)
Loan Term (Original):	127 months
Seasoning:	10 months			Underwriting and Financial Information:
Amortization Term (Original):	NAP
Loan Amortization Type:	Interest-only, Balloon			3rd Most Recent NOI (As of)(3):	NAV
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of)(3):	NAV
Call Protection:	L(34),D(89),O(4)			Most Recent NOI(3):	NAV
Lockbox Type:	Hard/Springing Cash Management
Additional Debt(1):	Yes
Additional Debt Type(1):	Pari Passu			U/W Revenues(4):	$11,571,768
				U/W Expenses:	$3,438,839
				U/W NOI(4):	$8,132,928
				U/W NCF(4):	$8,016,218
				U/W NOI DSCR(1)(4):	1.98x
Escrows and Reserves(2):				U/W NCF DSCR(1)(4):	1.95x
				U/W NOI Debt Yield(1)(4):	9.4%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield(1)(4):	9.3%
Taxes	$0	Springing	NAP	As-Is Appraised Value(5):	$138,000,000
Insurance	$0	Springing	NAP	As-Is Appraisal Valuation Date(5):	January 30, 2015
Replacement Reserves	$0	$1,621	$100,000	Cut-off Date LTV Ratio(1):	62.7%
TI/LC	$1,887,146	$0	NAP	LTV Ratio at Maturity or ARD(1):	62.7%

(1)	The Stanford Research Park Loan Combination, totaling $86,500,000, is comprised of two pari passu notes (Notes A-1 and A-2). The controlling Note A-1 had an original principal balance of $50,000,000, has an outstanding principal balance of $50,000,000 as of the Cut-Off Date and will be contributed to the WFCM 2015-NXS1 Trust. The non-controlling Note A-2 had an original principal balance of $36,500,000 and is currently held by Natixis Real Estate Capital LLC (although Natixis Real Estate Capital LLC reserves the right to reapportion the balance or sub-divide such note) and is expected to be securitized in a future transaction. All statistical financial information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yield are based on the Stanford Research Park Loan Combination. See “Description of the Mortgage Pool—Split Loan Structures—The Stanford Research Park Loan Combination” in the Free Writing Prospectus.
(2)	See “Escrows” section.
(3)	Historical financials were not available as the borrower recently acquired the Stanford Research Park Property and such information was not provided by the previous owner. Per the lease, Cooley LLP has been at the Hanover Property since 2000.
(4)	See “Cash Flow Analysis” section.
(5)	The “As-Is” Appraised Value refers to the value of the Hanover Property; no value was attributed to the El Camino Real Property.

The Mortgage Loan. The mortgage loan is part of a loan combination (the “Stanford Research Park Loan Combination”) that is evidenced by two pari passu promissory notes (the A-1 and A-2 Notes) secured by the borrower's leasehold interest in a class A office property and a 2.9-acre land parcel in Palo Alto, California (collectively, the “Stanford Research Park Properties”). The Stanford Research Park Loan Combination was originated on June 4, 2014 by Natixis Real Estate Capital LLC. The Stanford Research Park Loan Combination had an original principal balance of $86,500,000, has an outstanding principal balance as of the Cut-off Date of $86,500,000 and accrues interest at an interest rate of 4.672% per annum. The Stanford Research Park Loan Combination had an initial term of 127 months, has a remaining term of 117 months as of the Cut-off Date and requires interest-only payments.

Note A-1, which will be contributed to the WFCM 2015-NXS1 Trust, had an original principal balance of $50,000,000, has an outstanding principal balance as of the Cut-off Date of $50,000,000 and represents the controlling interest in the Stanford Research Park Loan Combination. The non-controlling Note A-2, which had an original principal balance of $36,500,000, is expected to be contributed to a future trust. The lender provides no assurances that any non-securitized pari passu note will not be split further. See “Description of the Mortgage Pool—Split Loan Structures—The Stanford Research Park Loan Combination” in the Free Writing Prospectus.

Following the lockout period, the borrower has the right to defease the Stanford Research Park Loan Combination in whole, or in part (see “Partial Release” section), on any date before October 5, 2024. In addition, the Stanford Research Park Mortgage Loan is prepayable without penalty on or after October 5, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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STANFORD RESEARCH PARK

Sources and Uses

Sources			Uses
Original loan combination amount	$86,500,000	60.6%	Purchase price	$140,000,000	98.1%
Sponsor’s new cash contribution	56,152,732	39.4	Reserves	1,887,146	1.3
			Closing costs	765,586	0.5
Total Sources	$142,652,732	100.0%	Total Uses	$142,652,732	100.0%

The Property. The Stanford Research Park Properties are comprised of 3175 Hanover Street (the “Hanover Property”) and 3300 El Camino Real (the “El Camino Real Property”), both of which are located in the Stanford Research Park in Palo Alto, California and are approximately one mile apart. Both properties are subject to a single Stanford University ground lease agreement (see “Ground Lease” section). Stanford University and the borrower are working together to bifurcate the Hanover Property and the El Camino Real Property, which is expected to be released following the effective bifurcation of the ground lease; however, no value or income has been attributed to this property (See “Partial Release” section).

The Hanover Property was built in 2000 and comprises a two-story class A office building totaling 129,678 square feet of rentable area and is situated off Page Mill Road and directly across the street from Hewlett Packard’s worldwide headquarters. The Hanover Property’s ground lease payment is 15% of gross rental revenue at the Hanover Property. The Hanover Property includes 435 parking spaces (3.4 spaces per 1,000 square feet of rentable area). The Hanover Property is 100.0% leased to Cooley LLP (“Cooley”), an international law firm with 750 attorneys and 11 offices across the United States and China, pursuant to a lease expiring in January 2025 with two five-year renewal options. Cooley has been a tenant at the Hanover Property since it was completed in 2000. The Hanover Property underwent a $6.5 million renovation in 2014 when Cooley converted interior cubicles and other meeting space to offices to accommodate the relocation of other attorneys to the Hanover Property. Cooley also renovated conference rooms and upgraded technology systems in 2014.

The El Camino Real Property is a rectangular-shaped 2.9-acre unimproved land parcel with frontage on El Camino Real, providing for a development opportunity in Stanford Research Park. The El Camino Real Property’s current zoning allows for several permitted uses including office and research and development. El Camino Real (SR-82) is a major thoroughfare that runs north-south through Silicon Valley and connects to the San Francisco area. A portion of the El Camino Real Property serves as the eastern boundary of the Stanford Research Park. The El Camino Real Property is currently a paved parking lot.

The following table presents certain information relating to the tenancy at the Hanover Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent(1)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Cooley LLP	NR/NR/NR	129,678	100.0%	$79.10	$10,257,628	100.0%	1/31/2025(2)
Total Major Tenants		129,678	100.0%	$79.10	$10,257,628	100.0%

Occupied Collateral Total		129,678	100.0%	$79.10	$10,257,628	100.0%

Vacant Space		0	0.0%

Collateral Total		129,678	100.0%

(1)	The U/W Base Rent includes rent averaging through February 2024 totaling $1,309,846. Cooley’s current in-place rental rate is $69.00 per square foot.
(2)	Cooley LLP has two five-year lease renewal options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

49

STANFORD RESEARCH PARK

The following table presents certain information relating to the lease rollover schedule at the Hanover Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016	0	0	0.0%	0	0.0%	$0	$0.00
2017	0	0	0.0%	0	0.0%	$0	$0.00
2018	0	0	0.0%	0	0.0%	$0	$0.00
2019	0	0	0.0%	0	0.0%	$0	$0.00
2020	0	0	0.0%	0	0.0%	$0	$0.00
2021	0	0	0.0%	0	0.0%	$0	$0.00
2022	0	0	0.0%	0	0.0%	$0	$0.00
2023	0	0	0.0%	0	0.0%	$0	$0.00
2024	0	0	0.0%	0	0.0%	$0	$0.00
2025	1	129,678	100.0%	129,678	100.0%	$10,257,628	$79.10
Thereafter	0	0	0.0%	129,678	100.0%	$0	$0.00
Vacant	0	0	0.0%	129,678	100.0%	$0	$0.00
Total/Weighted Average	1	129,678	100.0%			$10,257,628	$79.10

(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the Hanover Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	4/01/2015(2)

100.0%	100.0%	100.0%	100.0%

(1)	Information obtained from the lease which commenced in 2000.
(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

50

STANFORD RESEARCH PARK

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the Hanover Property:

Cash Flow Analysis(1)

	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$10,257,628	88.6%	$79.10
Grossed Up Vacant Space	0	0.0	0.00
Total Reimbursables	1,550,298	13.4	11.95
Other Income	0	0.0	0.00
Less Vacancy & Credit Loss	(236,159)(2)	(2.0)	(1.82)
Effective Gross Income	$11,571,768	100.0%	$89.23

Total Operating Expenses	$3,438,839	29.7%	$26.52

Net Operating Income	$8,132,928	70.3%	$62.72

TI/LC	97,259	0.8	0.75
Capital Expenditures	19,452	0.2	0.15
Net Cash Flow	$8,016,218	69.3%	$61.82

NOI DSCR(3)	1.98x
NCF DSCR(3)	1.95x
NOI DY(3)	9.4%
NCF DY(3)	9.3%

(1)	Historical financials were not available as the sponsor recently acquired the Stanford Research Park Properties and such information was not provided by the previous owner.
(2)	The underwritten economic vacancy is 2.0%. The Hanover Property was 100.0% occupied as of April 1, 2015.
(3)	DSCRs and debt yields are based on the Stanford Research Park Loan Combination.

Appraisal. As of the appraisal valuation date of January 30, 2015, the Hanover Property had an “as-is” appraised value of $138,000,000.

Environmental Matters. According to Phase I environmental site assessments dated May 12, 2014 and June 3, 2014, six groundwater monitoring wells were located throughout the Stanford Research Park Properties. According to information obtained from previous environmental reports, these wells were installed at the site between 1989 and 1991 as part of a soil and groundwater investigation at the Varian Medical Systems, Inc. (“Varian”) Site and Study Area (the “Varian Site”) within the Stanford Research Park Property, which includes the Hanover Property. According to a review of the 2012 Long Term Monitoring Report, analytical results reported that trichloroethene (“TCE”) was detected at a maximum concentration of 14 micrograms per liter (μg/L) from a monitoring well located along the western Hanover Property boundary. The cleanup goal for TCE is 5 μg/L. Groundwater flow from the Varian Site is towards the northeast, therefore, the Hanover Property site is located upgradient of three source areas (Buildings 1, 3, and 4) and is situated within the Building 6 Plume Area. Based on the most recent groundwater monitoring data, it is apparent that historical releases from Building 6 have resulted in TCE contaminated groundwater beneath the site. Remedial activities to clean up impacted groundwater throughout the Varian Site, including the Hanover Property, are ongoing. The presence of TCE in groundwater beneath the site at a concentration above the cleanup goal indicates historical operations conducted at Building 6 and throughout the remaining areas of the Varian Site has adversely impacted the Hanover Property. This represents a recognized environmental condition at the Hanover Property.

Varian is the responsible party for the remediation/monitoring. According to a Phase I environmental site assessment, the Hanover Property should continue to allow access to the site as needed to monitor, sample, etc. until remediation is complete.

Market Overview and Competition. The Stanford Research Park Properties are located within the Stanford Research Park in Palo Alto, California, midway between San Francisco and San Jose in Silicon Valley. Established in 1951 by Stanford University, the Stanford Research Park is one of the first technology-oriented office parks in the world. The Stanford Research Park’s 60-year relationship with Stanford University and proximity to Sand Hill Road (home to the highest concentration of venture capitalists in the world according to the appraisal) positions the area as a desirable address for technology companies and professional service firms, with approximately 150 companies and 23,000 employees. Silicon Valley is home to 14 fortune 500 corporations as of 2014. Current tenants in the Stanford Research Park include SAP Labs (headquarters for SAP Labs US), Hewlett Packard (world headquarters), VMware (world headquarters), Lockheed Martin, Xerox PARC, TIBCO Software (world headquarters), Varian Medical Systems (world headquarters), Merck, Mercedes-Benz Research & Development (North American headquarters), Skype (North American headquarters), Theranos (world headquarters) and Tesla Motors (World headquarters). The Stanford Research Park contains approximately 700 acres and is improved with approximately 10.6 million square feet of office and research and development (“R&D”) space. However, the Stanford Research Park is restricted to only 3.0 million rentable square feet dedicated to office use with the remaining use devoted to R&D, manufacturing and industrial. Of the 3.0 million square feet of office space, only four buildings built after 2000 are considered to be class A (including the Hanover Property), according to the appraisal. As of the fourth quarter of 2014, vacancy within the Stanford Research Park was 0.3% with a waiting list for office space. Stanford University tends to reserve office premises for start-up and other select companies that will further the original technology-based tenancy and will limit the service-oriented tenancy.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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STANFORD RESEARCH PARK

The following table presents certain information relating to comparable properties to the Hanover Property:

Competitive Set(1)

	Stanford Research Park (Subject)	Hanover Page Mill Centre	Two Palo Alto Square	Four Palo Alto Square	260 N. California Avenue	College Terrace Centre
Location	Palo Alto, CA	Palo Alto, CA	Palo Alto, CA	Palo Alto, CA	Palo Alto, CA	Palo Alto, CA
Distance from Subject	—	1.0 mile	0.7 miles	0.9 miles	1.4 miles	0.9 miles
Property Type	Office	Office	Office	Office	Office	Office
Year Built/Renovated	2000/2014	2014/NAP	1972/NAP	1972/NAP	2015/NAP	2015/NAP
Stories	2	2	10	2	3	3
Total GLA	129,678 SF	89,584 SF	132,910 SF	19,532 SF	25,972 SF	54,472 SF

(1) Information obtained from the appraisal.

The Borrower. The borrower is Hanover Property, LLC (“Hanover”), a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Stanford Research Park Loan Combination. Hanover is a joint venture between Sand Hill Property Company (“Sand Hill”) and Abu Dhabi Investment Authority (“ADIA”). Founded in 1988 by Peter Pau and Susanna Pau, Sand Hill is a real estate investment and development company focused on Silicon Valley properties. Over the last two decades, the company has developed over $1.0 billion worth of real estate projects encompassing approximately 14.0 million square feet of building area throughout the Silicon Valley. Henley Holding Company is the guarantor of certain nonrecourse carveouts under the Stanford Research Park Mortgage Loan.

The Sponsor. The sponsor is Henley Holding Company, which is a holding company of ADIA. ADIA is a sovereign wealth fund owned by the Emirate of Abu Dhabi (in United Arab Emirates) founded for the purpose of investing funds on behalf of the government of the Emirate of Abu Dhabi. ADIA manages the emirate’s excess oil reserves, estimated to be as much as $500.0 billion. ADIA is an experienced real estate investor with a portfolio estimated to be worth in excess of $1.0 billion.

Escrows. The loan documents provide for upfront reserves in the amount of $1,887,146 for tenant improvement and leasing commission reserves. The loan documents require monthly deposits of $1,621 for replacement reserves until the cap of $100,000 is met. The loan documents require monthly escrows of one-twelfth of the estimated annual real estate taxes for real estate taxes and one-twelfth of the annual insurance premiums upon the occurrence of (i) an event of default, (ii) Cooley’s failure to directly pay or reimburse the borrower for taxes and insurance premiums, (iii) a default under the Cooley lease, (iv) the failure of the borrower to provide evidence of tax and insurance payments.

Lockbox and Cash Management. The Stanford Research Park Mortgage Loan is structured with a hard lockbox and springing cash management. The Stanford Research Park Mortgage Loan requires all rents to be transmitted directly by all tenants of the Stanford Research Park Property into the clearing account. Prior to the occurrence of a Cash Management Period (as defined below), all funds in the lockbox account are swept to the borrower’s operating account. During a Cash Management Period, all funds in the lockbox account will be swept to a lender-controlled cash management account.

A “Cash Management Period” will commence upon the occurrence of any of the following: (i) an event of default, (ii) the failure by the borrower, after the end of a calendar quarter, to maintain a debt service coverage ratio of at least 1.15x or (iii) the occurrence of a Cooley Trigger Event (as defined below). A Cash Management Period will end with respect to clause (i) above, upon the cure of such event of default; with respect to clause (ii) above, upon the debt service coverage ratio being at least 1.20x for six consecutive months; and with respect to clause (iii) above, upon the occurrence of a Cooley Trigger Event Cure (as defined below). Notwithstanding the foregoing, if a Cash Management Period is triggered pursuant to clause (ii) above, such Cash Management Period will not commence, or, if commenced, will be deemed cured, provided that within five days after the giving of such notice by the lender, the borrower either (a) commences and thereafter diligently pursues completion of a partial defeasance of an amount sufficient to increase the debt service coverage ratio calculated upon the remaining outstanding principal to at least 1.15x, or (b) deposits with the lender a cash reserve or an acceptable letter of credit that causes the debt service coverage ratio to equal or exceed 1.15x (after deducting the amount of the cash reserve or the face amount of such acceptable letter of credit, as applicable, from the then-outstanding principal when determining the debt service coverage ratio for the applicable twelve month period). In the event the borrower delivers an acceptable letter of credit pursuant to the prior sentence, the lender will be permitted to draw upon such letter of credit upon the occurrence of any event of default or in any circumstance where such letter of credit is expiring and will not be renewed. Upon satisfaction of clause (c) above, without consideration of any cash reserve or any acceptable letter of credit, such cash reserve or the acceptable letter of credit, as applicable, will be returned to the borrower.

A “Cooley Trigger Event” means any of: (i) Cooley becomes the subject of a bankruptcy action; (ii) Cooley “goes dark” in a majority of the Cooley premises (excluding any portion that is or will be occupied pursuant to an executed sublease) for a continuous period of not less than 90 days; provided, however, if Cooley “goes dark” for the purpose of remodeling its space, such period will be extended to 120 days or such other longer period as may be approved by the lender in advance; or (iii) a monetary or material non-monetary default (beyond any applicable notice and/or cure period) occurs under the Cooley lease; or (iv) Cooley fails to exercise any remaining lease extension option by the earlier of (a) the date which is 12 months prior to the Stanford Research Park Loan Combination maturity date, or (b) the date by which Cooley must exercise such lease renewal options pursuant to the Cooley lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

52

STANFORD RESEARCH PARK

A “Cooley Trigger Event Cure” will occur, with respect to a Cooley Trigger Event, pursuant to clause (i) either (a) the bankruptcy action is dismissed and the Cooley lease is affirmed, or (b) a Cooley Renew/Replacement (as defined below) event has occurred; with respect to a Cooley Trigger Event, pursuant to clause (ii) either (a) Cooley or another tenant re-opens for business for a continuous period of not less than three months, or (b) a Cooley renew/replacement event has occurred; with respect to a Cooley Trigger Event, pursuant to clause (iii) either (a) the monetary or material non-monetary default is cured and no other monetary or material non-monetary default (beyond any applicable notice and/or cure period) exists under the Cooley Lease, or (b) a Cooley Renew/Replacement event has occurred; or pursuant to clause (iv) a Cooley Renew/Replacement event has occurred.

A “Cooley Renew/Replacement Event” means either (i) the renewal, extension or replacement of the Cooley Lease with Cooley, as tenant, upon such terms and conditions as are provided in the Cooley lease or upon such terms and conditions as are reasonably acceptable to the lender in all respects; or (ii) the termination of the Cooley Lease and the borrower entering into one or more new leases for all of the Cooley premises with acceptable replacement tenant(s) and upon such terms and conditions as are reasonably acceptable to the lender in all respects.

Property Management. The Stanford Research Park property is managed by an affiliate of the borrower.

Assumption. The lender may not unreasonably withhold its consent to the sale of the Stanford Research Park Property in its entirety to a special purpose entity that meets the lender's then current requirements for special purpose entities and provided the borrower satisfies certain other conditions including (i) no event of default has occurred and is continuing; and (ii) the lender has reasonably determined that the proposed transferee and any successor guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing. The lender will have the right to approve or disapprove the proposed transferee in its reasonable discretion, it being acknowledged that the lender may, as a condition to approving any proposed transferee require a rating comfort letter from DBRS, Fitch and Moody’s that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings to the Series 2015-NXS1 Certificates and similar confirmations from each rating agency backed by any Stanford Research Park Companion Loan with respect to the ratings of such securities.

Partial Release. The borrower may obtain a one-time free release of the El Camino Real Property provided the conditions in the loan documents are met including, among others: as a result of the partial release, the remaining parcel will have a sufficient number of available parking spaces to satisfy the requirements of all applicable legal requirements and all leases affecting the remaining parcel and will not be in violation, in any material respects, of any applicable legal requirements (including, without limitation, all zoning and subdivision laws, setback requirements, sideline requirements, parking ratio requirements, use requirements, building and fire code requirements, environmental requirements and wetland requirements), all necessary variances, if any, will have been obtained and evidence of the foregoing will have been delivered to the lender. No value was attributed to the El Camino Real Property.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. The Stanford Research Park Properties are subject to a single ground lease from The Board of Trustees of the Leland Stanford Junior University (“Stanford University”). The ground lease is dated July 1, 1998 and is scheduled to expire on January 27, 2051. The borrower is subject to ground rent equal to 15.0% of the gross revenues from the Stanford Research Park Properties (i.e., all sublease revenue, parking fees, business interruption insurance proceeds, etc.), which is paid monthly with year-end adjustments.

Terrorism Insurance. The loan documents provide that the required “all risk” insurance policy must include coverage for terrorism in an amount equal to the full replacement cost of the Stanford Research Park Properties. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event.

Earthquake Insurance. The loan documents do not require earthquake insurance. The seismic report dated February 28, 2014 indicated a probable maximum loss of 12.0%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

53

MAYFAIR IN THE GROVE

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

54

MAYFAIR IN THE GROVE

Miami International Airport
MIAMI INTL AIRPORT
NW 21st St
Melreese Golf Course
Allapattah
NW 20th St
SANTA CLARA
METRORAIL
VA Miami Medical Ctr
Univ. of Miami Medical Campus
CIVIC CENTER
NW 14th St
Overtown
MetroMover
Arsht Ctr. for the Performing Arts
Dolphin Expwy
NW 11th St
Sewell Park
CULMER
American Airlines Arena
OVERTOWN/ ARENA
Miami River
NW 7th St
MIAMI
NW 6th St
Stephen P. Clark Govt. Center
Miami Dade College
GOVT. CENTER
Bayside Marketplace
Magic City Casino
Miami-Dade County Auditorium
Marlins Park
Miami-Dade Public Library
Little Havana
SW 1st St
Downtown
W. Flagler St
Miami Tower
Southeast Financial Ctr.
Beacom Blvd
Miami Dade College - Interamerican Campus
SW 8th St
Tamiami Trail
SW 7th St
Brickell
The Shops at Mary Brickell Village
Brickell Key
BRICKELL
Shenandoah
The Roads
Espirito Santo Plaza
Four Seasons Hotel and Tower
Granada Blvd
Le Jeune Rd
SW 37th Ave
SW 27th Ave
SW 22nd Ave
SW 17th Ave
SW 12th Ave
SW 8th Ave
SW 3rd Ave
S. Miami Ave
Brickell Blvd
Granada Golf Course
Coral Gables Merrick House
Alhambra Cir
Miracle Marketplace
Coral Way
SW 22nd St
VIZCAYA
Coral Gables City Hall
Alice Wainwright Park
Rickenbacker Causeway
Coral Gables
The Biltmore
Anastasia Ave
MIAMI-DADE COUNTY
Patricia and Phillip Frost Museum of Science
Vizcaya Museum & Gardens
S Dixie Hwy
Coral Gables Hospital
Ponce de Leon Blvd
Biltmore Golf Course
University Drive
COCONUT GROVE
Coconut Grove
Mercy Hospital
MIAMI METRORAIL
Bird Ave
SW 30th St
Grove Isle
Biscayne Bay
S. Bayshore Dr
David T. Kennedy Park
Village of Merrick Park
DOUGLAS ROAD
Riviera Golf Course
CocoWalk
Dinner Key
Blue Rd
Grand Ave
Miami City Hall
Doctors Hospital
Main Hwy
Mayfair in the Grove
2911 Grand Avenue
Coconut Grove, FL 33133
School of Law
School of Nursing
University of Miami
Lowe Art Museum
The BankUnited Center
Poinciana Ave
UNIVERSITY
Ingraham Hwy
Maynada St
Sunset Dr
Cocoplum Rd
SW 80th St
SW 88th St
Atlantic Ocean
Matheson Hammock Park
Miami Gardens
Miami Lakes
Golden Glades
North Miami Beach
North Miami
Opa-Locka
Hialeah
Bal Harbour
Miami Springs
MIAMI
MIAMI BEACH
Coral Gables
Atlantic Ocean
South Miami
Biscayne Bay
Key Biscayne
Virginia Key
Pinecrest

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

55

No. 4 – Mayfair in the Grove

Loan Information		Property Information
Mortgage Loan Seller:	Natixis Real Estate Capital LLC	Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/Fitch/Moody’s):	NR/NR/NR	Property Type:	Mixed Use
Original Principal Balance:	$40,750,000	Specific Property Type:	Office/Retail
Cut-off Date Principal Balance:	$40,698,105	Location:	Coconut Grove, FL
% of Initial Pool Balance:	4.3%	Size:	278,455 SF
Loan Purpose:	Refinance	Cut-off Date Principal Balance Per SF:	$146.16
Borrower Name:	WMP I LLC	Year Built/Renovated:	1977/2014
Sponsor:	Timo Kipp	Title Vesting:	Fee
Mortgage Rate:	4.200%	Property Manager:	Self-managed
Note Date:	February 20, 2015	3rd Most Recent Occupancy (As of)(2):	77.1% (12/31/2012)
Anticipated Repayment Date:	NAP	2nd Most Recent Occupancy (As of)(2):	60.0% (12/31/2013)
Maturity Date:	March 5, 2025	Most Recent Occupancy (As of)(2):	84.3% (12/31/2014)
IO Period:	NAP	Current Occupancy (As of)(3):	83.2% (1/31/2015)
Loan Term (Original):	120 months
Seasoning:	1 month	Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon	3rd Most Recent NOI (As of)(4):	$1,598,540 (12/31/2012)
Interest Accrual Method:	Actual/360	2nd Most Recent NOI (As of)(4):	$1,759,629 (12/31/2013)
Call Protection:	L(25),D(92),O(3)	Most Recent NOI (As of)(4):	$2,084,267 (12/31/2014)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt:	None
Additional Debt Type:	NAP	U/W Revenues(4):	$7,144,048
		U/W Expenses:	$3,138,540
		U/W NOI(4):	$4,005,509
		U/W NCF(4):	$3,669,863
Escrows and Reserves(1):		U/W NOI DSCR:	1.68x

				U/W NCF DSCR:	1.53x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	9.8%
Taxes	$211,071	$52,768	NAP	U/W NCF Debt Yield:	9.0%
Insurance	$159,973	$26,662	NAP	As-Is Appraised Value(5):	$58,000,000
Replacement Reserves	$0	$4,766	NAP	As-Is Appraisal Valuation Date(5):	January 13, 2015
TI/LC Reserve	$2,730,575	$25,525	$1,225,202	Cut-off Date LTV Ratio(5):	70.2%
Free Rent Reserve	$374,682	$0	NAP	LTV Ratio at Maturity or ARD(5):	56.2%

(1)	See “Escrows” section.
(2)	See “Historical Occupancy” section.
(3)	The Mayfair in the Grove Mortgaged Property is 83.2% leased and 80.5% occupied. Occupancy shown includes Dolzar Corp, which recently signed a lease for 7,424 square feet or 2.7% of the net rentable area and is expected to take occupancy in May 2015. See “The Property” section.
(4)	See “Cash Flow Analysis” section.
(5)	The “As Stabilized” Appraised Value is $62,000,000 as of January 13, 2016, which results in a Cut-off date LTV Ratio and LTV Ratio at Maturity or ARD of 65.6% and 52.6% respectively.

The Mortgage Loan. The mortgage loan (the “Mayfair in the Grove Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a multi-building office, retail and residential complex located in Coconut Grove, Florida (the “Mayfair in the Grove Property” and, excluding the Non-Collateral Property (defined below), the “Mayfair in the Grove Mortgaged Property” ). The Mayfair in the Grove Mortgage Loan was originated on February 20, 2015 by Natixis Real Estate Capital LLC. The Mayfair in the Grove Mortgage Loan had an original principal balance of $40,750,000, has an outstanding principal balance as of the Cut-off Date of $40,698,105 and accrues interest at an interest rate of 4.200% per annum. The Mayfair in the Grove Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires payments of principal and interest based on a 30-year amortization schedule. The Mayfair in the Grove Mortgage Loan matures on March 5, 2025.

Following the lockout period, the borrower has the right to defease the Mayfair in the Grove Mortgage Loan in whole or in part on any date before January 5, 2025. In addition, the Mayfair in the Grove Mortgage Loan is prepayable without penalty on or after January 5, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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MAYFAIR IN THE GROVE

Sources and Uses

Sources			Uses
Original loan amount	$40,750,000	99.8%	Line of credit	$35,000,000	85.8%
Sponsor’s new cash contribution	61,518	0.2	Reserves	3,476,300	8.5
			Closing costs	2,335,219	5.7
Total Sources	$40,811,518	100.0%	Total Uses	$40,811,518	100.0%

The Property. The Mayfair in the Grove Mortgaged Property is a complex of three- and four-story class A office and retail buildings located in Coconut Grove, Florida. The Mayfair in the Grove Mortgaged Property features an open-air promenade, full ceiling skylight atriums and interior courtyards. The Mayfair in the Grove Mortgaged Property includes 903 parking spaces (3.2 spaces per 1,000 square feet of rentable area). The Mayfair in the Grove Mortgaged Property is comprised of three physically-distinct buildings, described as the East, West, and North buildings. An open air pedestrian promenade runs between the East building on one side and the West and North buildings on the other. The West building is legally structured as a condominium where the borrower owns 36.064% of the total shares and the remaining condo shares (the “Non-Collateral Property”) are not part of the collateral for the Mayfair in the Grove Mortgage Loan and are owned by investors who operate the Mayfair Hotel & Spa. Each condo owner operates and maintains their physical space and is responsible for their own separate real estate taxes and insurance. The borrower’s ownership interest in the East and North Buildings are owned in fee simple.

The Mayfair in the Grove Mortgaged Property was built in stages beginning in 1977 and completed in 1982 and was fully renovated in 2005. The sponsor purchased the Mayfair in the Grove Mortgaged Property out of foreclosure in 2010 (see “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” in the Free Writing Prospectus) for $37.8 million and has invested approximately $12.0 million ($43.09 per square foot) in upgrading the facilities and appearance, including tenant improvement packages to major tenants to reposition the Mayfair in the Grove Mortgaged Property and convert much of the non-desirable retail to high-end creative office space. The Mayfair in the Grove Mortgaged Property now includes approximately 82.5% creative office space and approximately 17.5% residential, ground floor retail, parking and storage space. The sponsor has increased occupancy from 69.9% in 2011 to 83.2% as of March 17, 2015, attracting tenants that include Sapient Corporation, Crispin Porter & Bogusky and Sony BMG Music Entertainment.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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MAYFAIR IN THE GROVE

The following table presents certain information relating to the tenancy at the Mayfair in the Grove Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants – Office
Sapient Corporation(3)	NR/Baa2/BBB+	53,577	19.2%	$31.13(4)	$1,667,971(4)	24.6%	12/31/2026(5)
Crispin Porter & Bogusky	NR/NR/NR	42,768	15.4%	$26.11	$1,116,751	16.5%	4/30/2022(6)
Sony BMG Music Entertainment	BB-/Ba1/BBB-	20,847	7.5%	$37.51	$781,995	11.5%	10/31/2018(7)
Healthsun Health Plans, Inc.	NR/NR/NR	18,898	6.8%	$28.84	$545,018	8.0%	9/9/2023(8)
Open English LLC	NR/NR/NR	13,716	4.9%	$23.22	$318,496	4.7%	9/30/2019(9)
Total Major Tenants – Office		149,806	53.8%	$29.57	$4,430,232	65.4%

Non-Major Tenants – Office		48,851	17.5%	$24.83	1,213,045	17.9%

Total Occupied Collateral – Office		198,657	71.3%	$28.41	$5,643,277	83.3%

Total Occupied Collateral – Parking/Storage		1,046	0.4%	$616.89	$645,264	9.5%

Total Occupied Collateral – Retail		20,283	7.3%	$18.78	$380,909	5.6%

Total Occupied Collateral – Residential		9,808	3.5%	$11.08	$108,668	1.6%

Total Occupied Collateral – Management/Other		1,897	0.7%	NAP	NAP	NAP

Total Occupied Collateral		231,691	83.2%	$29.50	$6,778,117	100.0%

Vacant Space – Office		31,246	11.2%
Vacant Space – Retail		9,140	3.3%
Vacant Space – Other		6,378	2.3%

Collateral Total		278,455	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent increases through April 2016.
(3)	Sapient Corporation (“Sapient”) is fully-owned by Publicis Groupe S.A.
(4)	Sapient’s Annual U/W Base Rent PSF and annual U/W Base Rent includes rent averaging from January 2016 to December 2024. The current annual in-place rent is $1,477,654 or $27.58 per square foot.
(5)	Sapient has a one-time termination option in December 31, 2019 exercisable upon 12 months’ prior notice and a payment of unamortized TI/LC, discounted at 8.0%. Sapient has one, 10-year extension option.
(6)	Crispin Porter & Bogusky has two five-year extension options.
(7)	Sony BMG Music Entertainment has one five-year extension option.
(8)	Healthsun Health Plans, Inc. has a one-time termination option in December 1, 2019 exercisable upon 270 days prior notice and payment of unamortized TI/LC. Healthsun Health Plans, Inc. has two five-year extension options.
(9)	Open English LLC has a one-time termination option in September 14, 2017 exercisable upon nine months’ prior notice.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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MAYFAIR IN THE GROVE

The following table presents certain information relating to the lease rollover schedule at the Mayfair in the Grove Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	1	1,435	0.5%	1,435	0.5%	$12,000	$8.36
2015	9	9,232	3.3%	10,667	3.8%	$142,968	$15.49
2016	4	6,733	2.4%	17,400	6.2%	$192,551	$28.60
2017	4	11,124	4.0%	28,524	10.2%	$177,017	$15.91
2018	6	33,900	12.2%	62,424	22.4%	$1,160,815	$34.24
2019	5	16,026	5.8%	78,450	28.2%	$366,477	$22.87
2020	5	16,199	5.8%	94,649	34.0%	$993,183	$61.31
2021	1	2,730	1.0%	97,379	35.0%	$85,040	$31.15
2022	4	47,530	17.1%	144,909	52.0%	$1,248,926	$26.28
2023	3	31,308	11.2%	176,217	63.3%	$731,168	$23.35
2024	0	0	0.0%	176,217	63.3%	$0	$0.00
2025	0	0	0.0%	176,217	63.3%	$0	$0.00
Thereafter	1	53,577	19.2%	229,794	82.5%	$1,667,971	$31.13
Other	0	1,897	0.7%	231,691	83.2%	$0	$0.00
Vacant	0	46,764	16.8%	278,455	100.0%	$0	$0.00
Total/Weighted Average	43(4)	278,455	100.0%			$6,778,117	$29.50

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space and other/management space.
(4)	Multiple tenants operate under more than one lease. There are 34 tenants subject to 43 leases.

The following table presents historical occupancy percentages at the Mayfair in the Grove Property:

Historical Occupancy

12/31/2012(1)(2)	12/31/2013(1)(2)	12/31/2014(1)(2)	1/31/2015(3)
77.1%	60.0%	84.3%	83.2%

(1)	Information obtained from the borrower. According to the borrower, since the acquisition of the Mayfair in the Grove Mortgaged Property in 2010, the borrower has invested approximately $12.0 million to reposition and lease up the Mayfair in the Grove Mortgaged Property.
(2)	The major tenant, Sapient, took occupancy of phase I of its space in January 2014 and phase II of its space in December 2014. A large portion of the vacancy in December 2013 is attributable to spaces that were being prepared for Sapient.
(3)	Information obtained from the underwritten rent roll. The Mayfair in the Grove Mortgaged Property was 83.2% leased and 80.5% occupied as of March 17, 2015. Dolzar Corp recently signed a lease for 7,424 square feet, or 2.7% of the net rentable area, and is expected to take occupancy in May 2015.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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MAYFAIR IN THE GROVE

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Mayfair in the Grove Property:

Cash Flow Analysis

	2012	2013	2014	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$5,898,280	$5,843,418	$5,554,174	$6,778,117(1)	94.9%	$24.34
Grossed Up Vacant Space	0	0	0	1,389,912	19.5	4.99
Percentage Rent	71,185	33,416	105,612	105,612	1.5	0.38
Total Reimbursables	117,049	188,060	218,148	250,319	3.5	0.90
Other Income	23,894	9,795	57,108	10,000	0.1	0.04
Less Vacancy & Credit Loss	(1,373,044)(2)	(1,175,367)(2)	(869,932)(2)	(1,389,912)(2)	(19.5)	(4.99)
Effective Gross Income	$4,737,364	$4,899,322	$5,065,110	$7,144,048	100.0%	$25.66

Total Operating Expenses	$3,138,825	$3,139,693	$2,980,843	$3,138,540	43.9%	$11.27

Net Operating Income	$1,598,540	$1,759,629	$2,084,267	$4,005,509	56.1%	$14.38

TI/LC	0	0	0	278,455	3.9	1.00
Capital Expenditures	0	0	0	57,191	0.8	0.21
Net Cash Flow	$1,598,540	$1,759,629	$2,084,267	$3,669,863	51.4%	$13.18

NOI DSCR	0.67x	0.74x	0.87x	1.68x
NCF DSCR	0.67x	0.74x	0.87x	1.53x
NOI DY	3.9%	4.3%	5.1%	9.8%
NCF DY	3.9%	4.3%	5.1%	9.0%

(1)	The increase in the U/W Base Rent from 2014 base rent is attributed to contractual rent increases through April 2016, new leases, and rent averaging for Sapient ($190,317).
(2)	The decrease in vacancy from 2013 to 2014 is attributed to newly-signed leases, including that of Sapient. Sapient took occupancy of phase I of its space in January 2014 and phase II of its space in December 2014. The underwritten economic vacancy is 16.3%. The Mayfair in the Grove Mortgaged Property was 83.2% leased and 80.5% physically occupied as of March 17, 2015.

Appraisal. As of the appraisal valuation date of January 13, 2015, the Mayfair in the Grove Mortgaged Property had an “as-is” appraised value of $58,000,000 and an “as stabilized” value of $62,000,000 as of January 13, 2016 assuming a stabilized occupancy of 90.0%.

Environmental Matters. According to the Phase I environmental report dated December 8, 2014, there was no evidence of any recognized environmental conditions at the Mayfair in the Grove Property.

Market Overview and Competition. The Mayfair in the Grove Mortgaged Property is located along the north side of Grand Avenue in the heart of the commercial/entertainment district of Coconut Grove, Florida. Coconut Grove has a city-village setting with a mixture of commercial and residential development with upper- and lower-income households, luxury hotels, art galleries, theatres, bistros, boutiques, high-rises and waterfront estates. Coconut Grove encompasses 3.1 square miles and is located approximately five miles south of the Miami central business district. Coconut Grove is a tourist attraction in Miami-Dade County. Retail developments located in the immediate vicinity of the Mayfair in the Grove Mortgaged Property include Village Shops, Commodore Centre, Grove Harbor, Grove Square, Florentino Plaza and CocoWalk (a 665,000 square foot entertainment and retail complex). Developments located along South Bayshore Drive include Grove Hill Towers, Coconut Grove Bayshore Condominium, Grand Bay Office Plaza, SBC Office Tower (formerly known as Terremark Centre), Bayview Executive Plaza, The Mutiny, Sonesta Hotels & Suites, the Ritz Carlton Hotel & Condominium Residences and Grove at Grand Bay. With regards to new residential development, Terra Group and The Related Companies are partnering to construct luxury high-rise condominiums on the demolished nearby Grand Bay Hotel site and the recently purchased Coconut Grove Bank site. In addition, Pointe Group Advisors, a local Miami development firm, recently acquired 1.4 acres for $14 million where it plans to develop a mixed use residential and commercial property. According to the appraiser, the estimated 2014 population and median household income in a three-mile radius of the Mayfair in the Grove Mortgaged Property were 149,454 and $40,118, respectively.

According to the appraiser the Mayfair in the Grove Mortgaged Property is located in the Coconut Grove office submarket. As of the third quarter of 2014, the submarket reported average asking rents of $30.99 per square foot, with a 9.8% vacancy rate, which is lower than the 15.1% office vacancy rate reported for Miami-Dade County as a whole. Coconut Grove is currently experiencing a repositioning as a creative hub for technology and advertising businesses in Southern Florida. As a result of its relatively affordable rental rates, Coconut Grove has attracted tenants from higher-priced markets like South Beach and Brickell. Sapient Corporation and Sony BMG Music Entertainment, both tenants at the Mayfair in the Grove Mortgaged Property, relocated to Coconut Grove from South Beach. Another prominent commercial tenant helping to shape the creative environment in Coconut Grove is the architectural firm, Arquitectonica.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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MAYFAIR IN THE GROVE

The following table presents certain information relating to comparable office properties for the Mayfair in the Grove Property:

Competitive Set(1)

	Mayfair in the Grove (Subject)	Offices At Cocowalk	Continental Plaza	Bayview Executive Plaza	Grove Forest Plaza
Location	Coconut Grove, FL	Coconut Grove, FL	Coconut Grove, FL	Coconut Grove, FL	Coconut Grove, FL
Distance from Subject	—	1 Block	2 Blocks	0.25 miles	0.5 miles
Property Type	Mixed Use	Mixed Use	Office	Office	Office
Year Built/Renovated	1977/2014	2002/NAV	1982/NAV	1987/NAV	1986/NAV
Number of Stories	4	4	5	7	4
Total GLA	278,455 SF	17,414 SF	80,536 SF	57,039 SF	52,033 SF
Total Occupancy	83%	82%	100%	97%	89%

(1) Information obtained from the appraisal.

The Borrower. The borrower is WMP I LLC, a single purpose Florida limited liability company with two independent directors. WMP I LLC is 60.0% owned and controlled by Timo Kipp and 40.0% owned by Beatrice Marienau. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Mayfair in the Grove Mortgage Loan. Timo Kipp is the guarantor of certain nonrecourse carveouts under the Mayfair in the Grove Mortgage Loan.

The Sponsor. The sponsor is Timo Kipp. As of August 18, 2014, Timo Kipp had a certified net worth of $137.6 million, with a liquidity value of $63.0 million.

Escrows. The loan documents provide for upfront reserves in the amount of $211,071 for taxes, $159,973 for insurance, $2,730,575 for tenant improvements and leasing commissions (“TI/LCs”) and $374,682 for outstanding free rent ($289,907 for Sapient Corporation, $44,095 for Healthsun Health Plans, Inc., $21,073 for Swerdlow, $18,311 for Marca and $1,295 for Ling Chow). The loan documents require monthly deposits of one-twelfth of the estimated annual real estate taxes, which currently equates to $52,768, one-twelfth of the annual insurance premiums, which currently equates to $26,662, $4,766 for replacement reserves and $25,525 for TI/LCs (subject to a cap of $1,225,202).

Lockbox and Cash Management. The Mayfair in the Grove Mortgage Loan is structured with a lender-controlled hard lockbox and springing cash management. The Mayfair in the Grove Mortgage Loan requires all rents to be transmitted directly by non-residential tenants of the Mayfair in the Grove Mortgaged Property into the clearing account. Prior to the occurrence of a Cash Management Period (as defined below), all funds in the lockbox account are swept to the borrower’s operating account. Upon a Cash Management Period, all funds in the lockbox account will be swept to a lender-controlled cash management account.

A “Cash Management Period” will commence upon the occurrence of any of the following: (i) an event of default, (ii) the failure by borrower, after the end of a calendar quarter, to maintain a debt service coverage ratio of at least 1.15x, provided, however, for the first 12 months of the loan term, the debt service coverage ratio will be determined based on a three-month, six-month, nine-month and twelve-month trailing period, as applicable, and a twelve month trailing period thereafter, (iii) the occurrence of a Major Tenant Trigger Event (as defined below) or (iv) the occurrence of a Major Tenant Renewal Trigger Event (as defined below). A Cash Management Period will end, with respect to clause (i) above, upon the cure of such event of default; with respect to clause (ii) above, upon the debt service coverage ratio being at least 1.20x for six consecutive months since the commencement of the Cash Management Period; with respect to clause (iii) above, upon the occurrence of a Major Tenant Trigger Cure Event (as defined below); or with respect to clause (iv), upon the occurrence of a Major Tenant Renewal Trigger Cure Event (as defined below).

“Major Tenant Trigger Event” means, any Major Tenant (as defined below) (i) ceases to operate in its leased premises at the Mayfair in the Grove Mortgaged Property during normal business hours (other than temporary cessation in connection with renovations of such leased premises or due to an event of force majeure), (ii) is the subject of a bankruptcy action, (iii) is in material or monetary default under its lease beyond any applicable notice and/or cure period, (iv) provides notice of its intent, or otherwise exercises its right, to terminate its lease; or (v) terminates its lease; provided, however, borrower will have the right to prevent a Major Tenant Trigger Event by depositing to the TI/LC reserve an amount determined by the lender in its sole discretion to adequately cover contemplated approved leasing expenses associated with the applicable Major Tenant demised space.

“Major Tenant Renewal Trigger Event” means the earlier of (i) the date that is 12 months prior to the expiration of such Major Tenant’s lease or (ii) the date upon which such Major Tenant must provide notice of its intent to renew its lease, unless prior to such date, such Major Tenant will have renewed its lease and no TI/LCs, free rent or other concessions are required pursuant to such renewal or the borrower has deposited amounts with the lender satisfactory to cover such expenses and/or free rent; provided, however, the borrower will have the right to prevent a Major Tenant Renewal Trigger Event by depositing into the TI/LC reserve an amount determined by the lender in its sole discretion to adequately cover contemplated approved leasing expenses associated with the applicable Major Tenant demised space.

“Major Tenant Trigger Cure Event” means, with respect to a Major Tenant Trigger Event described in clause (i) of the definition of Major Tenant Trigger Event, such Major Tenant resumes operations in its leased premises at the Mayfair in the Grove Mortgaged Property; with respect to a Major Tenant Trigger Event described in clause (ii) of the definition of Major Tenant Trigger Event, such Major Tenant has assumed its lease in the related bankruptcy proceeding; with respect to the first Major Tenant Trigger Event described in clause (iii) of the definition of Major Tenant Trigger Event, such lease default is cured and no other default has

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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MAYFAIR IN THE GROVE

occurred under such lease for three consecutive months; and with respect to a Major Tenant Trigger Event described in clauses (ii), (iv) or (v) of the definition of Major Tenant Trigger Event, the lender receives an acceptable tenant estoppel from a replacement tenant(s) for all of the space at the Mayfair in the Grove Mortgaged Property demised by such Major Tenant.

“Major Tenant Renewal Trigger Cure Event” means the receipt of either (i) an acceptable tenant estoppel from the applicable Major Tenant if such Major Tenant has renewed its lease or executed a new Major Tenant lease for the same demised space or (ii) receipt of an acceptable tenant estoppel from replacement tenant(s) for the entire major lease demised space.

A “Major Tenant” means each of Sony BMG Music Entertainment, Sapient Corporation or Crispin Porter & Bogusky.

Property Management. The Mayfair in the Grove Mortgaged Property is managed by an affiliate of the borrower.

Assumption. The borrower has the right to transfer the Mayfair in the Grove Mortgaged Property provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; and (ii) the lender has reasonably determined that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing. The lender will have the right to approve or disapprove the proposed transferee in its reasonable discretion, it being acknowledged that the lender may as a condition to approving any proposed transferee require a rating agency comfort letter from DBRS, Fitch and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-NXS1 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents provide that the required “all risk” insurance policy must include coverage for terrorism in an amount equal to the full replacement cost of the Mayfair in the Grove Property. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event.

Windstorm Insurance. The loan documents require windstorm insurance covering the full replacement cost of the Mayfair in the Grove Property during the loan term. At the time of closing, the Mayfair in the Grove Property had insurance coverage for windstorms.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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EASTGATE TWO PHASES VIII-X

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

64

EASTGATE TWO PHASES VIII-X

805
4840
4830
4790
4780
4770
4760
4810
4820
Eastgate Mall
Nexus Center Drive
Judicial Drive
Towne Center Drive
Eastgate Mall
Westerra Court
Eastgate Two Phases VIII–X
Eastgate One Phases I–VII & XII

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

65

EASTGATE TWO PHASES VIII-X

Eastgate Two Phases VIII-X
4760, 4770, 4780, 4790, 4840, 4810,
4820 & 4830 Eastgate Mall
San Diego, CA 92121
Pacific Ocean
La Jolla Bay
SAN DIEGO
Carmel Valley
Torrey Pines State Reserve
Los Peñasquitos Canyon Preserve
Torrey Pines Golf Course
Torrey Pines
Sorrento Valley
Scripps Green Hospital
Qualcomm
Salk Institute
University of California San Diego
Scripps Memorial Hospital-La Jolla
UCSD Thornton Hospital
VA Medical Center
UCSD School of Medicine
Southwest Fisheries Science Ctr.
Scripps Institute of Oceanography
Birch Aquarium
Westfield University Towne Ctr.
Costa Verde Shopping Center
La Jolla Village Square
Miramar
Miramar National Cemetery
USMC Air Station Miramar
San Diego County
University City
Rose Canyon Open Space
Marian Bear Mem. Natural Park
Soledad Natural Park
La Jolla Village
Museum of Contemporary Art - San Diego
La Jolla Country Club
La Jolla
Clairemont
Clairemont Town Square
Kearny Mesa
Kate O. Sessions Mem. Park
Pacific Beach
Tecolote Canyon Natural Park
San Diego Mesa College
Sharp Mem. Hospital/ Rady Children's Hospital
Mission Bay Golf Course
Mission Valley
San Diego Intl. Airport 13 miles
Carmel Valley Rd
El Camino Real
Carmel Mtn. Rd
N. Torrey Pines Rd
Sorrento Valley Blvd
Genesee Ave
San Diego Fwy
Eastgate Mall
La Jolla Village Drive
Miramar Rd
Nobel Dr
Regents Rd
Jacob Dekema Fwy
Governor Dr
Soledad Fwy
Gilman Dr
Ardath Rd
La Jolla Shores Dr
Prospect St
Via Capri
Nautilus St
Fay Ave
Soledad Mtn. Rd
Jutland Rd
Morena Blvd
Moraga Ave
Clairemont Dr
Chandler Dr
Balboa Ave
Convoy St
Ashford St
Auburndale St
Beagle St
Cabrillo Fwy
Mount Acadia Blvd
Mission Bay Dr
Lamont St
Ingraham St
Fanuel St
Cass St
Mission Blvd
Grand Ave
Turquoise St
La Jolla Mesa Dr
La Jolla Blvd
Cardeno Dr
Coaster Commuter Rail
Oceanside
Vista
San Marcos
Carlsbad
Escondido
Encinitas
Solana Beach
Rancho Bernardo
Poway
Ramona
Del Mar
Santee
El Cajon
La Mesa
Lemon Grove
Spring Valley
Jamul
Pacific Beach
Ocean Beach
Downtown
Coronado
National City
Chula Vista
Imperial Beach
Tijuana
United States
Mexico

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 5 – Eastgate Two Phases VIII-X

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset

Credit Assessment (DBRS/Fitch/Moody's):	NR/NR/NR			Property Type:	Office
Original Principal Balance(1):	$40,000,000			Specific Property Type:	Suburban
Cut-off Date Principal Balance(1):	$40,000,000			Location:	San Diego, CA
% of Initial Pool Balance:	4.2%			Size:	530,436 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF(1):	$188.52
Borrower Name:	Irvine Eastgate Office II LLC			Year Built/Renovated:	1998/2014
Sponsor:	The Irvine Company LLC			Title Vesting:	Fee
Mortgage Rate:	3.765%			Property Manager:	Self-managed
Note Date:	March 24, 2015			3rd Most Recent Occupancy (As of)(4):	82.2% (6/30/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of)(4)(5):	100.0% (6/30/2013)
Maturity Date:	April 11, 2025			Most Recent Occupancy (As of)(4)(5):	84.0% (6/30/2014)
IO Period:	60 months			Current Occupancy (As of)(5):	92.9% (3/1/2015)
Loan Term (Original):	120 months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of)(4)(6):	$13,476,737 (6/30/2013)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of)(4)(6):	$12,079,649 (6/30/2014)
Call Protection(2):	L(23),GRTR 1% or YM or D(92),O(5)			Most Recent NOI (As of)(4)(6):	$10,335,839 (TTM 1/31/2015)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt(1):	Yes
Additional Debt Type(1):	Pari Passu

				U/W Revenues:	$13,219,531
Escrows and Reserves(3):				U/W Expenses:	$3,163,053
				U/W NOI:	$10,056,478
Type:	Initial	Monthly	Cap (If Any)	U/W NCF:	$9,231,067
Taxes	$0	Springing	NAP	U/W NOI DSCR(1):	1.81x
Insurance	$0	Springing	NAP	U/W NCF DSCR(1):	1.66x
Replacement Reserves	$0	Springing	$328,869	U/W NOI Debt Yield(1):	10.1%
TI/LC Reserve	$0	Springing	$1,326,090	U/W NCF Debt Yield(1):	9.2%
Rent Concession Reserve	$75,200	$0	NAP	As-Is Appraised Value:	$178,000,000
Tenant Specific TI/LC Reserve	$1,698,283	$0	NAP	As-Is Appraisal Valuation Date:	February 25, 2015
Provide Commerce Reserve	$0	Springing	NAP	Cut-off Date LTV Ratio(1):	56.2%
Service-Now Reserve	$0	Springing	NAP	LTV Ratio at Maturity or ARD(1):	50.8%

(1)	The Eastgate Two Loan Combination, with an original principal balance totaling $100,000,000, is comprised of two pari passu notes (Notes A-1 and A-2). The non-controlling Note A-2 had an original principal balance of $40,000,000, has an outstanding principal balance as of the Cut-off Date of $40,000,000 and will be contributed to the WFCM 2015-NXS1 Trust. The controlling Note A-1 had an original balance of $60,000,000 and is expected to be contributed to a future trust. All statistical information related to the balance per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the Eastgate Two Loan Combination.
(2)	After the lockout period, the Eastgate Two Loan Combination is prepayable for one month with payment of the greater of a yield maintenance premium or prepayment premium, and then may be (i) defeased or (ii) prepaid with payment of a yield maintenance premium or prepayment premium equal to 1.0% of the principal amount being prepaid up to but excluding December 11, 2024.
(3)	See “Escrows” section.
(4)	The borrower reports financials on a fiscal year-end of June 30.
(5)	See “Historical Occupancy” section.
(6)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan is part of a loan combination (the “Eastgate Two Phases VIII-X Loan Combination”; herein referred to as the “Eastgate Two Loan Combination”) that is evidenced by two pari passu promissory notes (Notes A-1 and A-2) secured by a first mortgage encumbering an eight building office campus located in San Diego, California (the “Eastgate Two Phases VIII-X Property”; herein referred to as the “Eastgate Two Property”). The Eastgate Two Loan Combination was originated on March 24, 2015 by Wells Fargo Bank, National Association. The Eastgate Two Loan Combination had an original principal balance of $100,000,000, has an outstanding principal balance as of the Cut-off Date of $100,000,000 and accrues interest at an interest rate of 3.765% per annum. The Eastgate Two Loan Combination had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires interest-only payments for the first 60 payments following origination, and thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The Eastgate Two Loan Combination matures on April 11, 2025. See “Description of the Mortgage Pool—Split Loan Structures—The Eastgate Two Phases VIII-X Loan Combination” and “Servicing of the Mortgage Loans and Administration of the Trust Fund” in the Free Writing Prospectus.

Note A-2, which will be contributed to the WFCM 2015-NXS1 Trust, had an original principal balance of $40,000,000, has an outstanding principal balance as of the Cut-off Date of $40,000,000 and represents the non-controlling interest in the Eastgate Two Loan Combination. Note A-1 (the “Eastgate Two Companion Loan”), which is expected to be contributed to a future trust, had an

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

67

EASTGATE TWO PHASES VIII-X

original principal balance of $60,000,000 and represents the controlling interest in the Eastgate Two Loan Combination. The lender provides no assurances that the non-securitized pari passu note will not be split further.

Following the lockout period, the borrower has the right to defease (with the exception of the first month after the lockout period) or prepay the Eastgate Two Loan Combination in whole, but not in part, on any date before December 11, 2024, provided, with respect to a prepayment that the borrower pays the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the principal amount being prepaid. In addition, the Eastgate Two Loan Combination is prepayable without penalty on or after December 11, 2024.

Sources and Uses(1)

Sources			Uses
Original loan combination amount	$100,000,000	100.0%	Reserves	$1,773,483	1.8%
			Closings costs	366,154	0.4
			Return of equity	97,860,363	97.9
Total Sources	$100,000,000	100.0%	Total Uses	$100,000,000	100.0%

(1)	The Eastgate Two Property was previously unencumbered.

The Property. The Eastgate Two Property is a newly-renovated eight-building class B office campus totaling 530,436 square feet located in San Diego, California. The Eastgate Two Property is part of the larger “Eastgate Campus”, which also includes the “Eastgate One Phases I-VII & XII Property”, defined and detailed earlier in this Free Writing Prospectus Structural and Collateral Term Sheet and not part of the collateral for the Eastgate Two Loan Combination. The Eastgate Campus contains a total of 1,390,949 square feet in 24 buildings and is approximately 88.2% leased.

The Eastgate Two Property was developed between 1998 and 2006, and subsequently renovated in 2014. Five of the eight buildings (totaling approximately 65.6% of net rentable area) are occupied by a single tenant or subtenant. Amylin Pharmaceuticals, the largest tenant, occupies three of those five buildings (220,093 square feet; 41.5% of net rentable area), but subleases two of the three buildings to Provide Commerce, and the third building to two other subtenants (see “Major Tenants” section). The sponsor’s total cost basis in the Eastgate Two Property is $264.5 million. Recent renovations totaled approximately $1.3 million in 2014 and included updated entryways and the addition of outdoor workspaces. According to the borrower’s budget, they plan to spend an additional $3.9 million in capital expenditures over the next five years.

The Eastgate Two Property is located at the intersection of Eastgate Mall and Towne Centre Drive, approximately 0.6 miles northeast of the Westfield University Towne Center Mall. Six of the eight buildings on the 49.3-acre site are two stories. Amenities include three outdoor workspaces and public Wi-Fi. Further, tenants have access to the fitness center, sand volleyball court, and conference center at the adjacent Eastgate One Phases I-VII & XII Property. The Eastgate Two Property has exhibited an average occupancy of 88.8% over the last seven years and has demonstrated the ability to quickly absorb vacant space. The Eastgate Two Property has absorbed approximately 177,932 square feet (33.5% of net rentable area) of vacant space since 2014, as a result of two large tenants vacating in 2013 and 2014. Since the beginning of 2014, the sponsor has executed new leases at a weighted average rent of $19.23 per square foot, triple-net. The Eastgate Two Property contains 522 subterranean parking spaces and 1,863 surface parking spaces, for a total of 2,385 parking spaces, equating to a parking ratio of approximately 4.5 parking spaces per 1,000 square feet of rentable area. As of March 1, 2015, the Eastgate Two Property was 92.9% leased by six tenants and was occupied by eight tenants including subleases.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

68

EASTGATE TWO PHASES VIII-X

The following table presents certain information relating to the tenancy at the Eastgate Two Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(1)	Annual U/W Base Rent(1)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Amylin Pharmaceuticals(2)	NR/NR/NR	220,093	41.5%	$23.48(2)	$5,167,874(2)	49.9%	Various(3)
Service-Now(4)	NR/NR/NR	155,443	29.3%	$18.67(4)	$2,901,816(4)	28.0%	9/30/2022
Intercept Pharmaceuticals, Inc	NR/NR/NR	47,000	8.9%	19.44	$913,680	8.8%	9/30/2019
DivX	NR/NR/NR	38,807	7.3%	18.84	$731,124	7.1%	11/30/2019
WMK Office San Diego, LLC	NR/NR/NR	23,500	4.4%	20.04	$470,940	4.5%	3/31/2020
CONNECT San Diego(5)	NR/NR/NR	7,725	1.5%	22.20(5)	$171,495(5)	1.7%	6/30/2020
Total Major Tenants		492,568	92.9%	$21.03	$10,356,929	100.0%

Occupied Collateral Total		492,568	92.9%	$21.03	$10,356,929	100.0%

Vacant Space		37,868	7.1%

Collateral Total		530,436	100.0%

(1)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through April 30, 2016 totaling $91,818.
(2)	Amylin Pharmaceuticals subleases all of its space to three tenants under the following terms: (i) Provide Commerce – 156,561 square feet (29.5% of net rentable area); $3,514,058 annual base rent ($22.45 annual sublease rent PSF) through March 31, 2018 (62,816 square feet; 11.8% of net rentable area) and September 30, 2018 (93,745 square feet; 17.7% of net rentable area); (ii) Kratos Defense – 33,924 square feet (6.4% of net rentable area); $573,994 annual sublease rent ($16.92 annual base rent PSF) through September 30, 2018; and (iii) Plaza Home Mortgage – 29,608 square feet (5.6% of net rentable area); $486,756 annual base rent ($16.44 annual sublease rent PSF) through September 30, 2018. The Amylin Pharmaceuticals space was underwritten based on a blended market rent of $23.48 per square foot triple-net; Amylin currently pays $34.54 per square foot triple-net.
(3)	Amylin Pharmaceuticals leases 157,277 square feet (29.7% of net rentable area) on a lease that expires September 30, 2018 and 62,816 square feet (11.8% of net rentable area) on a lease that expires March 31, 2018.
(4)	Service-Now recently expanded by 60,900 square feet. They are currently occupying and paying $10.53 per square foot on 50,000 square feet (9.4% of net rentable area), but are not in occupancy and paying rent on 10,900 square feet (2.1% of net rentable area) of the expansion space. They will begin paying full rent of $18.96 per square foot on the 60,900 square foot expansion space in November 2016, which is what was underwritten. A reserve of $19,533 was taken for outstanding tenant improvement costs.
(5)	CONNECT San Diego is expected to take occupancy and begin paying rent in July 2015. A reserve of $386,250 was taken for outstanding tenant improvements and leasing commissions.

The following table presents certain information relating to the lease rollover schedule at the Eastgate Two Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016	0	0	0.0%	0	0.0%	$0	$0.00
2017	0	0	0.0%	0	0.0%	$0	$0.00
2018	1	220,093	41.5%	220,093	41.5%	$5,167,874	$23.48
2019	2	85,807	16.2%	305,900	57.7%	$1,644,804	$19.17
2020	2	31,225	5.9%	337,125	63.6%	$642,435	$20.57
2021	0	0	0.0%	337,125	63.6%	$0	$0.00
2022	1	155,443	29.3%	492,568	92.9%	$2,901,816	$18.67
2023	0	0	0.0%	492,568	92.9%	$0	$0.00
2024	0	0	0.0%	492,568	92.9%	$0	$0.00
2025	0	0	0.0%	492,568	92.9%	$0	$0.00
Thereafter	0	0	0.0%	492,568	92.9%	$0	$0.00
Vacant	0	37,868	7.1%	530,436	100.0%	$0	$0.00
Total/Weighted Average	6	530,436	100.0%			$10,356,929	$21.03

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

69

EASTGATE TWO PHASES VIII-X

The following table presents historical occupancy percentages at the Eastgate Two Property:

Historical Occupancy

6/30/2012(1)	6/30/2013(1)(2)	6/30/2014(1)(2)	3/1/2015(3)(4)
82.2%	100.0%	84.0%	92.9%

(1)	Information obtained from the borrower. The borrower reports on a fiscal year-end June 30.
(2)	The decrease in occupancy from 2013 to 2014 was due to Lockheed Martin vacating approximately 121,800 square feet (23.0% of net rentable area) in November 2013.
(3)	Information obtained from the underwritten rent roll.
(4)	Current Occupancy includes CONNECT San Diego (7,725 square feet; 1.5% of net rentable area) and expansion space for Service-Now (10,900 square feet; 2.1% of net rentable area), but neither tenant is yet in occupancy or paying rent. A reserve of $386,250 was taken for outstanding tenant improvements and leasing commissions for CONNECT San Diego and $19,353 for Service-Now. Current Occupancy, excluding CONNECT San Diego and the Service-Now expansion space, is 89.3%.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Eastgate Two Property:

Cash Flow Analysis

	2012(1)(2)	2013(1)(2)	2014(1)(3)	TTM 1/31/2015(4)	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$12,588,460	$14,288,103	$12,537,922	$10,615,905	$10,356,929(5)	78.3%	$19.53
Grossed Up Vacant Space	0	0	0	0	849,290	6.4	1.60
Total Reimbursables	2,432,872	2,995,178	2,673,002	2,497,823	2,862,602	21.7	5.40
Other Income	8,378	6,405	10,831	0	0	0.0	0.00
Less Vacancy & Free Rent	(302,143)	(940,308)	(226,607)	0	(849,290)(6)	(6.4)	(1.60)
Effective Gross Income	$14,727,567	$16,349,378	$14,995,148	$13,113,728	$13,219,531	100.0%	$24.92

Total Operating Expenses	$2,623,470	$2,872,641	$2,915,499	$2,777,889	$3,163,053	23.9%	$5.96

Net Operating Income	$12,104,097	$13,476,737	$12,079,649	$10,335,839	$10,056,478	76.1%	$18.96
TI/LC	0	0	0	0	660,977	5.0	1.25
Capital Expenditures	0	0	0	0	164,435	1.2	0.31
Net Cash Flow	$12,104,097	$13,476,737	$12,079,649	$10,335,839	$9,231,067	69.8%	$17.40

NOI DSCR(7)	2.17x	2.42x	2.17x	1.86x	1.81x
NCF DSCR(7)	2.17x	2.42x	2.17x	1.86x	1.66x
NOI DY(7)	12.1%	13.5%	12.1%	10.3%	10.1%
NCF DY(7)	12.1%	13.5%	12.1%	10.3%	9.2%

(1)	The borrower reports financials on a fiscal year-end of June 30.
(2)	The increase in Effective Gross Income from 2012 to 2013 was due to an increase in occupancy from 82.2% to 100.0% in 2013.
(3)	The decrease in Effective Gross Income from 2013 to 2014 was due to Lockheed Martin vacating approximately 121,800 square feet (23.0% of net rentable area) in November 2013.
(4)	The decrease in Effective Gross Income from 2014 to TTM January 31, 2015 was due to LPL Financial vacating approximately 44,194 square feet (8.3% of net rentable area) in May 2014.
(5)	Base rent includes $91,818 in contractual rent steps through April 2016.
(6)	The underwritten economic vacancy is 7.6%. The Eastgate Two Property was 92.9% leased and 89.3% physically occupied as of March 1, 2015.
(7)	DSCRs and debt yields are based on the Eastgate Two Loan Combination.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

70

EASTGATE TWO PHASES VIII-X

Appraisal. As of the appraisal valuation date of February 25, 2015, the Eastgate Two Property had an “as-is” appraised value of $178,000,000.

Environmental Matters. According to the Phase I environmental report dated February 23, 2015, there was no evidence of any recognized environmental conditions at the Eastgate Two Property.

Market Overview and Competition. The Eastgate Two Property is located in San Diego, California, at the intersection of Eastgate Mall and Towne Centre Drive, directly west of Interstate 805, the major north-south highway in Southern California, and approximately 1.8 miles east of Interstate 5. The Eastgate Two Property is part of the larger Eastgate Campus, a 24-building, 113.6-acre office campus owned and operated by the Irvine Company. The Eastgate Two Property is located in the east portion of the University Towne Center (“UTC”) mixed-use area, which is generally situated east of Interstate 5, west of Interstate 805, and north of State Route 52 in north-central suburban San Diego, approximately 13.4 miles north of the San Diego central business district. The Eastgate Two Property is located 0.6 miles northeast of Westfield UTC mall, a 1.1 million square foot super-regional mall with 150 retail tenants, including anchors Sears, Nordstrom and Macy’s. According to the appraisal, the mall underwent a major renovation in 2012, and it is expected to undergo a second phase over the next three years, the plan for which includes a new 330,000 square foot Nordstrom, luxury and high fashion retailers, ten restaurants and a new parking structure along Genesee Avenue. The $600.0 million project is scheduled for opening in the Fall of 2016. Other major commercial demand generators include the University of California – San Diego (2.3 miles west), with an enrollment of 30,310 students (as of Fall 2013), and considered one of the top ranked public research universities in the United States by a leading publication in 2014, and Marine Corps Air Station Miramar (4.1 miles east), an air field that is home to the 3rd Marine Aircraft Wing.

According to the appraisal, the Eastgate Two Property is located in the UTC office submarket, the financial center for a larger business area known as the Golden Triangle. Much of the newer development in the area has consisted of high intensity office, commercial and residential uses, primarily within the Golden Triangle area. Located within the San Diego office market, the UTC office submarket comprised approximately 6.6 million square feet of office space as of the fourth quarter of 2014 and accounted for approximately 8.9% of San Diego’s office inventory. The Irvine Company currently owns and operates 3.7 million square feet of office space in the UTC office submarket, exhibiting an average occupancy rate of approximately 94.0% as of December 2014. The UTC office submarket exhibited 2014 net absorption of 454,865 square feet, the largest amount of any San Diego submarket and double that of the next closest submarket. As of the fourth quarter of 2014, the submarket occupancy rate was 88.0% for all space, and 78.9% for class B space (both vacancy rates include approximately 288,224 square feet that is 100.0% vacant and is not being actively marketed for lease; excluding these vacant buildings results in a submarket occupancy rate of 86.9% for class B space), with a current average asking rent within the submarket of $29.16 per square foot for all space, and $28.08 per square foot for class B space, on a full-service gross basis. Deducting the appraiser’s assumption of $6.48 per square foot for reimbursements, the average triple-net rents equate to $22.68 per square foot and $21.60 per square foot, respectively. Average rent in the submarket has increased 9.2% year-over-year (December 2013 to December 2014). The appraiser’s competitive set exhibited an average occupancy of 90.7%.

The following table presents certain information relating to comparable office properties for the Eastgate Two Property:

Competitive Set(1)

	Eastgate Two Phases VIII-X (Subject)	Eastgate One Phases I-VIII & XII	Centrewest Plaza	Sorrento Gateway
Location	San Diego, CA	San Diego, CA	San Diego, CA	San Diego, CA
Distance from Subject	—	0.1 miles	1.2 miles	1.1 miles
Property Type	Office	Office	Office	Office
Year Built/Renovated	1998/2014	1998/2014	1990/NAV	2008/NAV
Stories	2-3	2	3	2
Total GLA	530,436 SF	860,513 SF	195,584 SF	228,254 SF
Total Occupancy	93%	85%	87%	100%

(1)	Information obtained from the appraisal

The Borrower. The borrower is Irvine Eastgate Office II LLC, a Delaware limited liability company which is a single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Eastgate Two Loan Combination. Spectrum Office Properties II LLC is the guarantor of certain nonrecourse carveouts under the Eastgate Two Loan Combination.

The Sponsor. The Irvine Company, LLC (“Irvine Company”). Irvine Company was established in 1864 and is a diversified, privately held real-estate investment company and master-planner, which was responsible for the stewardship and master-planning of the City of Irvine in Orange County, California, which was incorporated in 1971. As of December 31, 2014, Irvine Company’s investment portfolio totals approximately 98 million square feet and includes 500 office buildings totaling 38.2 million square feet, 129 multifamily properties totaling over 50,000 units, 41 retail properties totaling 8.4 million square feet and three resort properties totaling 1,163 rooms, primarily located in Southern California. In addition, within Orange County, the Irvine Company owns and manages an extensive unencumbered land bank currently fully entitled for commercial, retail, multifamily and single-family development. Spectrum Office Properties II LLC, an affiliate of the sponsor, also serves as the guarantor of certain nonrecourse carveouts for the Eastgate One Phases I-VIII & XII Loan Combination.

Escrows. The loan documents provide for upfront reserves in the amount of $75,200 for rent concessions for WMK Office San Diego, LLC and $1,698,283 for outstanding tenant improvements and leasing commissions ($1,292,500 for WMK Office San Diego,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

71

EASTGATE TWO PHASES VIII-X

LLC, $386,250 for CONNECT San Diego and $19,533 for Service-Now). The loan documents do not require monthly escrows for real estate taxes as long as (i) no DSCR Trigger Event Period (as defined below) exists and (ii) the borrower provides the lender with timely proof of payment of real estate taxes. The loan documents do not require monthly escrows for insurance as long as (i) no DSCR Trigger Event Period exists; (ii) the Eastgate Two Property is insured via an acceptable blanket insurance policy; and (iii) the borrower provides the lender with evidence of renewal of the policies and timely proof of payment of the insurance premiums when due. The loan documents do not require monthly escrows for capital expenditures or tenant improvements and leasing commissions as long as no DSCR Trigger Event Period exists. Upon the occurrence of a DSCR Trigger Event Period, monthly reserves of $13,703 for capital expenditures (capped at $328,869) and $55,254 for tenant improvements and leasing commissions (capped at $1,326,090) will be required.

A “DSCR Trigger Event Period” will commence upon (i) the occurrence of an event of default or (ii) the amortizing debt service coverage ratio falling below 1.20x at the end of any calendar quarter. A DSCR Trigger Event Period will be cured upon the (i) cure of such event of default and (ii) the amortizing debt service coverage ratio being equal to or greater than 1.20x for two consecutive calendar quarters.

The borrower will be required to accumulate $2,070,000 in the Provide Commerce Springing Reserve if (i) the borrower and Provide Commerce fail to enter into a direct lease for substantially all of the Provide Commerce space for a term of no less than five years at a net effective rent of no less than the lesser of (a) $23.61 per square foot triple-net (the rent payable prior to the expiration of the Provide Commerce sublease) or (b) 95% of the then effective fair market rent, prior to June 30, 2017; (ii) Provide Commerce vacates all or substantially all of their space and ceases paying rent under their sublease; or (iii) Provide Commerce suffers a bankruptcy or becomes insolvent. To satisfy the Provide Commerce Springing Reserve, the borrower may deposit cash (either one lump sum or monthly payments), post a letter of credit or provide a reserve guaranty from an investment-grade rated entity. Provided no event of default has occurred or is continuing, funds will be disbursed once Provide Commerce has executed a direct lease subject to the above provisions or all of the Provide Commerce space has been leased to replacement tenant(s) pursuant to one or more leases for a term of at least five years at no less than 95% of fair market rent, as further detailed in the loan agreement.

The borrower will be required to accumulate $1,650,000 in the Service-Now Springing Reserve if (i) Service-Now fails to exercise its lease extension option nine months prior to the Service-Now lease expiration (September 30, 2022) and has not otherwise extended its’ lease for a term of at least five years at a net effective rent of no less than the lesser of (a) $22.08 per square foot triple-net (the rent payable prior to the expiration of the Service-Now lease) or (b) 95% of the then effective fair market rent; (ii) Service-Now vacates all or substantially all of their space and ceases paying rent under their lease; or (iii) Service-Now suffers a bankruptcy or becomes insolvent. To satisfy the Service-Now Springing Reserve, the borrower may deposit cash (either one lump sum or monthly payments), post a letter of credit or provide a reserve guaranty from an investment-grade rated entity. Provided no event of default has occurred or is continuing, funds will be disbursed once the Service-Now lease has been extended subject to the above provisions or all of the Service-Now space has been leased to replacement tenant(s) pursuant to one or more leases for a term of at least five years at no less than 95% of fair market rent, as further detailed in the loan agreement.

Lockbox and Cash Management. The Eastgate Two Loan Combination requires a lender-controlled lockbox account, which is already in place, and that the borrower direct tenants to pay their rents directly into such lockbox account. The loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account within three business days of receipt. Prior to the occurrence of a Cash Trap Event Period (as defined below), all funds are required to be distributed to the borrower. During a Cash Trap Event Period, all funds are swept on a daily basis to a lender-controlled cash management account. In addition, during a Cash Trap Event Period, after application to various reserves, if the excess cash flow held by the lender is not less than six months of debt service payments, any excess cash flow will be disbursed to the borrower.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence of an event of default or (ii) the amortizing debt service coverage ratio falling below 1.10x at the end of any calendar quarter. A Cash Trap Event Period will be cured, with regard to clause (i), upon the cure of such event of default and with regard to clause (ii), upon the amortizing debt service coverage ratio being equal to or greater than 1.15x for two consecutive calendar quarters.

Property Management. The Eastgate Two Property is managed by an affiliate of the borrower.

Assumption. The borrower has the right to transfer the Eastgate Two Property, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the lender's reasonable determination that the proposed transferee and guarantor satisfy the lender's credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty (which includes an environmental indemnity) by an affiliate of the transferee; and (iii) rating agency confirmation from DBRS, Fitch and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-NXS1 Certificates and similar confirmations from each rating agency rating any securities backed by the Eastgate Two Companion Loan with respect to the ratings of such securities.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Additional Indebtedness. The loan documents permit the pledge of a direct or indirect interest in an upper tier entity (Spectrum Office Properties II LLC or its affiliated owners) and non-controlling interests in the borrower if the pledgor owns a direct or indirect interest in real property other than the Eastgate Two Property, subject to certain additional conditions, including no change of control to the parties other than Spectrum Office Properties II LLC or its affiliates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

72

EASTGATE TWO PHASES VIII-X

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Eastgate Two Property; provided, however, if the Terrorism Risk Insurance Program Reauthorization Act is discontinued or not renewed, the borrower will be not be required to pay annual premiums in excess of two times the amount for a standalone all risk policy. The loan documents also require business interruption insurance covering no less than the 24-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

Earthquake Insurance. The loan documents do not require earthquake insurance. The seismic report dated February 20, 2015 indicated a probable maximum loss of 8.0%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

73

100 WEST 57TH STREET

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

74

100 WEST 57TH STREET

100 West 57th Street
100 West 57th Street
New York, NY 10019
MANHATTAN
CENTRAL PARK
Upper West Side
Upper East Side
West Side
East Side
Midtown
Theatre District
Strawberry Fields
The Lake
Bethesda Fountain
Sheep Meadow
The Mall
East Green
The Frick Collection
Temple Emanu-El
The Dairy
Central Park Zoo
Heckscher Playground
Wollman Rink
Hallet Nature Sanctuary
The Pond
Central Park South
Loews IMAX Theatre
Juilliard School
Avery Fisher Hall
Metropolitan Opera House
David H. Koch Theater
Fordham Univ. Lincoln Center Campus
John Jay College of Criminal Justice
Time Warner Center
St. Lukes Roosevelt Hospital Ctr.
Museum of Arts & Design
Carnegie Hall
Alvin Ailey American Dance Theater
CitiSpire Center
Plaza Hotel
Grand Army Plaza
Apple Store, FAO Schwarz, GM Building
9 West 57th
Bergdorf Goodman, Louis Vuitton
Trump Tower
Fuller Building
Barneys New York
The Peninsula New York
Museum of Modern Art
Lever House
399 Park
The Paley Center for Media
666 Fifth Avenue
Park Avenue Plaza
Wells Fargo
Citigroup Center
AXA Center
75 Rockefeller Plaza
345 Park
Radio City Music Hall
45 Rockefeller Plaza
St. Patrick's Cathedral
Mutual of Omaha
ROCKEFELLER CENTER
Saks Fifth Avenue
ITT-American Building
Palmolive Building
GE Building
Rockefeller Plaza
Tower 49
JPMorgan Chase Tower
245 Park Avenue
Gershwin Theatre
Time-Life Building
One Worldwide Plaza
Paramount Plaza
Exxon Building
McGraw-Hill
Morgan Stanley Building
News Corp. Building
Marquis Theatre
Imperial Theatre
Lyceum Theatre
Shubert Theatre
Viacom Intl.
TIMES SQUARE
Minskoff Theatre
Conde Nast Bldg. (4 Times Sq.)
Bank of America Tower
MetLife Building
450 Lexington Avenue
Grand Central Terminal (Metro North)
Chrysler Building
Bryant Park
New York Public Library
New York Times Building
Lefcourt Manhattan Bldg.
Republic Bank Tower
72ND ST/ BROADWAY
72ND ST
66TH ST/ BROADWAY
59TH ST/ COLUMBUS CIRCLE
57TH ST/ 7TH AVE
57TH ST
5TH AVE/ 59TH ST
59TH ST/ LEXINGTON
63RD ST/ LEXINGTON
68TH ST/ HUNTER COLLEGE
Hunter College
7TH AVE/ 53RD ST
5TH AVE/ 53RD ST
51ST ST/ LEXINGTON
50TH ST/ BROADWAY
50TH ST
49TH ST
ROCKEFELLER CTR.
TIMES SQ.
42ND ST/ TIMES SQ.
BRYANT PARK
5TH AVE
GRAND CENTRAL
GRAND CENTRAL/ 42ND ST
Broadway
Amsterdam Ave.
Columbus Ave.
Central Park West
10th Ave.
9th Ave.
8th Ave.
7th Ave.
6th Ave.
5th Ave.
Madison Ave.
Park Ave.
Lexington Ave.
W. 73rd St.
W. 72nd St.
W. 71st St.
W. 70th St.
W. 69th St.
W. 68th St.
W. 67th St.
W. 66th St.
W. 65th St.
W. 64th St.
W. 63rd St.
W. 62nd St.
W. 61st St.
W. 60th St.
W. 59th St.
W. 58th St.
W. 57th St.
W. 56th St.
W. 55th St.
W. 54th St.
W. 53rd St.
W. 52nd St.
W. 51st St.
W. 50th St.
W. 49th St.
W. 48th St.
W. 47th St.
W. 46th St.
W. 45th St.
W. 44th St.
W. 43rd St.
W. 42nd St.
W. 40th St.
W. 39th St.
E. 73rd St.
E. 72nd St.
E. 71st St.
E. 70th St.
E. 69th St.
E. 68th St.
E. 67th St.
E. 66th St.
E. 65th St.
E. 64th St.
E. 63rd St.
E. 62nd St.
E. 61st St.
E. 60th St.
E. 59th St.
E. 58th St.
E. 57th St.
E. 56th St.
E. 55th St.
E. 54th St.
E. 53rd St.
E. 52nd St.
E. 51st St.
E. 50th St.
E. 49th St.
E. 48th St.
E. 47th St.
E. 46th St.
E. 45th St.
E. 44th St.
E. 43rd St.
E. 42nd St.
E. 40th St.
E. 39th St.
Upper West Side
Upper East Side
Central Park
West New York
North Bergen
Weehawken
West Side
East Side
Midtown
QUEENS
Astoria
Long Island City
Union City
Chelsea
MANHATTAN
Greenwich Village
Williamsburg
Hoboken
Hudson River
East River
NEW JERSEY
SoHo
Tribeca
Chinatown
Financial District
JERSEY CITY
BROOKLYN
Brooklyn Heights
Park Slope

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

75

No. 6 – 100 West 57th Street

Loan Information				Property Information
Mortgage Loan Seller:	Natixis Real Estate Capital LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/Fitch /Moody’s):	NR/NR/NR			Property Type:	Other
Original Principal Balance(1):	$35,000,000			Specific Property Type:	Leased Fee
Cut-off Date Principal Balance(1):	$35,000,000			Location:	New York, NY
% of Initial Pool Balance:	3.7%			Size(3):	25,125 SF
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per SF(1)(3):	$7,164.18
Borrower Name:	57th & 6th Ground LLC			Year Built/Renovated:	NAP/NAP
Sponsors:	David Werner; Eli Schron; Avi Schron; Mark Schron			Title Vesting:	Fee
Mortgage Rate:	2.307%			Property Manager:	Self-managed
Note Date:	November 5, 2014			3rd Most Recent Occupancy:	NAP
Anticipated Repayment Date:	November 5, 2019			2nd Most Recent Occupancy:	NAP
Maturity Date:	April 5, 2035			Most Recent Occupancy:	NAP
IO Period:	60 months			Current Occupancy:	NAP
Loan Term (Original):	60 months
Seasoning:	5 months			Underwriting and Financial Information:
Amortization Term (Original):	NAP
Loan Amortization Type:	Interest-only, ARD			In Place Contractual Ground Rent:	$4,070,655
Interest Accrual Method:	Actual/360			Estimated Ground Rent Reset(4):	$21,233,420
Call Protection:	L(29),D(27),O(4)
Lockbox Type:	Hard/Upfront Cash Management
Additional Debt(1):	Yes
Additional Debt Type(1):	Pari Passu			U/W Revenues(5):	$4,213,128
				U/W Expenses:	$0
				U/W NOI(5):	$4,213,128
				U/W NCF(5):	$4,213,128
				U/W NOI DSCR(1)(5):	1.00x
				U/W NCF DSCR(1)(5):	1.00x
Escrows and Reserves(2):				U/W NOI Debt Yield(1)(5):	2.3%
				U/W NCF Debt Yield(1)(5):	2.3%
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraised Value:	$300,000,000
Taxes	$0	Springing	NAP	“Unencumbered Land” Appraised Value:	$260,000,000
Insurance	$0	Springing	NAP	As-Is Appraisal Valuation Date:	August 1, 2014
Quarterly Rent	$0	(2)	NAP	Cut-off Date LTV Ratio(1)(6):	60.0%
Future Rent	$605,510	$0	NAP	LTV Ratio at Maturity or ARD(1)(6):	60.0%

(1)	The 100 West 57th Street Loan Combination, totaling $180,000,000, is comprised of four pari passu notes (Notes A-1, A-2, A-3 and A-4). The non-controlling Note A-4 had an original principal balance of $35,000,000, has an outstanding principal balance of $35,000,000 as of the Cut-Off Date and will be contributed to the WFCM 2015-NXS1 Trust. The non-controlling Notes A-2 and A-3 had an original principal balance of $60,000,000 and $40,000,000, respectively, and were contributed to the COMM 2015-CCRE22 Trust and the COMM 2015-DC1 Trust, respectively. The controlling note A-1 has an original principal balance of $45,000,000, is currently held by Natixis Real Estate Capital LLC (although Natixis Real Estate Capital LLC reserves the right to reapportion the balance or sub-divide such note) and is expected to be securitized in a future transaction. All statistical financial information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yield are based on the 100 West 57th Street Loan Combination. See “Description of the Mortgage Pool—Split Loan Structures—The 100 West 57th Street Loan Combination” in the Free Writing Prospectus.
(2)	See “Escrows” section.
(3)	Size represents the land area. The 100 West 57th Street Property is improved by 418,114 square feet of mixed use residential cooperative and retail space, which are not part of the collateral. Cut-off Date Principal Balance Per SF based on the Fee (collateral) and Leasehold (non-collateral) is $430.50.
(4)	The ground rent will reset on March 15, 2025 and, per the ground lease, the annual ground rent will be calculated as 8.1667% of the then fair market value of the land as unimproved and unencumbered. The number shown was calculated based on the “Unencumbered Land” appraised value of $260.0 million.
(5)	See “Cash Flow Analysis” section.
(6)	Based on the “Fee and Leasehold” Appraised Value of $450,000,000, which reflects the value of the improvements (418,114 square feet of mixed use residential cooperative and retail space), which are not part of the collateral, plus the value of the land (collateral), the Cut-off date LTV Ratio and LTV Ratio at Maturity or ARD are 40.0%.

The Mortgage Loan. The mortgage loan is part of a loan combination (the “100 West 57th Street Loan Combination”) that is evidenced by four pari passu promissory notes (the A-1, A-2, A-3 and A-4 Notes), secured by a first mortgage encumbering the fee simple interest in a land parcel totaling 25,125 square feet located at 100 West 57th Street (also known as 1381-1399 Avenue of the Americas), in Midtown Manhattan, New York (the “100 West 57th Street Property”). The 100 West 57th Street Loan Combination was originated on November 5, 2014 by Natixis Real Estate Capital LLC. The 100 West 57th Street Loan Combination had an original principal balance of $180,000,000, has an outstanding principal balance as of the Cut-off Date of $180,000,000 and accrues interest at an interest rate of 2.307% per annum. The 100 West 57th Street Loan Combination had an initial term of 60 months, has a remaining term of 55 months as of the Cut-off Date and requires interest-only payments through the Anticipated Repayment Date (“ARD”). The ARD is November 5, 2019 and the final maturity date is April 5, 2035. In the event the 100 West 57th Street Loan Combination is not paid in full on or before the ARD, the interest rate will increase to 5.617% per annum to but excluding March 5, 2025. On the March 5, 2025 payment date, the interest rate will increase to the greater of (i) 6.367% and (ii)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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the then five-year swap spread on March 5, 2025 plus 4.060%. The difference between the adjusted interest rate and the initial interest rate is referred to herein as the additional ARD interest. From and after the ARD, all excess cash flow from the 100 West 57th Street Property, after payment of reserves, interest calculated at the initial interest rate and 100 West 57th Street Property operating expenses, will be applied to the outstanding principal balance of the 100 West 57th Street Loan Combination until repaid in full. The additional ARD interest will accrue from and after the ARD and, subject to applicable law, will be added to the then outstanding principal balance of the 100 West 57th Street Loan Combination, but payments will be deferred until the 100 West 57th Street Loan Combination has been paid in full, at which time the additional ARD interest (plus any accrued and unpaid interest at the adjusted interest rate) will be due and payable.

Note A-4, which will be contributed to the WFCM 2015-NXS1 Trust, had an original principal balance of $35,000,000, has an outstanding principal balance as of the Cut-off Date of $35,000,000 and represents a non-controlling interest in the 100 West 57th Street Loan Combination. The controlling Note A-1, which had an original principal balance of $45,000,000, is expected to be contributed to a future trust. The non-controlling Note A-2, which had an original principal balance of $60,000,000, was contributed to the COMM 2015-CCRE22 Trust. The non-controlling Note A-3, which had an original principal balance of $40,000,000, was contributed to the COMM 2015-DC1 Trust. The lender provides no assurances that any non-securitized pari passu note will not be split further. See “Description of the Mortgage Pool—Split Loan Structures—The 100 West 57th Street Loan Combination” in the Free Writing Prospectus.

Following the lockout period, the borrower has the right to defease the 100 West 57th Street Loan Combination, in whole or in part, on any date before August 5, 2019. In addition, the 100 West 57th Street Loan Combination is prepayable without penalty on or after August 5, 2019.

Sources and Uses

Sources			Uses
Original loan amount	$180,000,000	59.2%	Purchase price	$286,000,000	94.0%
Sponsor new cash contribution	124,138,000	40.8	Closing costs	17,532,490	5.8
			Reserves	605,510	0.2
Total Sources	$304,138,000	100.0%	Total Uses	$304,138,000	100.0%

The Property. The 100 West 57th Street Loan Combination is collateralized by the borrower’s fee interest in a 25,125 square foot parcel of land located at 100 West 57th Street (also known as 1381-1399 Avenue of the Americas) in Midtown Manhattan that is improved by a 21-story, class A, mixed-use residential cooperative and retail building (collectively, the “Improvements” or “Leasehold Improvements”), known as the Carnegie House (Improvements not part of the collateral for the 100 West 57th Street Loan Combination). The land is a through-block parcel located on the westerly block-front of Avenue of the Americas between West 56th and West 57th Street in the Plaza District of Midtown Manhattan. The borrower’s fee simple interest is subject to a ground lease (the “Ground Lease”) pursuant to which the ground lessee constructed, developed and owns the Improvements that sit on top of the 100 West 57th Street Property (see “Ground Lease” section). The Improvements comprise 323 cooperative apartment units on floors 2 through 21, a 225-space parking garage on two sub-cellar levels with an entrance on West 56th Street and 28,337 square feet of retail space on the ground and basement levels. The Carnegie House was constructed in 1962 on the 100 West 57th Street Property shortly after the original developer ground-leased it in 1959. All Leasehold Improvements were converted to cooperative ownership in 1978. The ground lessee’s interest in the Improvements is not collateral for the 100 West 57th Street Loan Combination.

The residential entrance to the Carnegie House mixed-use building is located on Avenue of the Americas with a main lobby with an attended front desk. The apartment floors are serviced by three passenger elevators and two freight elevators. The building amenities include a full-time doorman, live-in superintendent, valet service, private storage, bike room, central laundry and an on-site garage (which is leased to a third-party operator). The apartment unit mix includes studio, one-bedroom, two-bedroom, three-bedroom and four-bedroom units based on the original co-op offering plan reviewed; however, the exact current unit mix is not available. Some apartment units have outdoor terraces or balconies.

The retail space contains approximately 28,337 square feet on the ground and basement floors with an occupancy rate of 92.0% as of November 2014. Duane Reade, the retail anchor tenant, occupies approximately 7,316 square feet of grade-level corner space at Avenue of the Americas and West 57th Street with an additional 12,350 square feet on the basement level. There are seven grade level in-line retail suites, of which six suites totaling 6,402 square feet are currently occupied and one (2,269 square feet) is vacant.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents certain information relating to the retail tenancy at the non-collateral Improvements at the 100 West 57th Street Property:

Retail Tenant Summary(1)

Tenant	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant NRSF	% of NRSF	In Place Rent PSF	% of Total In Place Base Rent	Market Rent PSF(3)	Lease Expiration Date
Major Tenants
Duane Reade(4)	NR/Baa2/BBB	7,316	25.8%	$140.11	30.9%	$350.00	2/28/2025
Duane Reade (Basement)(4) (5)	NR/Baa2/BBB	5,150	18.2%	$140.11	21.7%	$100.00	2/28/2025
Duane Reade (Cellar)(4)	NR/Baa2/BBB	7,200	25.4%	$25.00	5.4%	$25.00	2/28/2025
Total Major Tenants		19,666	69.4%	$97.96	58.1%	$165.54

In-Line Tenants
Jamba Juice(4)	NR/NR/NR	1,702	6.0%	$224.74	11.5%	$275.00	8/31/2015
Coterie (1387 Sixth Avenue Inc)	NR/NR/NR	1,364	4.8%	$178.13	7.3%	$250.00	10/31/2023
City Souvenirs on 6th	NR/NR/NR	1,083	3.8%	$221.97	7.2%	$250.00	10/31/2021
NY Diva Nails & Spa	NR/NR/NR	1,017	3.6%	$224.21	6.9%	$250.00	12/31/2015
Tucci Italia (Yaron H)	NR/NR/NR	784	2.8%	$223.95	5.3%	$250.00	9/30/2021
Zibetto Espresso Bar	NR/NR/NR	452	1.6%	$269.05	3.7%	$250.00	1/31/2016
Total In-Line Tenants		6,402	22.6%	$217.29	41.9%	$256.65

Total Occupied Improvements		26,068	92.0%	$127.27	100.0%	$187.92

Vacant Space		2,269	8.0%

Total		28,337	100.0%

(1)	Information obtained from the retail rent roll as of November 2014.
(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(3)	Information obtained from the appraisal.
(4)	Duane Reade has one five-year lease renewal option and Jamba Juice has two five-year lease renewal options.
(5)	The Duane Reade (Basement) space is a retail space and is fully operational.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the 100 West 57th Street Property:

Cash Flow Analysis

	In Place Contractual Ground Rent(1)	U/W(1)	Estimated Ground Rent Reset(2)	Mark-to-Market Look- Through of Leasehold Interest (Non-collateral)(3)
Base Rent	$4,070,655	$4,213,128	$21,233,420	$29,257,185
Less Vacancy & Credit Loss	0	0	0	(932,188)(4)
Effective Gross Income	$4,070,655	$4,213,128	$21,233,420	$28,324,997

Total Operating Expenses	0	0	0	8,835,882

Net Operating Income	$4,070,655	$4,213,128	$21,233,420	$19,489,115
TI/LC	0	0	0	226,900
Capital Expenditures	0	0	0	166,249
Net Cash Flow	$4,070,655	$4,213,128	$21,233,420	$19,095,966

NOI DSCR(5)	0.96x	1.00x	5.03x	4.63x
NCF DSCR(5)	0.96x	1.00x	5.03x	4.54x
NOI DY(5)	2.3%	2.3%	11.8%	10.8%
NCF DY(5)	2.3%	2.3%	11.8%	10.6%

(1)	Ground rent steps up from $4,070,655 to $4,213,128 beginning on March 15, 2019, then to $4,360,587 on March 15, 2024.
(2)	Calculated based on the unencumbered land appraised value of $260.0 million. The ground rent will reset on March 15, 2025 and per the ground lease is calculated as 8.1667% of the then fair market value of the land as unimproved and unencumbered.
(3)	Information derived from the market rents and discounted cash flow expenses in the appraisal. See “Mark-to-Market Look-Through Analysis” section.
(4)	Estimated Mark-to-Market Look-Through of Leasehold Interest (non-collateral) Vacancy represents 3.2% of gross income.
(5)	DSCRs and debt yields are based on the 100 West 57th Street Loan Combination.

Appraisal. As of the appraisal valuation date of August 1, 2014, the 100 West 57th Street Property had an “as-is” appraised value of $300,000,000, an “unencumbered land” appraised value of $260,000,000 and a “fee and leasehold” appraised value of $450,000,000.

Environmental Matters. According to a Phase I environmental site assessment dated September 23, 2014, there was no evidence of any recognized environmental conditions at the 100 West 57th Street Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Market Overview and Competition. The 100 West 57th Street Property is located on the westerly block-front of Avenue of the Americas between West 56th and West 57th Street in Midtown Manhattan. The 100 West 57th Street Property is surrounded by many of New York's landmarks, restaurants, hotels, theatres, retail shops and tourist attractions, made accessible by the presence of several major transportation hubs. The F line stop located at 6th Avenue and West 57th Street and stops for the A, B, C, D, E, N, Q, R, 1, 2 and 3 lines are within walking distance of the 100 West 57th Street Property. The 100 West 57th Street Property is located within the Plaza District, which is bounded by 47th Street to the south and 65th Street to the north, and from Avenue of the Americas to the west and Park Avenue to the east.

The following table presents certain information relating to land sale comparables for the 100 West 57th Street Property:

Competitive Set(1)

	100 West 57th Street (Subject)	985-989 Third Avenue	118-122 East 59th Street	950 Second Avenue	101 Murray Street	616 First Avenue	961 First Avenue
Distance from Subject	-	<1mile	<1mile	1.2 miles	4.2 miles	2.0 miles	1.1 miles
Sales Price	$286,000,000	$102,500,000	$49,000,000	$61,000,000	$223,000,000	$172,125,000	$64,000,000
Transaction Date	11 / 2014	In Contract	11 / 2013	8 / 2013	5 / 2013	2 / 2013	12 / 2012
Size (Acres / Square feet)	0.58 / 25,125	0.16 / 6,843	0.17 / 7,532	0.20 / 8,837	0.71 / 31,028	1.04 / 45,190	0.20 / 8,814
Max. Buildable FAR (Square feet)	376,875	89,480	76,693	118,726	310,280	523,930	159,153

(1)	Information obtained from the appraisal.

Mark-to-Market Look-Through Analysis. The appraisal concluded retail market rents of $350.00 per square foot for the ground retail space on the corner of West 57th Street and Avenue of the Americas, $275.00 per square foot for the ground retail space on the corner of West 56th Street and Avenue of the Americas and $250.00 per square foot for the in line retail space along Avenue of the Americas. Market rent for the lower level (basement) retail space is estimated to be $100.00 per square foot, while the lower level storage retail space is estimated to be $25.00 per square foot. Based on these market rents, estimated recoveries and a market vacancy factor of 3.0%, the market gross revenue for the retail space is estimated to be approximately $5.3 million. Assuming underwritten expenses of $37.71 per square foot, the retail space leasehold interest’s estimated market net operating income is approximately $4.3 million. The concluded rental market rents were $70 per square foot on average. Based on these market rents, estimated recoveries and a market vacancy factor of 3.0%, the market gross revenue for the residential space is estimated to be approximately $23.0 million, including $2.6 million of parking revenue. Assuming underwritten expenses of $25.85 per square foot, the residential space leasehold interest’s estimated market net operating income is approximately $15.2 million. The combined estimated market net operating income for the Leasehold Improvements interest is approximately $19.5 million resulting in a mark-to-market look-through debt yield and debt service coverage ratio for the 100 West 57th Street Loan Combination of 10.8% and 4.63x, respectively. Replacement reserves were estimated at $0.10 per square foot for the retail space and $150 per unit for the residential space. Leasing commissions were based on 40.0% of first year’s base rent including a 125% override (paid in year one) with a 65.0% renewal probability, assuming equal tenant rollover throughout the 100 West 57th Street Loan Combination term. The combined estimated market net cash flow for the Leasehold Improvements interests is approximately $19.1 million, resulting in a mark-to-market look-through underwritten debt yield and debt service coverage ratio for the 100 West 57th Street Loan Combination of 10.6% and 4.54x, respectively.

The Borrower. The borrower is 57th & 6th Ground LLC, a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 100 West 57th Street Loan Combination. Eli Schron, Avi Schron and Mark Schron are the guarantors on certain nonrecourse carveouts under the 100 West 57th Street Loan Combination. The guarantors reported their combined net worth and liquidity of $706.6 million and $17.5 million, respectively, in their financial statements as of March 31, 2014.

The Sponsor. The sponsors of the borrower are David Werner of David Werner Real Estate Investments and Avi Schron, Eli Schron and Mark Schron of Cammeby’s International, Ltd. David Werner is a real estate investor with over 30 years of experience in investment and development. According to the sponsors, selected projects include approximately 13.4 million square feet of office space in New York, Boston, Chicago, and San Francisco. Cammeby’s International Ltd. (“Cammeby’s”), founded by Rubin Schron, owns, develops, operates and manages real estate throughout the United States and has been active in the industry for nearly 40 years. Avi Schron, Eli Schron and Mark Schron, three sons of Rubin Schron, support the company’s operations. Cammeby’s owns and manages over 28,000 residential units, and over 20.0 million square feet of commercial and industrial space. The majority of their holdings are located in the New York metropolitan area. Avi Schron, Eli Schron and Mark Schron of Cammeby’s International, Ltd. are the children of Rubin Schron, the founder of Cammeby’s International Ltd. Certain loans obtained by Rubin Schron have defaulted and/or been restructured, including a loan that secured a portfolio of properties that was securitized in 2005. See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” in the Free Writing Prospectus.

Escrows. At closing, the borrower deposited $605,510 into the future rent reserve subaccount. Ongoing tax and insurance reserves are not required as long as the Ground Lease remains in full force and effect and the borrower provides evidence as required by the lender that the ground lessee has provided timely payment of all property taxes and insurance premiums. On a quarterly basis, the borrower will cause the ground lessee to deposit with the deposit bank the quarterly rent payment due under the Ground Lease.

Lockbox and Cash Management. The 100 West 57th Street Loan Combination is structured with a lender-controlled hard lockbox and upfront cash management. All rents, revenues and receipts from the 100 West 57th Street Property (which, for so long as the Ground Lease remains in effect, will primarily consist of the ground rent) will be deposited directly by the ground lessee into a lockbox account controlled by the lender. All funds in the lockbox account are swept daily to a cash management account under

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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the control of the lender and disbursed in accordance with the 100 West 57th Street Loan Combination documents. Upon the commencement of a Cash Trap Period (as defined below), excess cash flow will be controlled by the lender. Additionally, from and after the ARD, all excess cash flow will be applied first to repay the outstanding principal of the 100 West 57th Street Loan Combination and then to repay all accrued additional ARD interest.

A “Cash Trap Period” will commence upon the occurrence of: (i) an event of default under the 100 West 57th Street Loan Combination, (ii) an event of default as defined in the Ground Lease by the ground tenant under the Ground Lease beyond applicable notice, grace and cure periods, or (iii) the failure by the ground tenant, after the end of a calendar quarter, to maintain a ground rent coverage ratio of at least 1.10x. A Cash Trap Period will end, with respect to clause (i) upon the cure of such event of default; with respect to clause (ii) upon the cure of such ground tenant “event of default”; and with respect to clause (iii) upon the ground rent coverage ratio being at least 1.15x for six consecutive months.

Property Management. The 100 West 57th Street Property is managed by an affiliate of the borrower.

Assumption. The borrower has the right to sell the 100 West 57th Street Property, provided certain conditions are satisfied, including but not limited to (i) no event of default has occurred and is continuing; (ii) obtaining the lender’s reasonable determination that the proposed transferee satisfies the lender’s then–current requirements of a “Special Purpose Entity” and is otherwise acceptable to and approved by the lender; (iii) a replacement guarantor approved by the lender in its sole discretion assumes the obligations of the existing guarantors; and (iv) payment of a fee equal to one-half of one percent of the then outstanding principal of the 100 West 57th Street Loan Combination. The lender will have the right to approve or disapprove the proposed transferee in its reasonable discretion, including requiring a rating comfort letter from DBRS, Fitch and Moody’s that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2015-NXS1 Certificates and similar confirmations from each rating agency rating any securities backed by any 100 West 57th Street Companion Loans with respect to the ratings of such securities.

Real Estate Substitution. Not Permitted.

Subordinate and Mezzanine Indebtedness. Not Permitted.

Ground Lease. The 100 West 57th Street Property is currently subject to the long-term Ground Lease which has an initial rent reset date of March 15, 2025. The Ground Lease has fixed annual payments of $4,070,655 payable quarterly through March 14, 2019, then $4,213,128 payable quarterly through March 14, 2024 and then $4,360,587 payable quarterly through March 14, 2025. The ground lessee has the right to renew the Ground Lease for two renewal terms of 21 years each by giving written notice no later than 12 months and no more than 48 months prior to the commencement date of the particular renewal term, subject to a ground rent reset. Pursuant to the terms of the Ground Lease, the annual ground rent resets to 8.1667% of the fair market value of the land as unimproved and unencumbered as of a date six months prior to the commencement date of each renewal term but in no event will the renewal rent be less than that in effect for the immediately preceding term. According to the appraisal, the unencumbered value of the land without any improvements is $260.0 million and the rent is projected to increase to $21.2 million per annum by 2025 based on this unencumbered value. Pursuant to the terms of the Ground Lease, if the parties cannot agree on the fair market value, they are required to resolve the dispute by arbitration. See “Risk Factors—Risks Related to The Mortgage Loans—Leased Fee Properties Entail Risks” and “—Risks Related to the 100 West 57th Street Ground Lease” in the Free Writing Prospectus.

The ground lessee’s leasehold interest is held by (i) Carnegie House Tenants Corporation (“CHTC”), owner of a 75% tenant in common (“TIC”) interest in the tenancy and the exclusive use of the residential and garage space (“Apartment/Garage Premises”) and (ii) Georgetown 57, LLC, owner of a 25% TIC interest and the exclusive use and control of the retail space (“Retail Premises”). CHTC must (i) pay its fixed rent; (ii) pay its allocable share of any real estate taxes provided under the TIC agreement; (iii) maintain and pay for the insurance; and (iv) perform any material repair or maintenance related to the Apartment/Garage Premises. Georgetown 57, LLC is required to (i) pay its fixed rent; (ii) pay its allocable share of any real estate taxes provided under the TIC agreement; (iii) pay its allocable share of insurance premiums for the property under the TIC agreement; and (iv) perform any material repair or maintenance related to the Retail Premises.

Terrorism Insurance. The loan documents provide that the required “all risk” insurance policy must include coverage for terrorism in an amount equal to the full replacement cost of the 100 West 57th Street Property. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event. The borrower will require the ground tenant to maintain all insurance coverage that ground tenant is required to provide pursuant to the terms of the Ground Lease, or as otherwise acceptable to the lender in its sole discretion.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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760 & 800 WESTCHESTER AVENUE

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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760 & 800 WESTCHESTER AVENUE

760 & 800 Westchester Avenue
760 and 800 Westchester Avenue
Rye Brook, NY 10604
Hawthorne
Armonk
Nichols Preserve
Mianus River State Scenic Reserve
Kensico Lake
Valhalla
Cranberry Lake County Park
Rye Lake
Westchester County Airport
CONNECTICUT
NEW YORK
WESTCHESTER COUNTY
FAIRFIELD COUNTY
Tamarack Country Club
Bruce Memorial Golf Club
Rockwood Lake
Putnam Lake
Burning Tree Country Club
Mianus River Park
Merritt Pkwy
STAMFORD
Stamford Hospital
Greenwich
Round Hill Golf Course
Greenwich Country Club
Silver Lake Park
SUNY at Purchase
Century Country Club
Pace University
Cross Westchester Expwy
The Galleria at White Plains
The Westchester
NY-Presbyterian Hospital-Westchester
White Plains
Manhattanville College
PepsiCo Inc.
Anderson Hill Rd
Rye Brook
Port Chester
Westchester Ave
Greenwich Hospital
Downtown Greenwich
Riverside
Old Greenwich
Greenwich Point Park
Westchester Country Club
Hutchinson River Pkwy
Scarsdale
Harrison
Saxon Woods County Park
Kohl's Plaza
New England Thruway
Rye
Edith G. Read Wildlife Sanctuary
Playland Park
Winged Foot Golf Course
METRO NORTH
NEW HAVEN LINE
Mamaroneck
New Rochelle
Larchmont
N.Y. City 23 miles
Long Island Sound
College of New Rochelle
Boston Post Rd

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 7 – 760 & 800 Westchester Avenue

Loan Information				Property Information
Mortgage Loan Seller:	Natixis Real Estate Capital LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/Fitch/Moody’s):	NR/NR/NR			Property Type:	Office
Original Principal Balance(1):	$35,000,000			Specific Property Type:	Suburban
Cut-off Date Principal Balance(1):	$35,000,000			Location:	Rye Brook, NY
% of Initial Pool Balance:	3.7%			Size:	561,513 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF(1)(3):	$178.09
Borrower Name:	760-800 Owner LLC			Year Built/Renovated:	1950/2006
Sponsor:	Robert P. Weisz			Title Vesting:	Fee
Mortgage Rate(2):	4.695%			Property Manager:	Self-managed
Note Date:	October 8, 2014			3rd Most Recent Occupancy (As of):	86.0% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	86.0% (12/31/2013)
Maturity Date:	November 5, 2024			Most Recent Occupancy (As of):	86.0% (6/30/2014)
IO Period:	60 months			Current Occupancy (As of):	89.0% (1/20/2015)
Loan Term (Original):	120 months
Seasoning:	5 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type(2):	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of):	$7,673,288 (12/31/2012)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$7,362,881 (12/31/2013)
Call Protection:	L(29),D(88),O(3)			Most Recent NOI (As of):	$7,058,390 (TTM 6/30/2014)
Lockbox Type:	Hard/Upfront Cash Management
Additional Debt(1):	Yes
Additional Debt Type(1)(3):	Pari Passu; Mezzanine

				U/W Revenues(5):	$15,373,428
				U/W Expenses:	$6,680,691
Escrows and Reserves(4):				U/W NOI(5):	$8,692,737
				U/W NCF(5):	$8,115,451
Type:	Initial	Monthly	Cap (If Any)	U/W NOI DSCR(1)(3)(5)(6):	1.40x
Taxes	$455,196	$227,598	NAP	U/W NCF DSCR(1)(3)(5)(6):	1.31x
Insurance	$117,783	Springing	NAP	U/W NOI Debt Yield(1)(3):	8.7%
Replacement Reserve	$0	$8,333	NAP	U/W NCF Debt Yield(1)(3):	8.1%
TI/LC Reserve	$3,000,000	Springing	$1,000,000	As-Is Appraised Value:	$151,000,000
Deferred Maintenance	$100,000	NAP	NAP	As-Is Appraisal Valuation Date:	April 7, 2014
Free Rent Reserve	$40,978	$0	NAP	Cut-off Date LTV Ratio(1)(3):	66.2%
CBL/Path Free Rent	$0	Springing	NAP	LTV Ratio at Maturity or ARD(1)(3):	60.9%

(1)	The 760 & 800 Westchester Avenue Loan Combination, totaling $100,000,000, is comprised of three pari passu notes (Notes A-1, A-2 and A-3). The controlling Note A-1 had an original principal balance of $35,000,000, has an outstanding principal balance of $35,000,000 as of the Cut-Off Date and will be contributed to the WFCM 2015-NXS1 Trust. The non-controlling Note A-2 had an original principal balance of $33,000,000 and is expected to be securitized in a future trust. The non-controlling note A-3 had an original principal balance of $32,000,000 and was contributed to the COMM 2015-DC1 Trust. All statistical financial information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yield are based on the 760 & 800 Westchester Avenue Loan Combination. See “Description of the Mortgage Pool—Split Loan Structures—The 760 & 800 Westchester Avenue Loan Combination” in the Free Writing Prospectus.
(2)	The 760 & 800 Westchester Avenue Loan Combination accrues interest at a fixed rate equal to 4.695% through November 5, 2019. From and after December 5, 2019, the mortgage loan accrues interest and amortizes based on a specific interest and amortization schedule provided in Annex A-4 of the Free Writing Prospectus (pursuant to which the interest rate increases over time).
(3)	The equity interest in the 760 & 800 Westchester Avenue Loan Combination borrower has been pledged to secure mezzanine indebtedness with a principal balance of $10,000,000. The LTV, DSCR, Debt Yield and Cut-off Date Principal Balance Per SF numbers shown in the chart above are based solely on the 760 & 800 Westchester Avenue Loan Combination. As of the Cut-off Date, the combined U/W NCF DSCR, combined Cut-off Date LTV Ratio and combined U/W NCF Debt Yield are 1.09x, 72.8% and 7.4%, respectively.
(4)	See “Escrows” section.
(5)	See “Cash Flow Analysis” section.
(6)	Based on a non-standard amortization schedule, which commences December 5, 2019 and is included in Annex A-4 to the Free Writing Prospectus. Based on the current interest-only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 1.83x and 1.70x, respectively.

The Mortgage Loan. The mortgage loan is part of a loan combination (the “760 & 780 Westchester Avenue Loan Combination”) that is evidenced by three pari passu promissory notes (the A-1, A-2 and A-3 Notes) secured by a first mortgage encumbering a class A office campus located in Rye Brook, Westchester County, New York (the “760 & 800 Westchester Avenue Property”). The 760 & 800 Westchester Avenue Loan Combination was originated on October 8, 2014 by Natixis Real Estate Capital LLC. The 760 & 800 Westchester Avenue Loan Combination had an original principal balance of $100,000,000, has an outstanding principal balance as of the Cut-off Date of $100,000,000 and accrues interest at an interest rate of 4.695% per annum. The 760 & 800 Westchester Avenue Loan Combination had an initial term of 120 months, has a remaining term of 115 months as of the Cut-off Date and requires interest-only payments through November 5, 2019. From and after December 5, 2019, the 760 & 800 Westchester Avenue Loan Combination accrues interest and amortizes based on a specific interest and amortization schedule (pursuant to which the interest rate increases over time) provided in Annex A-4 to the Free Writing Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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760 & 800 WESTCHESTER AVENUE

The controlling Note A-1, which will be contributed to the WFCM 2015-NXS1 Trust, had an original principal balance of $35,000,000 and has an outstanding principal balance as of the Cut-off Date of $35,000,000. The non-controlling Note A-2, which had an original principal balance of $33,000,000, is expected to be contributed to a future trust. The non-controlling Note A-3, which had an original principal balance of $32,000,000, was contributed to the COMM 2015-DC1 Trust. The lender provides no assurances that any non-securitized pari passu note will not be split further.

Following the lockout period, the borrower has the right to defease the 760 & 800 Westchester Avenue Loan Combination, in whole or in part, on any date before September 5, 2024. In addition, the 760 & 800 Westchester Avenue Loan Combination is prepayable without penalty on or after September 5, 2024.

Sources and Uses

Sources			Uses
Original loan amount	$100,000,000	90.9%	Loan payoff	$68,191,373	62.0%
Mezzanine loan amount	10,000,000	9.1	Reserves	3,713,957	3.4
			Closing costs	1,015,129	0.9
			Return of equity	37,079,541	33.7
Total Sources	$110,000,000	100.0%	Total Uses	$110,000,000	100.0%

The Property. The 760 & 800 Westchester Avenue Property is a class A office campus situated on a 44.5-acre parcel located in Rye Brook, Westchester County, New York. The 760 & 800 Westchester Avenue Property consists of two office buildings: 760 Westchester Avenue (the “760 Building”) and 800 Westchester Avenue (the “800 Building”). The 760 & 800 Westchester Avenue Property offers amenities that include a four-story atrium with a main lobby on the first floor, a fitness center, a full-service cafeteria with private dining room and service retail including a newsstand, ATM machines and a hair salon. In addition, the fifth floor of the 800 Building has auditorium/conference rooms which are available to tenants for a fee. The 760 & 800 Westchester Avenue Property provides a total of 1,357 parking spaces, resulting in a parking ratio of 2.4 per 1000 square feet of rentable area for the 760 & 800 Westchester Avenue Property.

The 800 Building is a seven-story building with five floors of tenant space containing approximately 496,929 rentable square feet over a two-level above-grade parking garage. The 800 Building was originally constructed in 1982 as General Food's worldwide headquarters. The 800 Building layout has a center core with two wings, North and South. The first floor houses the main lobby, the fitness center, mechanical rooms, storage space and an underground passage to the 760 Building. The 3rd, 6th and 7th floors are dedicated to tenant suites. The fourth floor houses the cafeteria with retail amenities and the 5th floor has an auditorium/conference center. The main entrance lobby is located in the center core section. Renovated in 2000, the atrium lobby has a synthetic marble tile floor finish with walls and ceilings of architectural mirror panels in stainless steel frames. The two-level garage provides a total of approximately 1,063 covered parking spaces.

The 760 Building is a three-story office building containing approximately 64,584 square feet of rentable area. The 760 Building was designed with 100% back-up for disaster recovery. The 760 Building is currently occupied by a single medical tenant. Its first floor has lab space and the upper two floors are designed for offices. The main lobby is on the second floor, with a seating area and a granite counter security desk. The 760 Building has 100% emergency power back-up capability provided by a 500 kW, 277/480-volt V-12 diesel engine generator, located at the lobby level in a dedicated room. Parking is provided at various surface lots totaling approximately 294 spaces.

The sponsor acquired the 760 & 800 Westchester Avenue Property when it was vacant, from Altria Group (successor to General Foods) for $40.0 million in 2004 and spent approximately $70.0 million to renovate, upgrade and convert the 760 & 800 Westchester Avenue Property to multi-tenant use.

The 760 & 800 Westchester Avenue Property was 89.0% occupied by a diverse mix of 77 tenants, as of January 20, 2015. Other than CBL Path, which leases the entire 760 Building (approximately 11.5% of net rentable area), no single tenant leases more than 7.3% of the net rentable area. The property has averaged approximately 92.5% occupancy since 2006.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents certain information relating to the tenancy at the 760 & 800 Westchester Avenue Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date
Major Tenants
CBL Path	NR/NR/NR	64,584	11.5%	$28.00	$1,808,352	14.0%	11/30/2016(3)
Guardian Life Insurance	AA/Aa2/AA+	40,973	7.3%	$28.35	$1,161,454	9.0%	3/31/2022(4)
Broadview Networks, Inc (successor to Bridgecom International)	NR/NR/NR	27,080	4.8%	$24.81	$671,760	5.2%	4/30/2019(5)
WRNN-TV Associates	NR/NR/NR	24,391	4.3%	$21.16	$516,147	4.0%	11/30/2015
Stark Office Suites	NR/NR/NR	21,550	3.8%	$25.75	$554,863	4.3%	3/31/2026
Total Major Tenants		178,578	31.8%	$26.39	$4,712,575	36.4%

Non-Major Tenants		321,207	57.2%	$25.65	$8,237,688	63.6%

Occupied Collateral Total		499,785	89.0%	$25.91	$12,950,264	100.0%

Vacant Space		61,728	11.0%

Collateral Total		561,513	100.0%

(1)	Certain ratings are those of the parent company, whether or not the parent guarantees the lease.
(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent increases through December 2015.
(3)	CBL Path has been at the 760 & 800 Westchester Avenue Property since 2005 and has one five-year renewal option.
(4)	Guardian Life Insurance has been at the 760 & 800 Westchester Avenue Property since 2007 and has two five-year renewal options.
(5)	Broadview Networks, Inc. has been at the 760 & 800 Westchester Avenue Property since 2005 and has one five-year renewal option.

The following table presents certain information relating to the lease rollover schedule at the 760 & 800 Westchester Avenue Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	4	3,739	0.7%	3,739	0.7%	$97,600	$26.10
2015	12	53,745	9.6%	57,484	10.2%	$954,422	$17.76
2016	19	141,609	25.2%	199,093	35.5%	$3,902,339	$27.56
2017	12	58,396	10.43%	257,489	45.9%	$1,647,305	$28.21
2018	11	32,254	5.7%	289,743	51.6%	$906,456	$28.10
2019	8	58,109	10.3%	347,852	61.9%	$1,507,800	$25.95
2020	10	51,428	9.2%	399,280	71.1%	$1,339,283	$26.04
2021	2	12,311	2.2%	411,591	73.3%	$184,912	$15.02
2022	2	48,065	8.6%	459,656	81.9%	$1,352,938	$28.15
2023	1	2,500	0.4%	462,156	82.3%	$64,863	$25.95
2024	1	16,079	2.9%	478,235	85.2%	$437,483	$27.21
2025	0	0	0.0%	478,235	85.2%	$0	$0.00
Thereafter	2	21,550	3.8%	499,785	89.0%	$554,863	$25.75
Vacant	0	61,728	11.0%	561,513	100.0%	$0	$0.00
Total/Weighted Average	84	561,513	100.0%			$12,950,264	$25.91

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents historical occupancy percentages at the 760 & 800 Westchester Avenue Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	6/30/2014(1)	1/20/2015(2)
86.0%	86.0%	86.0%	89.0%

(1)	Information obtained from the borrower.
(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the 760 & 800 Westchester Avenue Property:

Cash Flow Analysis

	2012	2013	TTM 6/30/2014	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$12,571,237	$11,983,298	$11,724,137	$12,950,264(1)	84.2%	$23.06
Grossed Up Vacant Space	0	0	0	1,628,722	10.6	2.90
Total Reimbursables	2,121,120	2,445,994	2,356,576	2,066,460	13.4	3.68
Other Income	401,062	349,559	282,679	356,704(2)	2.3	0.64
Less Vacancy & Credit Loss	0	0	0	(1,628,722)(3)	(10.6)	(2.90)
Effective Gross Income	$15,093,419	$14,778,851	$14,363,392	$15,373,428	100.0%	$27.38

Total Operating Expenses	$7,420,131	$7,415,970	$7,305,002	$6,680,691	43.5	$11.90

Net Operating Income	$7,673,288	$7,362,881	$7,058,390	$8,692,737	56.5%	$15.48
Capital Expenditures	0	0	0	100,000	0.7	0.18
TI/LC	0	0	0	477,286	3.1	0.85
Net Cash Flow	$7,673,288	$7,362,881	$7,058,390	$8,115,451	52.8%	$14.45

NOI DSCR(4)	1.24x	1.19x	1.14x	1.40x
NCF DSCR(4)	1.24x	1.19X	1.14x	1.31x
NOI DY(4)	7.7%	7.4%	7.1%	8.7%
NCF DY(4)	7.7%	7.4%	7.1%	8.1%

(1)	U/W Base Rent includes contractual rent steps through December 2015.
(2)	Other Income includes boardroom, conference room and auditorium rental, tenant work orders, HVAC overtime, storage space rents, and generator usage fees reported in the borrower’s operating statements.
(3)	The underwritten economic vacancy is 10.6%. The 760 & 800 Westchester Avenue Property was 89.0% physically occupied as of January 20, 2015.
(4)	DSCRs and debt yields are based on the 760 & 800 Westchester Avenue Loan Combination.

Appraisal. As of the appraisal valuation date of April 7, 2014, the 760 & 800 Westchester Avenue Property had an “as-is” appraised value of $151,000,000.

Environmental Matters. According to a Phase I environmental site assessment dated April 17, 2014, there was no evidence of any recognized environmental conditions at the 760 & 800 Westchester Avenue Property.

Market Overview and Competition. The 760 & 800 Westchester Avenue Property is located in Westchester County, New York. Westchester County is located in the southeastern portion of New York State directly north of New York City. Westchester County is part of the New York-White Plains-Wayne metropolitan statistical area, which includes New York City’s surrounding suburban areas in New York, New Jersey and Pennsylvania. Westchester County consists of six cities, including Mount Vernon, Rye, New Rochelle, White Plains (the county seat), Peekskill and Yonkers, as well as 16 towns. According to U.S. Census Bureau estimates, Westchester County’s population is approximately 963,600.

The 760 & 800 Westchester Avenue Property is located in eastern-central Westchester County, within the village of Rye Brook near the borders of the city of Rye and the town of Harrison. The Rye Brook area benefits from a network of public transportation systems. The Metro-North New Haven line stops at the Rye station located in the center of the business district at the base of Purchase Street-Route 120, as well as the Port Chester station at the base of Westchester Avenue-Route 120A in the center of the village. Metro-North runs express and local trains from the Rye and Port Chester stations into New York City’s Grand Central Terminal to the south and Greenwich and Stamford to the north. Peak travel time to Manhattan is approximately 40 minutes. Both stations have parking and were recently renovated. Port Chester and Rye are primary commuter hubs for the surrounding neighborhoods as there are a significant number of residents of Purchase, Port Chester, Byram, Rye Brook and Glenville that commute by train to Manhattan.

The 760 & 800 Westchester Avenue Property is located within the Eastern submarket of the Westchester County office market. The Westchester County office market contains approximately 29.1 million square feet of inventory as of the third quarter of 2014. The central business district totals 6.2 million square feet of office space and the non-central business district contains 22.9 million square feet of office space. The Eastern submarket, containing 6.4 million square feet of office space (22.0% of total inventory), is Westchester County’s largest submarket. Within the Eastern submarket are the communities of Harrison, Larchmont, Mamaroneck, Port Chester, Rye, Purchase, Rye Brook, Scarsdale and Hartsdale. According to the appraisal, as of the third quarter of 2014 the Eastern submarket had an overall vacancy of 17.6% with average asking class A gross rents of $30.84 per square foot.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents certain information relating to comparable properties to the 760 & 800 Westchester Avenue Property:

Competitive Set(1)

	760 & 800 Westchester Avenue (Subject)	411 Theodore Fremd Ave.	Bridge Street Properties	Westchester One	Centre at Purchase	Headquarters Building	Corporate Center at Rye
Location	Rye Brook, NY	Rye, NY	Irvington, NY	White Plains, NY	Purchase, NY	Purchase, NY	Rye, NY
Distance from Subject	—	3.7 miles	12.9 miles	4.6 miles	2.3 miles	2.1 miles	3.9 miles
Property Type	Office	Office	Office	Office	Office	Office	Office
Year Built/Renovated	1950/2006	2012/NAP	1930/2005	1970/2010	1980/2008	1986/2009	1956/1990
Stories	7	3	3	20	4	4	3
Total GLA	561,513 SF	120,000 SF	200,000 SF	900,000 SF	600,000 SF	279,180 SF	170,973 SF
Total Occupancy	89%(2)	NAV	NAV	NAV	NAV	NAV	NAV

(1) Information obtained from the appraisal.

(2) Based on underwritten rent roll.

The Borrower. The borrower, 760-800 Owner LLC, is a Delaware limited liability company and single purpose entity structured to be bankruptcy-remote with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 760 & 800 Westchester Avenue Loan Combination. Robert P. Weisz is the guarantor of certain nonrecourse carveouts under the 760 & 800 Westchester Loan Combination.

The Sponsor. The sponsor is Robert P. Weisz. Mr. Weisz founded RWP Group, Inc. (“RWP”) in 1979, and became one of the largest commercial real estate owners and developers in Westchester County, New York and Fairfield County, Connecticut. To date, RWP’s projects total in excess of 3.0 million square feet of office, retail and warehouse space. RWP is currently the largest landlord of medical space in Westchester County, excluding hospitals and rehab centers. Mr. Weisz’s current real estate portfolio comprises seven buildings totaling more than 1.8 million square feet, including the 760 & 800 Westchester Avenue Property. Mr. Weisz reported a net worth and liquidity of $309.0 million and $66.4 million, respectively, in his March 31, 2014 financial statement.

Escrows. The loan documents provide for upfront reserves in the amount of $455,196 for real estate taxes, $117,783 for insurance, $3,000,000 for tenant improvements and leasing commissions (“TI/LCs”), $100,000 for a required repairs reserve and $40,978 for free rent. The loan documents also provide for ongoing monthly deposits of (i) one-twelfth of the estimated annual real estate taxes, which currently equates to $227,598, into a tax reserve account and (ii) $8,333 for replacement reserves. In addition, if the balance in the TI/LC reserve account, excluding funds deposited therein from any termination fee deposit, is reduced to $500,000 or less, then the borrower is required to deposit on a monthly basis $40,000 into the TI/LC reserve account, subject to a cap of $1,000,000. The borrower is required to deposit one-twelfth of the annual insurance premium if (i) an acceptable blanket insurance policy is no longer in place, (ii) the insurance premiums have not been paid at least 10 days prior to the due date or (iii) the lender holds less than 50% of the insurance premium to obtain the policy in the reserve account.

In addition, at any time during the term, in connection with a renewal or replacement of the CBL Path lease, the borrower will have the option to pay to the lender an amount equal to the sum of the rent which would have otherwise been payable to the borrower under the terms of the renewal or replacement of the CBL Path lease but which has been given to such tenant as a “free rent” period, not to exceed nine months. The lender is required to deposit the CBL Path free rent deposit into a reserve and such funds are required to be held by the lender as additional security for the debt. If at any time during the term, the borrower elects to make the CBL Path free rent deposit, then for all periods during which funds are being released from the CBL/Path free rent reserve, for the purposes of determining the debt service coverage ratio thereunder, the lender will include in the net operating income for such period the amount of such funds released from the CBL Path free rent reserve during such period.

Lockbox and Cash Management. The 760 & 800 Westchester Avenue Loan Combination requires a lender-controlled lockbox account, which is already in-place, and requires the borrower to direct tenants to pay their rent directly into such lockbox account. The loan documents also require that the borrower and manager deposit all rents received into the lockbox account within two business days of receipt. Funds deposited into the lockbox account are required to be swept on a daily basis into a lender-controlled deposit account, where the funds are required to be disbursed in accordance with the loan agreement. Upon a Cash Sweep Period (as defined below), excess cash flow will be collected by the lender.

A “Cash Sweep Period” will commence upon: (i) the occurrence of an event of default or (ii) the failure by the borrower to maintain an amortizing debt service coverage ratio of at least 1.10x, at the end of any calendar quarter. A Cash Sweep Period will be cured if, for six consecutive months since the commencement of the Cash Flow Sweep Period, with respect to clause (i) above, upon the cure of such event of default and no other event of default has occurred; and with respect to clause (ii) above, upon the amortizing debt service coverage ratio being equal to or greater than 1.15x.

Property Management. The 760 & 800 Westchester Avenue Property is managed by an affiliate of the borrower.

Assumption. The lender will not unreasonably withhold its consent to the sale of the 760 & 800 Westchester Avenue Property in its entirety to a special purpose entity that meets the lender's then current requirements for special purpose entities and provided the borrower satisfies certain other conditions including (i) no event of default has occurred and is continuing; (ii) the lender has reasonably determined that the proposed transferee and any successor guarantor satisfy the lender’s credit review and underwriting

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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760 & 800 WESTCHESTER AVENUE

standards, taking into consideration transferee experience, financial strength and general business standing; and (iii) the lender will have the right to approve or disapprove the proposed transferee in its reasonable discretion, it being acknowledged that the lender may as a condition to approving any proposed transferee require a rating agency confirmation from DBRS, Fitch and Moody’s that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings to the Series 2015-NXS1 Certificates and similar confirmations from each rating agency rating any security backed by any 760 & 800 Westchester Avenue Companion Loans with respect to the ratings of such securities.

Partial Release. The borrower is entitled to obtain a free release of a parcel of undeveloped land from the lien of the security instrument and the other applicable loan documents, provided that the conditions in the loan documents are first or concurrently satisfied in a manner wholly satisfactory to the lender. The release parcel is currently undeveloped land and was attributed no value and was not included in the lender’s underwriting.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. A $10.0 million mezzanine loan was funded at closing by Natixis Real Estate Capital LLC and purchased by RMEZZ Westchester Av, LLC thereafter. The mezzanine loan is coterminous with the 760 & 800 Westchester Avenue Loan Combination and accrues interest at a rate of 11.110% per annum. See “Description of the Mortgage Pool—Subordinate and/or Other Financing—Existing (Secured Financing and Mezzanine and Similar Financing)” in the Free Writing Prospectus.

Ground Lease. None.

Terrorism Insurance. The loan documents provide that the required “all risk” insurance policy must include coverage for terrorism in an amount equal to the full replacement cost of the 760 & 800 Westchester Avenue Property. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

89

BEST WESTERN PREMIER HERALD SQUARE

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

90

BEST WESTERN PREMIER HERALD SQUARE

Best Western Premier Hotel
48-50 West 36th Street
New York, NY 10018
Midtown
East Side
Garment District
Murray Hill
Kips Bay
Gramercy Park
Flatiron District
Stuyvesant Town
East River
FDR Drive
Queens-Midtown Tunnel
495
Times Square
Herald Square
Rockefeller Center
Bryant Park
Madison Square Park
Gramercy Park
Union Square
Stuyvesant Square
St. Vartan's Park
Madison Square Garden
Penn Station
Pennsylvania Station (LI Railroad, Amtrak, NJ Transit)
Port Authority Bus Terminal
Empire State Building
New York Public Library
Grand Central Terminal (Metro North)
Chrysler Building
United Nations Headquarters
Japan Society
Daily News
The Morgan Library & Museum
Macy's
Manhattan Mall
One Penn Plaza
New York Times Building
Lefcourt Manhattan Bldg.
Republic Bank Tower
SUNY College of Optometry
Conde Nast Bldg. (4 Times Sq.)
Bank of America Tower
Viacom Intl.
Imperial Theatre
Morgan Stanley Building
News Corp. Building
Exxon Building
Time-Life Building
Radio City Music Hall
GE Building
1 Rockefeller Plaza
45 Rockefeller Plaza
75 Rockefeller Plaza
AXA Center
666 Fifth Avenue
Museum of Modern Art
Gershwin Theatre
St. Patrick's Cathedral
Saks Fifth Avenue
Tower 49
ITT-American Building
Mutual of Omaha Building
Palmolive Building
Park Avenue Plaza
Wells Fargo
399 Park
345 Park
599 Lexington Avenue
Citigroup Center
Lipstick Building
875 Third
US Plywood Building
JPMorgan Chase Tower
245 Park Avenue
485 Lexington
747 Third Avenue
MetLife Building
450 Lexington Avenue
2 Grand Central Tower
Winstar Building
NYU Medical Center
NYU School of Medicine
Bellevue Hospital Center
VA New York Harbor Medical Center
Lexington Avenue Campus, Touro College
Baruch College
NY Life Insurance Bldg.
Supreme Court Appellate Division
Metropolitan Life Building
Theo. Roosevelt Birthplace Natl. Historic Site
NY Film Academy School of Film & Acting
Cabrini Medical Center
NYU Hospital for Joint Diseases
Beth Israel Medical Center
Fashion Institute of Technology
FERRY TO LONG ISLAND CITY
LONG ISLAND RAILROAD
METRO NORTH
Broadway
8th Ave.
7th Ave.
6th Ave.
5th Ave.
Madison Ave.
Park Ave.
Park Ave. South
Lexington Ave.
3rd Ave.
2nd Ave.
1st Ave.
Irving Pl.
W. 53rd St.
W. 42nd St.
W. 34th St.
E. 42nd St.
E. 34th St.
E. 23rd St.
QUEENS
MANHATTAN
BROOKLYN
NEW JERSEY
JERSEY CITY
Hoboken
Weehawken
Union City
North Bergen
West New York
Astoria
Long Island City
Williamsburg
Greenwich Village
Chelsea
SoHo
Tribeca
Chinatown
Financial District
Brooklyn Heights
Park Slope
Upper West Side
Upper East Side
Central Park
Hudson River
East River

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

91

No. 8 – Best Western Premier Herald Square

Loan Information	Property Information
Mortgage Loan Seller:	Natixis Real Estate Capital LLC	Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/Fitch/Moody’s):	NR/NR/NR	Property Type:	Hospitality
Original Principal Balance(1):	$30,062,270	Specific Property Type:	Limited Service
Cut-off Date Principal Balance(1):	$29,722,830	Location:	New York, NY
% of Initial Pool Balance:	3.1%	Size:	94 rooms
Loan Purpose:	Refinance	Cut-off Date Principal Balance Per Room:	$316,200
Borrower Name:	48 West 36th Street Property Owner LLC	Year Built/Renovated:	2013/NAP
Sponsors:	Chandrakant B. Patel	Title Vesting:	Fee
Mortgage Rate:	4.860%	Property Manager:	Self-managed
Note Date:	May 15, 2014	3rd Most Recent Occupancy(4):	NAP
Anticipated Repayment Date:	NAP	2nd Most Recent Occupancy(4):	NAV
Maturity Date:	June 5, 2024	Most Recent Occupancy (As of)(4):	NAV
IO Period:	None	Current Occupancy (As of):	98.3% (12/31/2014)
Loan Term (Original):	120 months
Seasoning:	10 months	Underwriting and Financial Information:
Amortization Term (Original)(2):	359 months
Loan Amortization Type:	Amortizing Balloon	3rd Most Recent NOI(4):	NAV
Interest Accrual Method:	Actual/360	2nd Most Recent NOI (As of)(4):	NAV
Call Protection:	L(34),D(83),O(3)	Most Recent NOI (As of):	$4,043,818 (12/31/2014)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt:	None
Additional Debt Type:	NAP
U/W Revenues:	$7,950,710
U/W Expenses:	$4,281,077
U/W NOI:	$3,669,633
U/W NCF:	$3,351,604
U/W NOI DSCR(2):	1.92x
Escrows and Reserves(3):	U/W NCF DSCR(2):	1.76x
U/W NOI Debt Yield:	12.3%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield:	11.3%
Taxes	$0	$92,465	NAP	As-Is Appraised Value(5):	$46,800,000
Insurance	$16,796	$8,398	NAP	As-Is Appraisal Valuation Date(5):	November 5, 2014
FF&E Reserve	$0	(3)	NAP	Cut-off Date LTV Ratio(5):	63.5%
PIP Reserve	$25,707	$0	NAP	LTV Ratio at Maturity or ARD(5):	52.5%

(1)	Natixis Real Estate Capital LLC initially funded $27.0 million to the borrower in May 2014 with a one-time option to upsize the Best Western Premier Herald Square Mortgage Loan. In December 2014, Natixis funded an additional $3,062,270, bringing the total funded amount to $30,062,270. Net of amortization on the initial loan amount, the Best Western Premier Herald Square Mortgage Loan balance was $29,871,517 at the time of the upsizing. There is no further future funding option remaining for the Best Western Premier Herald Square Mortgage Loan.
(2)	The Best Western Premier Herald Square Mortgage Loan has a specific amortization schedule, which is provided in Annex A-4 of the Free Writing Prospectus.
(3)	See “Escrows” section.
(4)	The Best Western Premier Herald Square Property opened in June 2013.
(5)	The “As Stabilized” Appraised Value is $49,800,000 as of December 1, 2016, which results in a Cut-off date LTV Ratio and LTV Ratio at Maturity or ARD of 59.7% and 49.4% respectively.

The Mortgage Loan. The mortgage loan (the "Best Western Premier Herald Square Mortgage Loan") is evidenced by a single promissory note that is secured by a first mortgage encumbering the fee interest in a limited service hotel located in New York, New York (the "Best Western Premier Herald Square Property”). The Best Western Premier Herald Square Mortgage Loan was originated on May 15, 2014 by Natixis Real Estate Capital LLC. The Best Western Premier Herald Square Mortgage Loan had an original principal balance of $30,062,270, has an outstanding principal balance as of the Cut-off Date of $29,722,830 and accrues interest at an interest rate of 4.860% per annum. The Best Western Premier Herald Square Mortgage Loan had an initial term of 120 months, has a remaining term of 110 months as of the Cut-off Date and requires payments of principal and interest based on a specific amortization schedule, which is provided in Annex A-4 of the Free Writing Prospectus. The Best Western Premier Herald Square Mortgage Loan matures on June 5, 2024.

Following the lockout period, the borrower has the right to defease the Best Western Premier Herald Square Mortgage Loan in whole or in part, on any date before April 5, 2024. In addition, the Best Western Premier Herald Square Mortgage Loan is prepayable without penalty on or after April 5, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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BEST WESTERN PREMIER HERALD SQUARE

Sources and Uses

Sources			Uses
Original loan amount	$30,062,270	100.0%	Loan payoff	$10,932,902	36.4%
			Closing costs	1,764,974	5.9
			Reserves	42,503	0.1
			Return of equity	17,321,891	57.6
Total Sources	$30,062,270	100.0%	Total Uses	$30,062,270	100.0%

The Property. The Best Western Premier Herald Square Property is a newly constructed AAA Three Diamond, 17-story limited-service lodging facility comprised of 94 rooms. The borrower acquired the subject site in June 2008 for $11.6 million. At the time of the original site acquisition, it was improved with a four-story office loft building. Since then, the borrower bought out the remaining tenants, demolished the existing structure and completed the construction of the Best Western Premier Herald Square Property in April 2013 by spending an additional $15.25 million ($162,234 per room) in hard and soft costs. The Best Western Premier Herald Square Property comprises 94 guestrooms, including 43 king guestrooms, 42 double/double guestrooms, 5 queen guestrooms and 4 executive king guestrooms. Amenities at the Best Western Premier Herald Square Property include a flat-panel television, desk/workstation, telephone with voicemail, in-room safe, coffee / tea maker, iron and ironing board, as well as high-speed internet access. The Best Western Premier Herald Square Property operates as a Best Western Premier under a membership agreement with Best Western International, Inc. The existing franchise agreement expires in November 2017 and is renewed on an annual basis thereafter, as is standard for Best Western International, Inc. membership agreements.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Best Western Premier Herald Square Property:

Cash Flow Analysis

	2014	U/W	% of U/W Total Revenue	U/W $ per Room
Occupancy	98.3%	90.0%
ADR	$232.56	$253.93
RevPAR	$228.54	$228.54

Total Revenue	$7,950,710	$7,950,710	100.0%	$84,582
Total Department Expenses	1,894,156	1,894,156	23.8	20,151
Gross Operating Profit	$6,056,554	$6,056,554	76.2%	$64,431

Total Undistributed Expenses	846,044	1,220,230	15.3	12,981
Profit Before Fixed Charges	$5,210,510	$4,836,325	60.8%	$51,450

Total Fixed Charges	1,166,692	1,166,692	14.7	12,412

Net Operating Income	$4,043,818	$3,669,633	46.2%	$39,039
FF&E	0	318,028	4.0	3,383
Net Cash Flow	$4,043,818	$3,351,604	42.2%	$35,655

NOI DSCR	2.12x	1.92x
NCF DSCR	2.12x	1.76x
NOI DY	13.6%	12.3%
NCF DY	13.6%	11.3%

Appraisal. As of the appraisal valuation date of November 5, 2014, the Best Western Premier Herald Square Property had an “as-is” appraised value of $46,800,000 and an “as stabilized” value of $49,800,000, as of December 1, 2016.

Environmental Matters. According to the Phase I environmental site assessment dated April 4, 2014, there was no evidence of any recognized environmental conditions at the Best Western Premier Herald Square Property.

Market Overview and Competition. The Best Western Premier Herald Square Property is located on 36th Street in the Herald Square neighborhood of Manhattan. The Best Western Premier Herald Square Property has access to a number of public transportation stations. The 34th Street-Herald Square MTA Subway station is located at the intersection of West 34th Street and the Avenue of the Americas within short walking distance from the Best Western Premier Herald Square Property. The 34th Street-Herald Square MTA Subway station is serviced by seven lines (B, D, F, M, N, Q and R) in addition to PATH trains, which connect Midtown Manhattan with Hoboken, Jersey City and Newark, New Jersey. Furthermore, the Best Western Premier Herald Square Property is situated less than one mile from Manhattan’s two primary commuter transportation hubs: Penn Station and Grand Central Terminal. Penn Station, located at the intersection of West 33rd Street and 7th Avenue, handles all Amtrak services for the city and houses the Long Island Rail Road, New Jersey Transit, and a number of MTA Subway lines. Grand Central Terminal, located at the intersection of East 42nd Street and Park Avenue, houses Metro-North Railroad and the 4, 5, 6, 7 and S lines of MTA Subway. In addition, the Port Authority Bus Terminal is located at the intersection of West 42nd Street and 8th Avenue. The Port Authority Bus Terminal serves as a terminus and departure point for both commuter bus routes to suburban New Jersey and long-distance intercity bus routes.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

93

BEST WESTERN PREMIER HERALD SQUARE

The Best Western Premier Herald Square Property is located in the center of Midtown Manhattan, which appeals to both leisure and business travelers for convenient access to Midtown Manhattan’s major tourist attractions and employment centers. Some of the major tourist attractions near the Best Western Premier Herald Square Property include the Empire State Building (at 34th Street and Fifth Avenue), Herald Square/34th Street shopping area (home of Macy’s Department Store), Times Square and the Broadway Theatre district (7th Avenue and Broadway above 42nd Street), Bryant Park and New York Public Library (at 42nd Street and Fifth Avenue), Madison Square Garden and The Garden Theater (at 33rd Street and 8th Avenue), Fifth Avenue shopping area (Fifth Avenue above 42nd Street), and Jacob K. Javits Convention Center (34th Street and 11th Avenue). The property is accessible either by foot, a short subway ride or a taxi ride to Midtown office submarkets such as Columbus Circle, Grand Central, Penn Plaza/Garment District, Plaza District and Times Square, which contains a cumulative total of approximately 280 million square feet of office space. The Empire State Building in itself contains approximately 2.8 million square feet of office and retail space in addition to the observation deck, a major tourist attraction. Avenue of the Americas between 42nd and 59th Streets, known as New York’s “Corporate Row,” is one of the major office corridors of Midtown Manhattan and is home to many national and international corporations.

The following table presents certain information relating to the Best Western Premier Herald Square Property’s competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR(1)(2)

	Competitive Set			Best Western Premier Herald Square			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
1/30/2015 TTM	94.6%	$235.94	$223.21	98.3%	$213.32	$209.66	103.9%	90.4%	93.9%
1/30/2014 TTM(3)	94.5%	$236.92	$223.90	93.5%(3)	$202.62(3)	$189.53(3)	99.0%	85.5%	84.6%
1/30/2013 TTM	95.2%	$233.52	$222.35	NAV	NAV	NAV	NAV	NAV	NAV

(1)	Information obtained from a third party hospitality report dated February 17, 2015. The competitive set includes the following hotels: Hotel 35, Hampton Inn Manhattan 35th Street Empire State Building, Hilton Garden Inn New York West 35th Street, Fairfield Inn & Suites New York Manhattan Fifth Avenue and Holiday Inn Express New York City Herald Square 36th Street.
(2)	The ADR and RevPAR figures from the third party hospitality report exclude revenue from rewards points at the Best Western Premier Herald Square Property. For the trailing twelve month period ending January 2015, revenue from rewards points totaled $575,092, which equates to $16.76 per available room night. For the period from August 2013 through January 2014, revenue from rewards points totaled $122,539, or $7.08 per available room night for that time period.
(3)	The trailing twelve month period ending January 2014 for the Best Western Premier Herald Square Property, represents eight months of operation as the hotel opened in June 2013.

The Borrower. The borrower is 48 West 36th Street Property Owner LLC a single purpose Delaware limited liability company with one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Best Western Premier Herald Square Mortgage Loan. Chandrakant B. Patel is the guarantor of certain nonrecourse carveouts under the Best Western Premier Herald Square Mortgage Loan.

The Sponsor. The sponsor is Chandrakant B. Patel. Mr. Patel is the founding Chairman, Chief Executive Officer and President of State Bank of Texas, a local bank chartered in the state of Texas specializing in hospitality lending and headquartered in Dallas, Texas. Mr. Patel is also an owner and operator of six hotel assets in Texas and New York. Mr. Patel reported net worth and liquidity of $149.6 million and $39.0 million, respectively, in his financial statement dated Mach 11, 2014.

Escrows. The loan documents provide upfront reserves of $16,796 for insurance and $25,707 for the upfront Property Improvement Plan reserve. The loan documents require monthly deposits of one-twelfth of the estimated annual real estate taxes, which currently equates to $92,465, one-twelfth of the estimated annual insurance premium, which currently equates to $8,398, and one-twelfth of 4.0% of gross revenue for the prior calendar year for FF&E reserves.

Lockbox and Cash Management. The Best Western Premier Herald Square Mortgage Loan is structured with a lender-controlled hard lockbox and springing cash management. The Best Western Premier Herald Square Mortgage Loan requires all rents to be transmitted directly into the clearing account. Prior to the occurrence of a Cash Management Period (as defined below), all funds in the lockbox account are swept to the borrower’s operating account. During a Cash Management Period, all funds in the lockbox account will be swept to a lender-controlled cash management account.

A “Cash Management Period” will commence upon any of the following: (i) an event of default, (ii) the failure by the borrower, after the end of a calendar quarter, to maintain a debt service coverage ratio of at least 1.15x or (iii) the occurrence of a Franchise Cash Trap Event (as defined below). A Cash Management Period will end with respect to clause (i) above upon the cure of such event of default; with respect to clause (ii) when the debt service coverage ratio is at least equal to 1.20x for six consecutive months; or with respect to clause (iii) above, upon a Franchise Cash Trap Event Cure (as defined below).

A “Franchise Cash Trap Event” means (i) the termination of the borrower’s membership under the membership agreement by either the borrower or membership corporation for any reason, prior to the expiration date of the membership agreement and without the lender’s prior written consent; (ii) the expiration of the term of the membership agreement prior to the stated loan maturity date; (iii) the failure of the borrower to provide the lender with written evidence of the borrower’s submission of an application for membership renewal, along with all ancillary information accompanying such application and evidence of payment of annual dues for membership continuation under the membership agreement on or prior to September 15th of each calendar year; or (iv) the borrower’s receipt of any notice of the threatened cancellation of the membership of the Best Western Premier Herald Square Property under the membership agreement.

A “Franchise Cash Trap Event Cure” means, with respect to a Cash Management Period commencing and in existence as a result of a Franchise Cash Trap Event only, (A) no event of default has occurred and is continuing, (B) no other event that would trigger another Cash Management Period has occurred and is continuing, (C) such Franchise Cash Trap Event has been satisfied or cured to

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

94

BEST WESTERN PREMIER HERALD SQUARE

the lender’s reasonable satisfaction or the borrower has delivered to the lender a replacement franchise agreement and comfort letter from a qualified franchisor, and (D) any property improvement plan required pursuant to or in connection with the membership agreement or replacement franchise agreement has been completed.

Property Management. The Best Western Premier Herald Square Property is managed by an affiliate of the borrower.

Assumption. The borrower has the right to transfer the Best Western Premier Herald Square Property provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; and (ii) the lender will have the right to approve or disapprove the proposed transferee in its reasonable discretion, it being acknowledged that the lender may as a condition to approving any proposed transferee require a rating comfort letter from DBRS, Fitch and Moody’s, which confirms that such assumption will not result in any qualification, withdrawal, or downgrade of the respective ratings assigned to the Series 2015-NXS1 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents provide that the required “all risk” insurance policy must include coverage for terrorism in an amount equal to the full replacement cost of the Best Western Premier Herald Square Property. The loan documents also require business interruption insurance covering no less than the 18-month period from the date that the property is damaged.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

95

45 WATERVIEW BOULEVARD

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

96

45 WATERVIEW BOULEVARD

45 Waterview Boulevard
45 Waterview Boulevard
Parsippany, NJ 07054
Butler
Pompton Lakes
Riverdale
Lake Kinnelon
Kinnelon Rd
Butler Reservoir
Split Rock Reservoir
Kinnelon
Mountainside Park
Sunset Valley Golf Course
Chilton Memorial Hospital
Boulevard
Newark Pompton Tpke
Jacksonville Rd
Boonton Ave
Powerville Rd
Lincoln Park Airport
Hillview Rd
Wayne
Montville
Towaco
Montclair-Boonton Line
Lincoln Park
Oak Rd
Boonton
Cedar Lake
Tourne Park
Rockaway River Country Club
Mountain Lakes
Knoll West Golf Course
Meadows Golf Club
New York City 30 miles
Pine Brook Rd
Horseneck Rd
Rockaway Townsquare
Rockaway
Denville
Dover
Boonton Reservoir
NJ Transit
Mount Tabor
Fairfield
Essex County Airport
Mountain Ridge Country Club
Mt. Pleasant Ave
Morris County
Lake Parsippany
Parsippany-Troy Hills
West Caldwell
Essex Mall
West Caldwell Shopping Center
James Andrews Memorial Park
Morris Plains
West Essex Park
Premium Outlets
Caldwell
Caldwell College
W. Hanover Ave
Old Troy Park
Whippany
Cedar Knolls
Ridgedale Ave
Roseland
Pine Plaza Shopping Center
East Hanover
East Hanover Center
Crestmont Country Club
Sussex Ave
Morris County Mall
Hanover
Morristown Line
Morristown Municipal Airport
Livingston Shopping Plaza
W. Mt. Pleasant Ave
Washington's Headquarters Museum
Pinch Brook Golf Course
Cedar Hill Country Club
Newark Intl. Airport 16 miles
Mendham Rd
Morristown
Columbia Tpke
Livingston
Morristown Memorial Hospital
Coll. of St. Elizabeth
Florham Park
West Orange
Morristown National Historical Park
Mt. Kemble Ave
Convent Station
NY Jets Training Facility
Livingston Mall
W. Northfield Rd
Fairleigh Dickinson Univ. Madison Campus
Brooklake Country Club
Essex County
Saint Barnabas Med. Ctr.
Drew University
Passaic Ave
S. Orange Ave
South Orange
New Vernon
Glen Alpin Rd
Blue Mill Rd
Madison
Main St
East Orange Golf Course
South Mountain Reservation
Loantaka Park
Shunpike Rd
JFK Pkwy
Mall at Short Hills
Short Hills
Maplewood
Lees Hill Rd
Southern Blvd
Chatham
Great Swamp National Wildlife Refuge
Summit
Millburn
Rockaway
Wayne
North Haledon
Alpine
Paterson
Yonkers
Montville
Clifton
Passaic
Hackensack
West Caldwell
Montclair
Parsippany
Bloomfield
Hanover
West Orange
Nutley
Fort Lee
Livingston
Manhattan
New Jersey
East Orange
Secaucus
Madison
Millburn
Union City
Hoboken
Queens
Irvington
Chatham
Newark
Jersey City
New York City
Maplewood
Summit
Union
Elizabeth
Bayonne
Brooklyn
Linden
Scotch Plains
Plainfield
Rahway
Staten Island
Edison
Woodbridge
Piscataway
Atlantic Ocean

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

97

No. 9 – 45 Waterview Boulevard

Loan Information				Property Information
Mortgage Loan Seller:	Natixis Real Estate Capital LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/Fitch/Moody’s):	A-/NR/NR			Property Type:	Office
Original Principal Balance:	$26,800,000			Specific Property Type:	Suburban
Cut-off Date Principal Balance:	$26,800,000			Location:	Parsippany, NJ
% of Initial Pool Balance:	2.8%			Size:	106,680 SF
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per SF:	$251.22
Borrower Name:	Able NJ DSM, LLC			Year Built/Renovated:	1997/2010
Sponsor(1):	Hyundai Able Investment REIT			Title Vesting:	Fee
Mortgage Rate:	3.630%			Property Manager:	Self-managed
Note Date:	October 15, 2014			3rd Most Recent Occupancy (As of):	100.0% (12/31/2012)
Anticipated Repayment Date:	November 5, 2019			2nd Most Recent Occupancy (As of):	100.0% (12/31/2013)
Maturity Date:	August 31, 2027			Most Recent Occupancy (As of):	100.0% (12/31/2014)
IO Period:	60 months			Current Occupancy (As of):	100.0% (4/1/2015)
Loan Term (Original):	60 months
Seasoning:	5 months			Underwriting and Financial Information:
Amortization Term (Original):	NAP
Loan Amortization Type:	Interest-only, ARD			3rd Most Recent NOI(3):	NAV
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$2,141,601 (12/31/2012)
Call Protection:	GRTR 1% or YM(29),GRTR 1% or YM or D(27),O(4)			Most Recent NOI (As of):	$2,155,754 (12/31/2013)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt:	None
Additional Debt Type:	NAP			U/W Revenues:	$2,793,698
				U/W Expenses:	$462,508
				U/W NOI:	$2,331,190
				U/W NCF:	$2,315,188
Escrows and Reserves(2):				U/W NOI DSCR:	2.36x
				U/W NCF DSCR:	2.34x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	8.7%
Taxes	$29,641	$29,641	NAP	U/W NCF Debt Yield:	8.6%
Insurance	$5,141	$2,571	NAP	As-Is Appraised Value:	$40,000,000
Replacement Reserve	$0	$445	NAP	As-Is Appraisal Valuation Date:	September 1, 2014
TI/LC Reserve	$0	Springing	NAP	Cut-off Date LTV Ratio:	67.0%
Deferred Maintenance	$3,750	$0	NAP	LTV Ratio at Maturity or ARD:	67.0%

(1)	Hyundai Able Investment REIT also serves as a sponsor for the Patriots Park Mortgage Loan, which is also expected to be securitized in the WFCM 2015-NXS1 Trust.
(2)	See “Escrows” section.
(3)	Historical financials prior to 2012 are not available as the sponsor recently acquired the 45 Waterview Boulevard Property and these were not provided by the previous owner.

The Mortgage Loan. The mortgage loan (the “45 Waterview Boulevard Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a class A four-story office building totaling 106,680 rentable square feet located in Parsippany, New Jersey (the “45 Waterview Boulevard Property”). The 45 Waterview Boulevard Mortgage Loan was originated on October 15, 2014 by Natixis Real Estate Capital LLC. The 45 Waterview Boulevard Mortgage Loan had an original principal balance of $26,800,000, has an outstanding principal balance as of the Cut-off Date of $26,800,000 and accrues interest at an interest rate of 3.630% per annum. The 45 Waterview Boulevard Mortgage Loan had an initial term of 60 months, has a remaining term of 55 months as of the Cut-off Date and requires interest-only payments through the Anticipated Repayment Date (“ARD”). The ARD is November 5, 2019 and the final maturity date is August 31, 2027. In the event that the 45 Waterview Boulevard Mortgage Loan is not repaid in full by the ARD, the interest rate will equal the sum of (a) 3.500% and (b) 2.500% plus the amount (if any) by which the five-year treasury rate exceeds 3.000%. The borrower’s failure to repay the 45 Waterview Boulevard Mortgage in full at least one month prior to the ARD automatically triggers a full cash flow sweep whereby all excess cash flow will be used to pay down the principal balance of the 45 Waterview Boulevard Mortgage Loan.

The borrower has the right to prepay the 45 Waterview Boulevard Mortgage Loan in whole, or in part, on any date before August 5, 2019 provided that the borrower pays the greater of (i) 1.0% of the principal balance being repaid, or (ii) a yield maintenance premium. Following the lockout period, the borrower has the option to defease the full amount of the outstanding principal balance or a portion thereof on any date before to August 5, 2019. In addition, the 45 Waterview Boulevard Mortgage Loan is prepayable without penalty on or after August 5, 2019.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Sources and Uses

Sources			Uses
Original loan amount	$26,800,000	66.1%	Purchase Price	$40,000,000	98.6%
Sponsor’s new cash contribution	13,765,844	33.9	Reserves	38,533	0.1
			Closing costs	527,311	1.3
Total Sources	$40,565,844	100.0%	Total Uses	$40,565,844	100.0%

The Property. The 45 Waterview Boulevard Property is a class A four-story office building totaling 106,680 rentable square feet located in Parsippany, New Jersey. The 45 Waterview Boulevard Property was built in 1997 and most recently renovated in 2010. The 45 Waterview Boulevard Property is located at the intersection of Interstates 80 and 287 and is designed with a center core and two pentagonal pods at each side of the core. The 45 Waterview Boulevard Property is a single tenant office building that serves as the North American headquarters for DSM Nutritional Products, LLC (“DSM”), and the lease is guaranteed by Koninklijke DSM, N.C. (“Royal DSM”). Royal DSM is rated A-/A3/A by Fitch/Moody’s/S&P. Royal DSM has invested approximately $7.0 million, into the 45 Waterview Boulevard Property, including laboratories, R&D facilities, product testing rooms and a stability room. The 45 Waterview Boulevard Property has been 100.0% leased since 1996, originally to Hoffman-LaRoche; the lease was later assumed by DSM and amended in 2005 and again in 2009. DSM’s lease contains two remaining five-year renewal options and no termination rights. As of April 1, 2015, the 45 Waterview Boulevard Property was 100.0% occupied by DSM.

The 45 Waterview Boulevard Property features views of an adjacent seven-acre pond, walking trails and outdoor picnic areas. Amenities inside the building include marble flooring in the center core and high ceilings. Additionally, there are on-site employee amenities such as a fitness center with locker rooms, a corporate kitchen and cafeteria, a private kitchen and dining area for corporate events, two board rooms capable of audio-video conferencing, and a multi-purpose room with video-conferencing and four flat screen televisions.

The following table presents certain information relating to the tenancy at the 45 Waterview Boulevard Property:

Major Tenant

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(1)	Annual U/W Base Rent(1)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenant
DSM Nutritional Products	A-/A3/A	106,680	100.0%	$22.66	$2,417,593	100.0%	8/31/2027(2)
Total Occupied Collateral		106,680	100.0%	$22.66	$2,417,593	100.0%

Vacant Space		0	0.0%

Collateral Total		106,680	100.0%

(1)	The U/W Base Rent includes contractual rent averaging through November 5, 2019. The current in-place rent is $21.20 per square foot.
(2)	DSM Nutritional Products has two five-year lease renewal options and no termination option.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents certain information relating to the lease rollover schedule at the 45 Waterview Boulevard Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016	0	0	0.0%	0	0.0%	$0	$0.00
2017	0	0	0.0%	0	0.0%	$0	$0.00
2018	0	0	0.0%	0	0.0%	$0	$0.00
2019	0	0	0.0%	0	0.0%	$0	$0.00
2020	0	0	0.0%	0	0.0%	$0	$0.00
2021	0	0	0.0%	0	0.0%	$0	$0.00
2022	0	0	0.0%	0	0.0%	$0	$0.00
2023	0	0	0.0%	0	0.0%	$0	$0.00
2024	0	0	0.0%	0	0.0%	$0	$0.00
2025	0	0	0.0%	0	0.0%	$0	$0.00
Thereafter	1	106,680	100.0%	106,680	100.0%	$2,417,593	$22.66
Vacant	0	0	0.0%	106,680	100.0%	$0	$0.00
Total/Weighted Average	1	106,680	100.0%			$2,417,593	$22.66

(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the 45 Waterview Boulevard Property:

Historical Occupancy

12/31/2011(1)	12/31/2012(1)	12/31/2013(1)	4/1/2015(2)
100.0%	100.0%	100.0%	100.0%

(1)	Information obtained from the borrower.
(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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45 WATERVIEW BOULEVARD

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the 45 Waterview Boulevard Property:

Cash Flow Analysis(1)

	2012	2013	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$2,141,601	$2,194,941	$2,417,593(2)	86.5%	$22.66
Grossed Up Vacant Space	0	0	0	0.0	0.00
Total Reimbursables	340,868	346,693	462,508	16.6	4.34
Other Income	0	0	0	0.0	0.00
Less Vacancy & Credit Loss	0	0	(86,403)(3)	(3.1)	(0.81)
Effective Gross Income	$2,482,469	$2,541,634	$2,793,698	100.0%	$26.19

Total Operating Expenses	$340,868	$385,880	$462,508	16.6%	$4.34
Net Operating Income	$2,141,601	$2,155,754	$2,331,190	83.4%	$21.85

TI/LC	0	0	0	0.0	0.00
Capital Expenditures	0	0	16,002	0.6	0.15
Net Cash Flow	$2,141,601	$2,155,754	$2,315,188	82.9%	$21.70

NOI DSCR	2.17x	2.18x	2.36x
NCF DSCR	2.17x	2.18x	2.34x
NOI DY	8.0%	8.0%	8.7%
NCF DY	8.0%	8.0%	8.6%

(1)	Historical financials prior to 2012 are not available as the sponsor recently acquired the 45 Waterview Boulevard Property and these were not provided by the previous owner.
(2)	The U/W Base Rent includes contractual rent averaging through November 5, 2019. The current in place rent is $21.20 per square foot.
(3)	The underwritten economic vacancy is 3.0%. The 45 Waterview Boulevard Property was 100.0% physically occupied as of April 1, 2015.

Appraisal. As of the appraisal valuation date of September 1, 2014, the 45 Waterview Boulevard Property had an “as-is” appraised value of $40,000,000.

Environmental Matters. According to a Phase I environmental site assessment dated September 15, 2014, there was minor staining observed on the concrete pad below the exterior emergency generator at the 45 Waterview Boulevard Property, as well as on soils immediately adjacent to the pad, which were considered recognized environmental conditions. The assessment noted that the staining likely occurred during the re-fueling of the aboveground storage tank within the base of the generator unit and appears to be limited to the concrete pad and surface or near-surface soils in the immediate vicinity of the generator unit. Based on the limited visual extent of the staining, the assessment concluded the cost to correct this issue is not expected to exceed $3,000. At closing the borrower deposited $3,750 in the deferred maintenance reserve to address the aforementioned staining.

Market Overview and Competition. The 45 Waterview Boulevard Property is located in the Parsippany-Troy Hills township of Morris County, New Jersey and is situated 1.2 miles from the crossroads of Interstate 80 and Interstate 287. The Morris County submarket has drawn companies due to its location, proximity to highways and airports and access to a diverse employment base. The result has created one of the largest concentrations of major companies in the country. Morris County has become one of the most affluent regions in the state of New Jersey and ranks as the ninth wealthiest county in the United States according to the appraisal. Pharmaceutical companies have specifically benefited from the quality of the work force and the region’s tenancy includes companies from all over the world.

Parsippany contains approximately 13.9 million square feet of office inventory, including several of the state’s premier class A office buildings that have achieved the highest rents in New Jersey. Based on quality of employment options and quality of life, Parsippany/Troy Hills was voted the 16th best Small City to Live by a nationally recognized news publication in 2012.

The 45 Waterview Boulevard Property is located within the planned office district along Route 46 called the Waterview Corporate Center. The center is home to over 1,000,000 square feet of class A office space. The vacancy in the center is 3.8%. The appraiser assumed a market rent conclusion of $22.00 per square foot, triple-net.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents certain information relating to comparable properties to the 45 Waterview Boulevard Property within the Waterview Corporate Center.

Competitive Set(1)

	45 Waterview Boulevard (Subject)	10 Waterview Boulevard	11 Waterview Boulevard	15 Waterview Boulevard	20 Waterview Boulevard	35 Waterview Boulevard
Location	Parsippany, NJ	Parsippany, NJ	Parsippany, NJ	Parsippany, NJ	Parsippany, NJ	Parsippany, NJ
Distance from Subject	—	0.3 miles	0.5 miles	0.5 miles	0.2 miles	0.3 miles
Property Type	Office	Office	Office	Office	Office	Office
Year Built/Renovated	1997/2010	1984/2009	2001/NAP	1999/NAP	1988/NAP	1990/NAP
Total GLA	106,680 SF	211,879 SF	122,684 SF	129,884 SF	235,000 SF	172,498 SF
Total Occupancy	100.0%	94.4%	100.0%	100.0%	93.7%	93.8%

(1)	Information obtained from the appraisal.

The Borrower. The borrower is Able NJ DSM, LLC, a Delaware limited liability company and single purpose entity owned by Able NJ DSM Investment REIT, which is owned by JB New Jersey Private Real Estate Fund, which is 98.2% owned by Hyundai Securities Co, Ltd. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 45 Waterview Boulevard Mortgage Loan. Hyundai Able Investment REIT is the guarantor of certain nonrecourse carveouts under the 45 Waterview Boulevard Mortgage Loan.

The Sponsor. The sponsor is Hyundai Able Investment REIT, which is over 99.0% owned by and 100.0% controlled by Hyundai Securities Co., Ltd. (“HSC”). HSC is a publicly traded company listed on the South Korean stock exchange. HSC is a leading South Korea-based financial company engaged in the securities and investment banking sector. HSC is an experienced owner of office, retail and residential properties in London, Tokyo, Shanghai and South Korea. As of 2013, Hyundai Securities Co. Ltd. reported net worth in excess of $2.9 billion and liquidity of approximately $1.6 billion.

Escrows. The loan documents provide for upfront reserves in the amount of $29,641 for taxes, $5,141 for insurance and $3,750 for deferred maintenance related to issues identified by the Phase I assessment. The loan documents require ongoing monthly deposits of one-twelfth of the estimated annual real estate taxes, which currently equates to $29,641, one-twelfth of the annual insurance premiums, which currently equates to $2,571 and $445 for replacement reserves. The loan documents require the borrower to transfer into the TI/LC reserve all payments received in connection with the early termination or cancellation of any leases. In addition, in the event of a Lease Sweep Event (as defined in the “Lockbox and Cash Management” section) all excess cash flow will be deposited into the TI/LC reserve.

Lockbox and Cash Management. The 45 Waterview Boulevard Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and requires the borrower to direct the tenant to deposit all rents directly into such lockbox account. The loan documents also require that all rent received by the borrower or manager is to be deposited into the lockbox account within one business day of receipt. Prior to the occurrence of a Cash Management Period (as defined below), all funds in the lockbox account are swept to the borrower’s operating account. During a Cash Management Period, all funds in the lockbox account will be swept to a lender-controlled cash management account.

A “Cash Management Period” will commence upon any of the following conditions: (i) an event of default, (ii) the failure by the borrower to maintain a debt service coverage ratio of at least 1.20x at the end of any calendar quarter, (iii) the occurrence of a Lease Sweep Event (as defined below) or (iv) the failure of the borrower to repay the loan at least one month prior to the ARD. A Cash Management Period will end, with respect to clause (i) above, upon the cure of such event of default; with respect to clause (ii) above, upon the debt service coverage ratio being at least 1.25x for six consecutive months since the commencement of the Cash Management Period; and with respect to clause (iii) above, upon a Lease Sweep Termination Event (as defined below). A Cash Management Period triggered by the ARD will not expire until the 45 Waterview Boulevard Mortgage Loan is repaid in full.

A “Lease Sweep Event” is the occurrence of any of the following events: (i) the DSM lease is surrendered, canceled or terminated prior to its then current expiration date, (ii) the occurrence of a default under the DSM lease, (iii) the occurrence of a DSM insolvency proceeding, (iv) DSM gives notice of its intention to terminate the DSM lease or the notice period for DSM to renew its lease has lapsed without DSM renewing the DSM lease or (v) DSM is no longer conducting business and occupying a material portion of the space.

A “Lease Sweep Termination Event” is the occurrence of any of the following events: (i) all of the spaces demised under the DSM lease have been fully-leased pursuant to one or more new leases; (ii) all leasing commissions and tenant improvements have been paid prior to commencement of such new leases, and the tenants under such new leases have taken occupancy of the demised premises and commenced paying full unabated rent and have delivered a clean estoppel; (iii) with respect to a Lease Sweep Event triggered by a DSM insolvency proceeding, DSM affirming its lease; or (iv) with respect to the first Lease Sweep Event triggered by the occurrence of a default under the DSM lease, the cure of such default.

Property Management. The 45 Waterview Boulevard is managed by the tenant.

Assumption. The borrower has the right to transfer the 45 Waterview Boulevard Property provided that certain conditions are satisfied, including (i) no default or event of default is then continuing; (ii) the lender will have the right to approve or disapprove

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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the proposed buyer in its reasonable discretion and the lender may require a rating agency comfort letter from DBRS, Fitch and Moody’s that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to any class of the Series 2015-NXS1 Certificates; (iii) the buyer assumes all of the obligations of the borrower; and (iv) the borrower and the buyer execute and cause to be filed new financing statements or financing statement amendments.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the 45 Waterview Boulevard Property. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

103

HOTEL VALENCIA

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

104

HOTEL VALENCIA

Hotel Valencia San Antonio Riverwalk
150 East Houston Street
San Antonio, TX 78205
SAN ANTONIO
Downtown
Midtown
Riverwalk
San Antonio Intl. Airport 6 miles
Austin 76 miles
AT&T Center 2 miles
Fort Sam Houston
Brackenridge Park Municipal Golf Course
The Playhouse
McFarlin Tennis Ctr.
San Pedro Park
San Antonio College Bookstore
San Antonio College Library
San Antonio College
San Antonio College Law Enforcement Training Academy
Metropolitan General Hospital
DPT Laboratories Pharmaceuticals
Culinary Institute of America, San Antonio
Five Points
Gardendale
Prospect Hill
BEXAR COUNTY
Avenida Guadalupe
Collins Garden
Lone Star
King William
Dignowity Hill
Denver Heights
San Antonio Museum of Art
Maverick Park
Baptist Medical Center
Central Library
University Health Center
Columbus Park
City of San Antonio Municipal Aud.
Weston Centre
Travis Park
Santa Rosa Hospital
Milam Square
San Fernando Cathedral
The Buckhorn Saloon & Museum
The Alamo
Rivercenter Mall
The Henry B. Gonzalez Convention Center
Lila Cockrell Theatre
Arneson River Theatre
Hemisfair Park
Tower of the Americas
Institute of Texan Cultures
Alamodome
UT San Antonio Downtown Campus
Bexar County Courthouse
Commanders House Park
Villa Finale Museum
Steves Homestead Museum
Blue Star Contemporary Art Museum
San Antonio River Eagleland
Roosevelt Park
Lockwood Park
Dignowity Park
Fairchild Park
San Antonio River
San Pedro Creek
PanAm Expwy
McDermott Frwy
Fredericksburg Rd
Culebra Rd
Broadway St
N. Alamo St
St. Mary's St
N. St. Mary's St
E. Houston St
W. Commerce St
E. Commerce St
Cesar E. Chavez Blvd
W. Martin St
E. Pecan St
Navarro St
Soledad St
Main Ave
Dwyer Ave
S. Presa St
S. Alamo St
S. Flores St
S. Frio St
Nogalitos St
S. Laredo St
W. Cevallos St
Probandt St
Roosevelt Ave
Lone Star Blvd
10
35
37
281

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

105

No. 10 – Hotel Valencia

Loan Information	Property Information
Mortgage Loan Seller:	Natixis Real Estate Capital LLC	Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/Fitch/Moody’s):	NR/NR/NR	Property Type:	Hospitality
Original Principal Balance:	$26,000,000	Specific Property Type:	Full Service
Cut-off Date Principal Balance:	$26,000,000	Location:	San Antonio, TX
% of Initial Pool Balance:	2.7%	Size:	213 rooms
Loan Purpose:	Refinance	Cut-off Date Principal Balance Per Room:	$122,066
Borrower Name:	Hotel Valencia San Antonio Riverwalk, L.P.	Year Built/Renovated:	2003/NAP
Sponsor:	Doyle A. Graham, Jr.	Title Vesting:	Leasehold
Mortgage Rate:	4.170%	Property Manager:	Self-managed
Note Date:	March 20, 2015	3rd Most Recent Occupancy:	NAV
Anticipated Repayment Date:	NAP	2nd Most Recent Occupancy(As of):	76.4% (12/31/2012)
Maturity Date:	April 5, 2025	Most Recent Occupancy(As of):	78.6% (12/31/2013)
IO Period:	60 months	Current Occupancy(As of):	77.1% (10/31/2014)
Loan Term (Original):	120 months
Seasoning:	0 months	Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon	3rd Most Recent NOI(As of)(3):	$1,804,009 (12/31/2012)
Interest Accrual Method:	Actual/360	2nd Most Recent NOI(As of)(3):	$2,331,746 (12/31/2013)
Call Protection:	L(24),GRTR 1% or YM or D(92),O(4)	Most Recent NOI(As of)(3):	$3,052,670 (TTM 10/31/2014)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt(1):	Yes
Additional Debt Type(1):	Future Mezzanine
U/W Revenues(3):	$13,609,834
U/W Expenses:	$10,436,607
U/W NOI(3):	$3,173,227
U/W NCF(3):	$2,628,834
Escrows and Reserves(2):	U/W NOI DSCR:	2.09x
U/W NCF DSCR:	1.73x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	12.2%
Taxes	$134,909	$67,455	NAP	U/W NCF Debt Yield:	10.1%
Insurance	$9,644	$9,644	NAP	As-Is Appraised Value:	$38,900,000
FF&E Reserve	$0	(2)	NAP	As-Is Appraisal Valuation Date:	November 14, 2014
Debt Service Reserve	$180,700	Springing	(1)	Cut-off Date LTV Ratio:	66.8%
Ground Lease Reserve	$101,123	Springing	NAP	LTV Ratio at Maturity or ARD:	60.8%

(1)	See “Subordinate and Mezzanine Indebtedness” section.
(2)	See “Escrows” section.
(3)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan (the "Hotel Valencia Mortgage Loan") is evidenced by a single promissory note that is secured by a first mortgage encumbering the leasehold interest in a full service hotel located in San Antonio, Texas (the "Hotel Valencia Property”). The Hotel Valencia Mortgage Loan was originated on March 20, 2015 by Natixis Real Estate Capital LLC. The Hotel Valencia Mortgage Loan had an original principal balance of $26,000,000, has an outstanding principal balance as of the Cut-off Date of $26,000,000 and accrues interest at an interest rate of 4.170% per annum. The Hotel Valencia Mortgage Loan had an initial term of 120 months, has a remaining term of 120 months as of the Cut-off Date and requires interest-only payments for the first 60 payments following origination, and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The Hotel Valencia Mortgage Loan matures on April 5, 2025.

Following the lockout period, the borrower has the right to prepay the Hotel Valencia Mortgage Loan in whole, or in part, on any date before January 5, 2025, provided that the borrower pays the greater of (i) 1.0% of the principal balance being prepaid, or (ii) a yield maintenance premium. Following the lockout period, the borrower has the option to defease the full amount of the outstanding principal balance or a portion thereof on any date before January 5, 2025. In addition, the Hotel Valencia Mortgage Loan is prepayable without penalty on or after January 5, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Sources and Uses

Sources			Uses
Original loan amount	$26,000,000	100.0%	Loan payoff(1)	$17,720,557	68.2%
			Defeasance costs	521,828	2.0
			Closing costs	632,447	2.4
			Upfront reserve	426,376	1.6
			Return of equity	6,698,792	25.8
Total Sources	$26,000,000	100.0%	Total Uses	$26,000,000	100.0%

(1)	The Hotel Valencia Property was previously securitized in CSFB 2005-C5.

The Property. The Hotel Valencia Property is a twelve-story, 213-room full-service hotel that opened in 2003. The Hotel Valencia Property features old world Spanish colonial style architecture on the exterior while featuring modern design and amenities on the interior. The exterior is designed as classic Southwestern, fitting in with the theme of the River Walk, while the interior features an upscale, contemporary design. The Hotel Valencia Property includes standard and suite-style guestroom configurations. The Hotel Valencia Property offers eight meeting rooms (totaling 7,481 square feet) located primarily on the ground and lobby levels. Additionally, the Hotel Valencia features Citrus Restaurant and Vbar, which are located on the east side of the lobby level. Other facilities and amenities at the Hotel Valencia Property include the Rooftop Café, Ostra restaurant, an outdoor rooftop pool and whirlpool, fitness center and 17,000-square-foot spa. The Hotel Valencia property operates without a franchise agreement.

The Hotel Valencia Property was developed in 2003 for a total cost of $24.7 million and has undergone $4.9 million in subsequent renovations and upgrades. Approximately $2.8 million has been invested in the property since 2010.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Hotel Valencia Property:

Cash Flow Analysis

	2012	2013	TTM 10/31/2014(1)	U/W	% of U/W Total Revenue	U/W $ per Room
Occupancy	76.4%	78.6%	77.1%	77.1%
ADR	$152.68	$161.48	$170.64	$170.64
RevPAR	$116.64	$126.97	$131.58	$131.58

Total Revenue	$12,491,032	$13,511,104	$13,609,834	$13,609,834	100.0%	$63,896
Total Department Expenses	5,222,044	5,621,277	5,222,691	5,222,691	38.4	24,520
Gross Operating Profit	$7,268,988	$7,889,827	$8,387,143	$8,387,143	61.6%	$39,376

Total Undistributed Expenses	3,737,540	3,894,386	3,602,206	3,464,657	25.5	16,266
Profit Before Fixed Charges	$3,531,448	$3,995,441	$4,784,937	$4,922,486	36.2%	$23,110

Total Fixed Charges	1,727,439	1,663,695	1,732,267	1,749,259	12.9	8,212

Net Operating Income	$1,804,009	$2,331,746	$3,052,670	$3,173,227	23.3%	$14,898
FF&E	0	0	0	544,393	4.0	2,556
Net Cash Flow	$1,804,009	$2,331,746	$3,052,670	$2,628,834	19.3%	$12,342

NOI DSCR	1.19x	1.53x	2.01x	2.09x
NCF DSCR	1.19x	1.53x	2.01x	1.73x
NOI DY	6.9%	9.0%	11.7%	12.2%
NCF DY	6.9%	9.0%	11.7%	10.1%

(1)	The increase in Total Revenue from 2013 is due to an increased average daily rate at the Hotel Valencia Property.

Appraisal. As of the appraisal valuation date of November 14, 2014, the Hotel Valencia Property had an “as-is” appraised value of $38,900,000.

Environmental Matters. According to the Phase I environmental site assessment dated December 1, 2014, there was no evidence of any recognized environmental conditions at the Hotel Valencia Property.

Market Overview and Competition. The Hotel Valencia Property is located in downtown San Antonio. San Antonio has historically enjoyed a stable economy because of a diverse industry base, including energy, government/military, health care, technology and tourism and is currently experiencing a period of economic strength and expansion. With the 2009 expansion of the San Antonio River Walk, the 2008 completion of the convention headquarters hotel and the ongoing expansion of the convention center, San Antonio's position as a tier-one convention market and as a major tourist destination is expected to continue to improve according to the appraisal. The Hotel Valencia Property is located in downtown San Antonio at the intersection of Houston Street and Mary Street with direct access to the River Walk. The River Walk is a public park which winds along the San Antonio River for approximately 15 miles, five miles of which meander through the heart of downtown San Antonio. The River Walk connects to the city’s entertainment and leisure venues, museums and historic areas. Other primary attractions in the Hotel Valencia Property’s area include the 18th-century Spanish missions, the Alamo, a famous historic site in Texas, SeaWorld San Antonio, one of the world’s largest marine life adventure parks and The Alamodome, which is the home of the NCAA’s Valero Alamo Bowl. Major projects in the neighborhood include the redevelopment of the 96-acre HemisFair Park, the expansion of the convention center, and

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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other mixed-used developments downtown such as the one planned by Weston Urban, which is expected to include the new Frost Bank tower.

The following table presents certain information relating to the Hotel Valencia Property’s competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR(1)

	Competitive Set			Hotel Valencia			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
TTM 2/28/2015	65.8%(2)	$159.59(2)	$105.09(2)	77.9%	$172.20	$134.19	118.3%	107.9%	127.7%
TTM 2/28/2014	64.9%	$150.59	$97.70	78.4%	$161.74	$126.81	120.9%	107.4%	129.8%
TTM 2/28/2013	70.3%	$135.72	$95.41	76.5%	$153.83	$117.67	108.8%	113.3%	123.3%

(1)	Information obtained from a third party hospitality report dated March 17, 2015. The competitive set includes the following hotels: Omni La Mansion Del Rio, The Saint Anthony, Marriott Plaza San Antonio, Sheraton Hotel Gunter, The Emily Morgan Hotel a DoubleTree By Hilton, Wyndham San Antonio Riverwalk, Westin Riverwalk, Hotel Contessa, and Embassy Suites San Antonio Riverwalk Downtown.
(2)	Includes the 352-room Saint Anthony hotel, which underwent significant renovations in late 2013/early 2014 that partially closed the hotel, temporarily lowering its occupancy to 15%.

The Borrower. The borrower is Hotel Valencia San Antonio Riverwalk, L.P., a Texas limited partnership and a single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Hotel Valencia Mortgage Loan. Doyle A. Graham, Jr. is the guarantor of certain nonrecourse carveouts under the Hotel Valencia Mortgage Loan.

The Sponsor. The sponsor is Doyle A. Graham, Jr. Mr. Graham is the founder, president, and CEO of Valencia Group, a privately held corporation focused on the acquisition, development and management of hotel properties. The Valencia Group currently owns and manages a portfolio of five hotels located in Texas, California and Kansas totaling 948 rooms. Mr. Graham reported net worth and liquidity of $4.7 million and $14.6 million, respectively, in his October 31, 2014 financial statement.

Escrows. The loan documents provide for upfront reserves of $134,909 for real estate taxes, $9,644 for insurance and $101,123 for the ground lease. The borrower deposited $180,700 to cover shortfalls in debt service payments into a debt service reserve; additionally, after the interest-only period, the borrower is required to deposit an additional amount so that the amount on deposit in the debt service reserve account is equal to $253,379. The loan documents require monthly deposits of one-twelfth of the estimated annual real estate taxes, which currently equates to $67,455, one-twelfth of the estimated annual insurance premium, which currently equates to $9,644, and one-twelfth of 4.0% of gross revenue for the prior fiscal year for the FF&E reserve. The borrower is not required to make monthly deposits for the payment of ground lease rents, except for an adjustment ground lease rent deposit if required, due to an increase in the base ground lease rent, so long as (i) no Cash Management Period (as defined below) is continuing, and (ii) the borrower delivers to the lender each month, no later than the date the ground lease rents are due and prior to the expiration of any grace period with respect thereto, (A) an officer's certificate certifying that all applicable ground lease rents have been paid and (B) within 5 days of receipt by borrower of its monthly bank statement, evidence of such payment of the applicable ground lease rents as is reasonably acceptable to the lender. In the event that the net cash flow of the Hotel Valencia Property in any calendar month is insufficient to pay the debt service due, provided no event of default is continuing, the borrower may request the lender deposit funds from the debt service reserve in an amount equal to the shortfall. If the lender applied funds in the debt service reserve to pay debt service, within two months from use, the borrower is required to deposit an amount sufficient to replenish the debt service reserve up to the minimum amount.

Lockbox and Cash Management. The Hotel Valencia Mortgage Loan is structured with a lender-controlled hard lockbox and springing cash management. The Hotel Valencia Mortgage Loan requires all rents to be transmitted directly, by all credit card companies that have entered into merchant’s or other credit card agreements with the borrower, into the lockbox account.. Prior to the occurrence of a Cash Management Period (as defined below), all funds in the lockbox account are required to be swept to the borrower’s operating account. During a Cash Management Period, all funds in the lockbox account are required to be swept to a lender-controlled cash management account.

A “Cash Management Period” will commence upon any of the following: (i) an event of default, (ii) the election by the sponsor to incur mezzanine debt permitted under the loan documents (see “Subordinate and Mezzanine Indebtedness” section) or (iii) the occurrence of a Debt Service Trigger Event (as defined below). A Cash Management Period will end when the loan and all other obligations are paid in full; there has been a full defeasance of the loan; upon the cure of such event of default; and, upon the occurrence of a Debt Service Trigger Cure Event (as defined below).

A “Debt Service Trigger Event” will commence upon the failure of the borrower within a two-month period to replenish the debt service reserve to the minimum amount.

A “Debt Service Trigger Cure Event” will occur if the borrower has replenished the Debt Service Reserve to the minimum amount.

Property Management. The Hotel Valencia Property is managed by an affiliate of the borrower.

Assumption. The borrower has the right to transfer the Hotel Valencia Property provided that certain conditions are satisfied, including (i) no default or event of default is then continuing; (ii) the lender will have the right to approve or disapprove the proposed buyer in its reasonable discretion and the lender may require a confirmation from DBRS, Fitch and Moody’s that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to any class of the Series

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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2015-NXS1 certificates; (iii) the buyer assumes all of the obligations of the borrower; and (iv) the borrower and the buyer execute and cause to be filed new financing statements or financing statement amendments.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Provided no event of default has occurred and is then continuing, in connection with a bona fide sale of the Hotel Valencia Property to an unaffiliated third party, such purchaser will be permitted to obtain future permitted mezzanine debt from the borrower or an affiliate of the borrower provided that certain pre-conditions are met to the lender’s reasonable satisfaction, including the following: (i) the maximum combined LTV is 66.84%; (ii) the minimum aggregate underwritten debt service coverage ratio is 1.71x; (iii) a rating comfort letter is obtained confirming the action will not result in any qualification, withdrawal or downgrade of any existing ratings of securities; and (iv) execution of an intercreditor agreement.

Ground Lease and Parking Garage Lease. The Hotel Valencia Property is subject to a ground lease and a parking garage lease. The ground lease commenced on May 19, 2000 and expires on December 31, 2101 (87 years remaining). The ground lease provides for annual base rent of $484,000 and percentage rent of 3% of gross revenues in excess of the gross revenue threshold of $10,120,000. The base rent and gross revenue threshold will increase by 10% every five years, with the next adjustment period in 2018. In 2018, the ground lease will provide for annual base rent of $532,400 and percentage rent of 3% of gross revenues in excess of the gross revenue threshold of $11,132,000. The ground lease payment for the trailing twelve months ending October 31, 2014 was $589,743. Per the appraisal, the estimated 2018 ground rent payment is expected to be $693,000. The parking garage lease, which commenced on January 1, 2002 and expires on December, 31, 2028 (14 years remaining), provides for monthly base rent of $160 per space up to December 31, 2014, then $185 per space up to December 31, 2022 and $200 per space thereafter. The parking garage lease is for a minimum of 80 spaces per month and a maximum of 125 spaces per month. The parking lease payment for the trailing twelve months ending October 31, 2014 was $245,835. Per the appraisal, the estimated 2018 parking lease payment is expected to be $304,000.

Terrorism Insurance. The loan documents provide that the required “all risk” insurance policy must include coverage for terrorism in an amount equal to the full replacement cost of the Hotel Valencia Property. The loan documents also require business interruption insurance containing an extended period of indemnity for no less than the 18-month period following the occurrence of a casualty event.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 11 – Empire Shopping Center

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/Fitch/Moody's):	NR/NR/NR			Property Type:	Retail
Original Principal Balance:	$24,750,000			Specific Property Type:	Anchored
Cut-off Date Principal Balance:	$24,750,000			Location:	Antioch, CA
% of Initial Pool Balance:	2.6%			Size:	122,754 SF
Loan Purpose:	Acquisition			Cut-off Date Principal Balance Per SF:	$201.62
Borrower Name:	Empire Dunhill LLC			Year Built/Renovated:	2004/NAP
Sponsor:	William L. Hutchinson			Title Vesting:	Fee
Mortgage Rate:	4.000%			Property Manager:	Self-managed
Note Date:	March 31, 2015			3rd Most Recent Occupancy (As of):	95.9% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	95.9% (12/31/2013)
Maturity Date:	April 11, 2025			Most Recent Occupancy (As of):	93.6% (12/31/2014)
IO Period:	60 months			Current Occupancy (As of):	90.7% (1/1/2015)
Loan Term (Original):	120 months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of):	$2,242,372 (12/31/2012)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$2,337,657 (12/31/2013)
Call Protection:	L(24),D(92),O(4)			Most Recent NOI (As of):	$2,282,751 (12/31/2014)
Lockbox Type:	Hard/Upfront Cash Management
Additional Debt:	None
Additional Debt Type:	NAP
				U/W Revenues:	$3,142,541
Escrows and Reserves:				U/W Expenses:	$1,032,544
				U/W NOI:	$2,109,997
Type:	Initial	Monthly	Cap (If Any)	U/W NCF:	$1,985,966
Taxes	$20,426	$20,426(1)	NAP	U/W NOI DSCR:	1.49x
Insurance	$5,642	$2,821	NAP	U/W NCF DSCR:	1.40x
Replacement Reserve	$0	$2,148	NAP	U/W NOI Debt Yield:	8.5%
TI/LC Reserve	$0	$8,695	$300,000(2)	U/W NCF Debt Yield:	8.0%
Major Tenant Reserve(3)	$500,000	$0	NAP	As-Is Appraised Value:	$34,000,000
Kang’s Tae Kwon Do Reserve(4)	$7,480	$0	NAP	As-Is Appraisal Valuation Date:	February 4, 2015
Tenant Specific TI/LC(5)	$307,098	$0	NAP	Cut-off Date LTV Ratio:	72.8%
Designated Rent Reserve(6)	$55,219	$0	NAP	LTV Ratio at Maturity or ARD:	66.1%

(1)	The portion of monthly deposits for taxes attributed to the Old Navy, Petsmart and Office Depot (each an “Annual Tax Payer”) space is waived as long as (i) there exists no event of default; (ii) each Annual Tax Payer is paying its taxes directly or is obligated to reimburse and is reimbursing for its share of taxes; (iii) the borrower provides the lender with evidence the Annual Tax Payer has paid taxes; (iv) each Annual Tax Payer’s lease is in full force and effect and there is no event of default under the lease; and (v) the borrower makes additional tax reserve deposits for each Annual Tax Payer that is required to reimburse the borrower.
(2)	The TI/LC Reserve will be capped at $300,000 as long as (i) there is no event of default; (ii) the Empire Shopping Center Property is at least 89.0% occupied; (iii) the amortizing net cash flow debt service coverage ratio is at least 1.35x; and (iv) the net cash flow debt yield is at least 8.0%.
(3)	The Major Tenant Reserve is required for any future tenant improvements and leasing commission expenses incurred related to Old Navy, Petsmart, Office Depot or acceptable replacement tenants.
(4)	A reserve related to the Kang’s Tae Kwan Do 3,350 square foot expansion space will be released once the tenant is in occupancy, open for business and paying full unabated rent on the expansion space.
(5)	The borrower deposited $307,098 for outstanding tenant improvements and leasing commissions related to Kang’s Tae Kwon Do ($134,472), Traut Enterprises Inc. ($104,023), Country Waffles ($63,125), iCandy Eye Salon ($2,814) and Lauryn’s Jewelers ($2,664).
(6)	The borrower deposited $55,219 in rent reserves for iCandy Eye Salon ($31,219) and Max Muscle ($24,000), which have exhibited a history of delinquent rent. Funds will be released to the borrower on a tenant-by-tenant basis upon receipt of evidence acceptable to the lender that the applicable tenant has been current on its rent for at least six consecutive calendar months.

The Empire Shopping Center mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering a 122,754 square foot anchored retail center (“Empire Shopping Center Property”) located in Antioch, California, approximately 50.2 miles northeast of San Francisco. Built in 2004, the Empire Shopping Center Property is situated on a 12.6 acre parcel and is anchored by Petsmart, Office Depot, Old Navy and Kirkland’s. The Empire Shopping Center Property features 798 surface parking spaces resulting in a parking ratio of 6.5 spaces per 1,000 square feet. The Empire Shopping Center Property is located 0.1 miles east of the intersection of Lone Tree Way and Highway 4 at the northeast corner of Lone Tree Way and Empire Avenue, which both have estimated traffic counts of approximately 43,000 vehicles per day. According to the appraisal, the 2014 population within a one-, three- and five-mile radius of the Empire Shopping Center Property was 9,893, 106,226 and 170,239, respectively, while the 2014 estimated average household income within the same radii was $101,291, $94,204 and $90,742, respectively. As of January 1, 2015, the Empire Shopping Center Property was 90.7% occupied by 23 tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Sources and Uses

Sources			Uses
Original loan amount	$24,750,000	67.1%	Purchase price	$32,989,691	89.4%
Sponsor‘s new cash contribution	12,149,217	32.9	Reserves	895,865	02.4
			Closing costs	3,013,661	08.2
Total Sources	$36,899,217	100.0%	Total Uses	$36,899,217	100.0%

The following table presents certain information relating to the tenancy at the Empire Shopping Center Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Cost(3)	Lease Expiration Date

Anchor Tenant
Petsmart	NR/NR/B+	19,181	15.6%	$18.66	$357,917	15.1%	$600	4.0%	3/31/2020
Office Depot	NR/B2/B-	18,400	15.0%	$15.00	$276,000	11.6%	NAV	NAV	6/30/2020
Old Navy	BBB-/Baa3/BBB-	14,200	11.6%	$12.00	$170,400	7.2%	$304(4)	5.8%(4)	3/31/2020
Kirkland’s	NR/NR/NR	12,268	10.0%	$12.00	$147,216	6.2%	$114	15.5%	1/31/2022(5)
Total Anchor Tenants		64,049	52.2%	$14.86	$951,533	40.0%

Major Tenants
Panera Bread	NR/NR/NR	5,200	4.2%	$38.19	$198,588	8.4%	$559	9.7%	12/31/2020
Country Waffles	NR/NR/NR	3,300	2.7%	$39.96	$131,868	5.5%	$348(6)	14.5%(6)	3/30/2025
Mattress Discounters	NR/NR/NR	4,005	3.3%	$31.80	$127,359	5.4%	$208(6)	19.7%(6)	6/30/2020
Total Major Tenants		12,505	10.2%	$36.61	$457,815	19.3%

Non-Major Tenants		34,734	28.3%	$27.85	$967,309	40.7%

Occupied Collateral Total		111,288	90.7%	$21.36	$2,376,658	100.0%

Vacant Space		11,466	9.3%

Collateral Total		122,754	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Annual U/W Base Rent and Annual U/W Base Rent PSF include contractual rent steps through January 2016 totaling $41,967.
(3)	Sales PSF and Occupancy Cost are for the trailing 12-month period ending December 31, 2014, unless otherwise noted.
(4)	Old Navy Sales PSF and Occupancy Cost are for the trailing 12-month period ending November 30, 2014.
(5)	Kirkland’s has a one-time right to terminate its lease if sales do not exceed $1,350,000 ($110 per square foot) during the fifth lease year which ends December 1, 2016. Kirkland’s must provide notice within 30 days of the end of the fifth lease year and pay a termination fee equal to all unamortized costs of the tenant improvements and leasing commissions provided by the landlord.
(6)	Country Waffles and Mattress Discounters Sales PSF and Occupancy Cost are for the trailing 12-month period ending September 30, 2014.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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EMPIRE SHOPPING CENTER

The following table presents certain information relating to the lease rollover schedule at the Empire Shopping Center Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	1	1,092	0.9%	1,092	0.9%	$12,000	$10.99
2015	1	1,001	0.8%	2,093	1.7%	$34,715	$34.68
2016	4	9,910	8.1%	12,003	9.8%	$297,733	$30.04
2017	3	7,502	6.1%	19,505	15.9%	$199,980	$26.66
2018	3	4,702	3.8%	24,207	19.7%	$137,446	$29.23
2019	1	1,677	1.4%	25,884	21.1%	$40,615	$24.22
2020	7	66,336	54.0%	92,220	75.1%	$1,266,584	$19.09
2021	0	0	0.0%	92,220	75.1%	$0	$0.00
2022	1	12,268	10.0%	104,488	85.1%	$147,216	$12.00
2023	0	0	0.0%	104,488	85.1%	$0	$0.00
2024	1	3,500	2.9%	107,988	88.0%	$108,500	$31.00
2025	1	3,300	2.7%	111,288	90.7%	$131,868	$39.96
Thereafter	0	0	0.0%	111,288	90.7%	$0	$0.00
Vacant	0	11,466	9.3%	122,754	100.0%	$0	$0.00
Total/Weighted Average	23	122,754	100.0%			$2,376,658	$21.36

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Empire Shopping Center Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	1/1/2015(2)
95.9%	95.9%	93.6%	90.7%

(1)	Information obtained from the borrower.
(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Empire Shopping Center Property:

Cash Flow Analysis

	2012	2013	2014	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$2,441,101	$2,509,068	$2,536,619	$2,376,658(1)	75.6%	$19.36
Grossed Up Vacant Space	0	0	0	275,184	8.8	2.24
Percentage Rent	0	791	7,561	0	0.0	0.00
Total Reimbursables	764,813	755,274	753,290	759,876	24.2	6.19
Other Income	2,907	11,797	6,007	6,007	0.2	0.05
Less Vacancy & Credit Loss	0	0	0	(275,184)(2)	(8.8)	(2.24)
Effective Gross Income	$3,208,820	$3,276,930	$3,303,477	$3,142,541	100.0%	$25.60

Total Operating Expenses	$966,448	$939,273	$1,020,726	$1,032,544	32.9%	$8.41

Net Operating Income	$2,242,372	$2,337,657	$2,282,751	$2,109,997	67.1%	$17.19
TI/LC	0	0	0	98,253	3.1	0.80
Capital Expenditures	0	0	0	25,778	0.8	0.21
Net Cash Flow	$2,242,372	$2,337,657	$2,282,751	$1,985,966	63.2%	$16.18

NOI DSCR	1.58x	1.65x	1.61x	1.49x
NCF DSCR	1.58x	1.65x	1.61x	1.40x
NOI DY	9.1%	9.4%	9.2%	8.5%
NCF DY	9.1%	9.4%	9.2%	8.0%

(1)	The U/W Base Rent includes contractual rent steps through January 2016 totaling $41,967.
(2)	The underwritten economic vacancy is 10.4%. The Empire Shopping Center Property was 90.7% physically occupied as of January 1, 2015.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

113

No. 12 – Southern Palms

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/Fitch/Moody’s):	NR/NR/NR			Property Type:	Retail
Original Principal Balance:	$24,350,000			Specific Property Type:	Anchored
Cut-off Date Principal Balance:	$24,350,000			Location:	Tempe, AZ
% of Initial Pool Balance:	2.5%			Size:	241,842 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF:	$100.69
Borrower Name:	CP6SP, LLC			Year Built/Renovated:	1981/NAP
Sponsor:	Jonathan M. Rayden			Title Vesting:	Fee
Mortgage Rate:	3.990%			Property Manager:	West Valley Properties, Inc.
Note Date:	April 2, 2015			3rd Most Recent Occupancy (As of)(3):	74.3% (12/31/2011)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of)(3):	85.2% (12/31/2012)
Maturity Date:	April 11, 2025			Most Recent Occupancy (As of):	81.6% (12/31/2013)
IO Period:	36 months			Current Occupancy (As of):	79.2% (3/23/2015)
Loan Term (Original):	120 months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of)(3):	$1,636,545 (12/31/2012)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of)(3):	$1,762,864 (12/31/2013)
Call Protection:	L(24),D(89),O(7)			Most Recent NOI (As of):	$2,214,921 (12/31/2014)
Lockbox Type:	Springing (Without Established Account)
Additional Debt:	None
Additional Debt Type:	NAP			U/W Revenues:	$3,029,388
				U/W Expenses:	$886,506
				U/W NOI:	$2,142,883
				U/W NCF:	$1,959,522
Escrows and Reserves:				U/W NOI DSCR:	1.54x
				U/W NCF DSCR:	1.41x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	8.8%
Taxes	$33,563	$33,563	NAP	U/W NCF Debt Yield:	8.0%
Insurance(1)	$0	Springing	NAP	As-Is Appraised Value:	$36,000,000
Replacement Reserve	$0	$4,300	$154,787	As-Is Appraisal Valuation Date:	February 9, 2015
TI/LC Reserve(2)	$0	$12,500	$450,000	Cut-off Date LTV Ratio:	67.6%
Deferred Maintenance	$156,188	NAP	NAP	LTV Ratio at Maturity or ARD:	58.5%

(1)	Monthly reserves for insurance are not required as long as (i) no event of default has occurred and is continuing; (ii) the Southern Palms Property is covered by an acceptable blanket insurance policy; and (iii) the borrower provides the lender with evidence of renewal of the insurance policies and timely proof of payment of insurance premiums.
(2)	So long as no default occurs and the net cash flow debt yield is greater than or equal to 6.75%, the borrower will only be required to make monthly TI/LC Reserve deposits to the extent that the amount of funds in the TI/LC Reserve is less than the cap of $450,000. If a default occurs and the net cash flow debt yield falls below 6.75%, the borrower will be required to make monthly TI/LC Reserve deposits regardless of the cap.
(3)	See “Cash Flow Analysis” section.

The Southern Palms mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering a 241,842 square foot anchored retail center (the “Southern Palms Property”) located in Tempe, Arizona. The Southern Palms Property is located approximately 13.3 miles southeast of the Phoenix central business district and approximately 3.3 miles south of Arizona State University’s Tempe campus, which had a Fall 2014 enrollment of 50,246 students. The Southern Palms Property benefits from strong visibility and access with frontage along East Southern Avenue and South McClintock Drive (68,984 combined daily vehicle traffic count). The Southern Palms Property is located on a 25.1 acre site, was built from 1981 - 1985 and is comprised of 22 one-story buildings anchored by a 47,530 square foot Sprouts grocery store. The Southern Palms Property features 1,164 surface parking spaces, resulting in a parking ratio of 4.5 spaces per 1,000 square feet of rentable area. According to the appraisal, the 2015 estimated population within a one-, three- and five-mile radius of the Southern Palms Property is 16,081, 158,363 and 337,936, respectively, while the 2015 estimated median household income within the same radii of the Southern Palms Property was $55,511, $40,674, and $42,681, respectively. As of March 23, 2015, the Southern Palms Property was 79.2% occupied by 33 tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

114

SOUTHERN PALMS

Sources and Uses

Sources			Uses
Original loan amount	$24,350,000	100.0%	Loan payoff(1)	$17,680,343	72.6%
			Closing costs	755,446	3.1
			Reserves	189,751	0.8
			Return of equity	5,724,460	23.5
Total Sources	$24,350,000	100.0%	Total Uses	$24,350,000	100.0%

(1)	The Southern Palms Property was previously securitized in CSFB 2005-C6.

The following table presents certain information relating to the tenancy at the Southern Palms Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Cost(3)	Lease Expiration Date

Anchor Tenants
Sprouts	NR/Ba2/BB-	47,530	19.7%	$6.62	$314,649	13.9%	$450	2.2%	6/30/2019(4)
Total Anchor Tenants		47,530	19.7%	$6.62	$314,649	13.9%

Major Tenants
Imagine Schools, Inc.	NR/NR/NR	25,917	10.7%	$11.95	$309,708	13.7%	NAV	NAV	6/30/2026
Goodwill	NR/NR/NR	28,000	11.6%	$8.00	$224,000	9.9%	NAV	NAV	10/31/2022
Planet Fitness	NR/B1/NR	20,670	8.5%	$6.00	$124,020	5.5%	NAV	NAV	5/31/2024
Joe’s Crab Shack	NR/NR/NR	9,000	3.7%	$11.67	$105,000	4.6%	$409	3.7%	7/31/2016
Outback Steakhouse	NR/NR/NR	6,225	2.6%	$16.11	$100,285	4.4%	$445	4.4%	2/28/2019
Total Major Tenants		89,812	37.1%	$9.61	$863,013	38.1%

Non-Major Tenants		54,085	22.4%	$20.11	$1,087,775	48.0%

Occupied Collateral Total		191,427	79.2%	$11.83	$2,265,437	100.0%

Vacant Space		50,415	20.8%

Collateral Total		241,842	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through March 2016.
(3)	Sales PSF and Occupancy Costs are based on the trailing 12-month period ending December 31, 2014.
(4)	Sprouts has five 5-year lease renewal options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

115

SOUTHERN PALMS

The following table presents certain information relating to the lease rollover schedule at the Southern Palms Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016	7	22,808	9.4%	22,808	9.4%	$312,663	$13.71
2017	6	14,940	6.2%	37,748	15.6%	$310,634	$20.79
2018	6	7,842	3.2%	45,590	18.9%	$140,427	$17.91
2019	6	61,722	25.5%	107,312	44.4%	$525,558	$8.51
2020	2	4,302	1.8%	111,614	46.2%	$169,188	$39.33
2021	1	2,730	1.1%	114,344	47.3%	$50,614	$18.54
2022	1	28,000	11.6%	142,344	58.9%	$224,000	$8.00
2023	0	0	0.0%	142,344	58.9%	$0	$0.00
2024	1	20,670	8.5%	163,014	67.4%	$124,020	$6.00
2025	1	2,496	1.0%	165,510	68.4%	$43,680	$17.50
Thereafter	2	25,917	10.7%	191,427	79.2%	$364,653	$14.07
Vacant	0	50,415	20.8%	241,842	100.0%	$0	$0.00
Total/Weighted Average	33	241,842	100.0%			$2,265,437	$11.83

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Southern Palms Property:

Historical Occupancy

12/31/2011(1)	12/31/2012(1)	12/31/2013(1)	3/23/2015(2)
74.3%	85.2%	81.6%	79.2%

(1)	Information obtained from historical operating statements.
(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Southern Palms Property:

Cash Flow Analysis

	2012	2013	2014	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$1,976,539	$2,095,808	$2,396,352	$2,265,437(1)	74.8%	$9.37
Grossed Up Vacant Space	592,504	431,990	248,166	528,640	17.5	2.19
Percentage Rent	26,520	35,416	19,476	0	0.0	0.00
Total Reimbursables	654,903	704,459	784,156	759,151	25.1	3.14
Other Income	6,686	11,036	16,224	4,800	0.2	0.02
Less Vacancy and Credit Loss	699,227	632,892	389,638	528,640(3)	(17.5)	2.19
Effective Gross Income	$2,557,925	$2,645,817	$3,074,736	$3,029,388	100.0%	$12.53

Total Operating Expenses	$921,380	$882,953	$859,815	$886,506	29.3%	$3.67

Net Operating Income	$1,636,545	$1,762,864(2)	$2,214,921(2)	$2,142,883	70.7%	$8.86

TI/LC	0	0	0	134,992	4.5	0.56
Capital Expenditures	0	0	0	48,368	1.6	0.20
Net Cash Flow	$1,636,545	$1,762,864	$2,214,921	$1,959,522	64.7%	$8.10

NOI DSCR	1.17x	1.27x	1.59x	1.54x
NCF DSCR	1.17x	1.27x	1.59x	1.41x
NOI DY	6.7%	7.2%	9.1%	8.8%
NCF DY	6.7%	7.2%	9.1%	8.0%

(1)	The underwritten base rent includes rent steps through March 2016 totaling $22,650.
(2)	The increase in NOI from 2013 to 2014 can be attributed to new leasing activity in the third quarter of 2013 through 2014 accounting for 18.9% of underwritten base rent.
(3)	The underwritten economic vacancy is 18.9%. The Southern Palms Property was 79.2% physically occupied as of March 23, 2015. Including the square footage for the three outparcels, the property is 80.5% physically occupied as of March 23, 2015.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

116

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

117

No. 13 – Hotel Andra

Loan Information				Property Information
Mortgage Loan Seller:	Natixis Real Estate Capital LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/Fitch/Moody’s):	NR/NR/NR			Property Type:	Hospitality
Original Principal Balance(1):	$24,000,000			Specific Property Type:	Full Service
Cut-off Date Principal Balance(1):	$24,000,000			Location:	Seattle, WA
% of Initial Pool Balance:	2.5%			Size:	119 Rooms
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per Room(1):	$319,328
Borrower Name:	Claridge LLC			Year Built/Renovated:	1926/2014
Sponsors:	Craig Schafer			Title Vesting:	Fee
Mortgage Rate:	4.110%			Property Manager:	Self-managed
Note Date:	December 23, 2014			3rd Most Recent Occupancy:	NAV
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	78.9% (12/31/2012)
Maturity Date:	January 5, 2025			Most Recent Occupancy (As of):	85.7% (12/31/2013)
IO Period:	60 months			Current Occupancy (As of):	85.0% (9/30/2014)
Loan Term (Original):	120 months
Seasoning:	3 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of):	$3,224,234 (12/31/2012)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$3,773,743 (12/31/2013)
Call Protection:	L(27), GRTR 1% or YM or D(89),O(4)			Most Recent NOI (As of):	$4,227,900 (TTM 9/30/2014)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt(1):	Yes
Additional Debt Type(1):	Pari Passu; Future Mezzanine
				U/W Revenues(4):	$8,286,380
				U/W Expenses:	$4,187,619
				U/W NOI(4):	$4,098,761
				U/W NCF(4):	$3,767,305
				U/W NOI DSCR(1):	1.86x
Escrows and Reserves:				U/W NCF DSCR(1):	1.71x
				U/W NOI Debt Yield(1):	10.8%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield(1):	9.9%
Taxes	$53,539	$13,385	NAP	As-Is Appraised Value:	$54,800,000
Insurance	$19,306	$9,653	NAP	As-Is Appraisal Valuation Dates:	November 14, 2014
FF&E	$0	(2)	NAP	Cut-off Date LTV Ratio(1):	69.3%
Debt Service Reserve(3)	$260,300	Springing	NAP	LTV Ratio at Maturity or ARD(1):	63.1%

(1)	The Hotel Andra Loan Combination, totaling $38,000,000, is comprised of two pari passu notes (Notes A-1 and A-2). The controlling Note A-1 had an original principal balance of $24,000,000, has an outstanding principal balance of $24,000,000 as of the Cut-off Date and will be contributed to the WFCM 2015-NXS1 Trust. The non-controlling Note A-2 had an original principal balance of $14,000,000 and is currently held by Natixis Real Estate Capital LLC (although Natixis Real Estate Capital LLC reserves the right to reapportion the balance or sub-divide such note) and is expected to be securitized in a future transaction. All statistical financial information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yield are based on the Hotel Andra Loan Combination. See also “Description of the Mortgage Pool—Split Loan Structures—The Hotel Andra Loan Combination” in the Free Writing Prospectus. Future mezzanine debt is permitted subject to: (i) maximum combined LTV of 69.3%; (ii) a minimum combined underwritten debt service coverage ratio of 1.72x; (iii) the receipt of a rating agency confirmation from each rating agency rating the Series 2015-NXS1 Certificates; (iv) the execution of an intercreditor agreement acceptable to the lender; and (v) no event of default exists with respect to the Hotel Andra Loan Combination.
(2)	The borrower is required to deposit one-twelfth of 4.0% of gross revenues (exclusive of parking and restaurant revenues) for the previous calendar year.
(3)	The borrower deposited at closing $260,300 to cover shortfalls in debt service; provided that after the interest only period the borrower will deposit an additional amount so that the amount on deposit in the debt service reserve account is equal to two months debt service ($367,672). Upon the occurrence of a Debt Service Trigger Event, all excess cash flow will be deposited into the debt service reserve account. A “Debt Service Trigger Event” will commence upon the failure of the borrower within a two-month period to replenish the debt service reserve subaccount to the minimum amount.
(4)	See “Cash Flow Analysis” section.

The mortgage loan is part of a loan combination (the ”Hotel Andra Loan Combination”) that is evidenced by two pari passu promissory notes (the A-1 and A-2 Notes) secured by a first mortgage encumbering the fee interest in a 119-room luxury boutique hotel located in Seattle, Washington (the “Hotel Andra Property”). Note A-1, which will be contributed to the WFCM 2015-NXS1 Trust, had an original principal balance of $24,000,000, has an outstanding principal balance as of the Cut-off Date of $24,000,000 and represents the controlling interest in the Hotel Andra Loan Combination. The non-controlling Note A-2, which had an original principal balance of $14,000,000, is expected to be contributed to a future trust. The lender provides no assurances that any non-securitized pari passu note will not be split further. The sponsor purchased the Hotel Andra Property in 2002 for $7.4 million as the Claremont Hotel. Soon after acquisition, the sponsor spent $10.0 million on renovations to convert it to the Hotel Andra. The sponsor spent an additional $4.8 million in capital expenditures from 2010 to 2014 to maintain the competitive status of the Hotel Andra Property. The Hotel Andra Property comprises 119 guestrooms, including 70 Andra Superia guestrooms (approximately 400

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

118

HOTEL ANDRA

square feet each), 23 Andra guestrooms (approximately 250 square feet each), 21 Andra Lux Suites (approximately 550 square feet each), four Andra Studios (approximately 200 square feet each) and one Monarch Suite (approximately 1,500 square feet each). Amenities at the Hotel Andra Property include two upscale restaurants, high speed wireless internet access, valet parking, 24-hour room service, fitness center, business center, and in-room massage and spa services. The Hotel Andra Property borders both the Belltown and South Lake Union neighborhoods, which are characterized by restaurants, hotels, condominiums, office buildings, and retail shopping centers. The Hotel Andra Property is located five blocks from the new 3.3 million square foot Amazon headquarters, the Seattle Space Needle, and the Washington State Convention & Trade Center.

Sources and Uses

Sources			Uses
Original loan combination amount	$38,000,000	100.0%	Loan payoff	$29,184,951	76.8%
			Return of equity	7,927,725	20.9
			Closing costs	554,179	1.5
			Reserves	333,145	0.9
Total Sources	$38,000,000	100.0%	Total Uses	$38,000,000	100.0%

The following table presents certain information relating to the Hotel Andra Property’s competitive set.

Subject and Market Historical Occupancy, ADR and RevPAR(1)

	Competitive Set			Hotel Andra			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
TTM 12/31/2014	82.4%	$217.15	$178.95	83.1%	$213.90	$177.68	100.8%	98.5%	99.3%
TTM 12/31/2013	83.2%	$194.12	$161.59	85.2%	$191.14	$162.91	102.4%	98.5%	100.8%
TTM 12/31/2012	78.2%	$183.59	$143.52	78.9%	$180.76	$142.55	100.9%	98.5%	99.3%

(1)	Information obtained from a third party hospitality report dated January 16, 2015. The competitive set includes the following hotels: Sorrento Hotel, Kimpton Alexis Hotel, Kimpton Hotel Vintage, Kimpton Hotel Monaco Seattle, W Hotel Seattle, and Pan Pacific Seattle.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Hotel Andra Property:

Cash Flow Analysis

	2012	2013	TTM 9/30/2014	U/W	% of U/W Total Revenue	U/W $ per Room
Occupancy	78.9%	85.7%	85.0%	80.0%
ADR	$181.14	$189.98	$208.73	$221.79
RevPAR	$143.00	$162.76	$177.43	$177.43

Total Revenue	$6,849,365	$7,652,949	$8,322,351	$8,286,380	100.0%	$69,633
Total Department Expenses	1,869,368	2,032,948	2,121,369	2,108,286	25.4	17,717
Gross Operating Profit	$4,979,997	$5,620,001	$6,200,982	$6,178,094	74.6%	$51,917

Total Undistributed Expenses	1,451,775	1,561,206	1,650,258	1,756,509	21.2	14,761
Profit Before Fixed Charges	$3,528,222	$4,058,795	$4,550,724	$4,421,585	53.4%	$37,156

Total Fixed Charges	303,988	285,052	322,824	322,824	3.9	2,713

Net Operating Income	$3,224,234	$3,773,743	$4,227,900(1)	$4,098,761	49.5%	$34,443
FF&E	0	0	0	331,455	4.0	2,785
Net Cash Flow	$3,224,234	$3,773,743	$4,227,900	$3,767,305	45.5%	$31,658

NOI DSCR(2)	1.46x	1.71x	1.92x	1.86x
NCF DSCR(2)	1.46x	1.71x	1.92x	1.71x
NOI DY(2)	8.5%	9.9%	11.1%	10.8%
NCF DY(2)	8.5%	9.9%	11.1%	9.9%

(1)	The increase in Net Operating Income from 2013 to 2014 is due to an increased average daily rate at the Hotel Andra Property.
(2)	DSCRs and debt yields are based on the Hotel Andra Loan Combination.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

119

No. 14 – 607 South Hill Street

Loan Information				Property Information
Mortgage Loan Seller:	Natixis Real Estate Capital LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/Fitch/Moody’s):	NR/NR/NR			Property Type:	Mixed Use
Original Principal Balance:	$23,000,000			Specific Property Type:	Office/Retail
Cut-off Date Principal Balance:	$22,968,798			Location:	Los Angeles, CA
% of Initial Pool Balance:	2.4%			Size:	150,359 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF:	$152.76
Borrower Name:	CJM Building LLC			Year Built/Renovated:	1910/NAP
Sponsors:	Moosa Hanasab; Yehouda Hanasab			Title Vesting:	Fee
Mortgage Rate:	3.906%			Property Manager:	M&Y Management, Inc.
Note Date:	February 11, 2015			3rd Most Recent Occupancy (As of):	92.0% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	93.0% (12/31/2013)
Maturity Date:	March 5, 2025			Most Recent Occupancy (As of):	93.9% (12/31/2014)
IO Period:	None			Current Occupancy (As of):	93.9% (3/1/2015)
Loan Term (Original):	120 months
Seasoning:	1 month			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon			3rd Most Recent NOI(2):	$2,735,613 (12/31/2012)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI(2):	$3,029,427 (12/31/2013)
Call Protection:	L(25),D(91),O(4)			Most Recent NOI(2):	$3,480,606 (12/31/2014)
Lockbox Type:	Soft/Springing Cash Management
Additional Debt:	None
Additional Debt Type:	NAP
				U/W Revenues(2):	$4,851,052
				U/W Expenses:	$1,986,441
				U/W NOI(2):	$2,864,611
				U/W NCF(2):	$2,766,876
				U/W NOI DSCR(2):	2.20x
Escrows and Reserves:				U/W NCF DSCR(2):	2.12x
				U/W NOI Debt Yield(2):	12.5%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield(2):	12.0%
Taxes	$38,479	$19,240	NAP	As-Is Appraised Value:	$40,700,000
Insurance(1)	$18,790	Springing	NAP	As-Is Appraisal Valuation Dates:	October 31, 2014
Replacement Reserves	$0	$1,880	$112,771	Cut-off Date LTV Ratio:	56.4%
Deferred Maintenance	$12,250	$0	NAP	LTV Ratio at Maturity or ARD:	44.7%

(1)	The borrower is required to deposit one-twelfth of the annual insurance premium if (i) an acceptable blanket insurance policy is no longer in place, or (ii) less than $18,790 is maintained in the insurance escrow subaccount.
(2)	See “Cash Flow Analysis” section. Annual U/W Base Rent includes a mark-to-market adjustment based on the appraiser’s concluded rent for all tenants that are either (i) on a month-to-month lease or (ii) have a lease expiration date prior to December 31, 2015. The total mark-to-market amount is $109,337. The U/W NCF Debt Yield and U/W NCF DSCR without the mark-to-market adjustment are 12.5% and 2.20x, respectively.

The 607 South Hill Street mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering a mixed used office/retail building comprising 150,359 square feet and located in Los Angeles, California (the “607 South Hill Street Property”). The 607 South Hill Street Property was built in 1910 and has been used as a jewelry showroom since 1967. The 607 South Hill Street Property is situated at the intersection of South Hill Street and West 6th Street in the Jewelry District. As of March 1, 2015, the 607 South Hill Street Property was 93.9% occupied by 242 tenants.

Sources and Uses

Sources			Uses
Original loan amount	$23,000,000	100.0%	Loan payoff	$22,645,631	98.5%
			Closing costs	247,630	1.1
			Reserves	69,519	0.3
			Return of equity	37,219	0.2
Total Sources	$23,000,000	100.0%	Total Uses	$23,000,000	100.0%

The following table presents certain information relating to the tenancy at the 607 South Hill Street Property:

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

120

607 SOUTH HILL STREET

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(1)	Annual U/W Base Rent(1)	% of Total Annual U/W Base Rent	Lease Expiration Date
Major Tenants
88 Imports Inc	NR/NR/NR	3,912	2.6%	$30.67	$120,000	2.4%	8/31/2016
European Jewelry Co.	NR/NR/NR	3,022	2.0%	$25.81	$78,000	1.6%	6/30/2021
Paris Designs, Inc.	NR/NR/NR	2,167	1.4%	$30.26	$65,568	1.3%	2/28/2017
Majolie Collections	NR/NR/NR	1,947	1.3%	$26.19	$51,000	1.0%	2/29/2016
Total Major Tenants		11,048	7.3%	$28.47	$314,568	6.3%

Non-Major Tenants(2)		130,086	86.5%	$36.04	$4,688,424	93.7%

Occupied Collateral Total		141,134	93.9%	$35.45	$5,002,992	100.0%

Vacant Space(3)		9,225	6.1%

Collateral Total		150,359	100.0%

(1)	Annual U/W Base Rent PSF and Annual U/W Base Rent include marked-to-market adjustments based on appraisal concluded rent to all tenants that are either (i) on a month-to-month lease or (ii) have a lease expiration date prior to December 31, 2015. The total mark-to-market amount is $109,337.
(2)	Two tenants have no square footage but are included in the annual U/W Base Rent.
(3)	Vacant space includes 1,259 square feet (0.8% of the net rentable area) of management office.

The following table presents certain information relating to the lease rollover schedule at the 607 South Hill Street Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(4)
MTM(3)	59	24,862	16.5%	24,862	16.5%	$744,905	$29.96
2015	43	21,152	14.1%	46,014	30.6%	$741,959	$35.08
2016	72	39,242	26.1%	85,256	56.7%	$1,344,840	$34.27
2017(3)	46	25,893	17.2%	111,149	73.9%	$991,004	$38.27
2018	15	10,073	6.7%	121,222	80.6%	$412,884	$40.99
2019	21	12,507	8.3%	133,729	88.9%	$453,756	$36.28
2020	1	939	0.6%	134,668	89.6%	$51,912	$55.28
2021	4	5,779	3.8%	140,447	93.4%	$215,604	$37.31
2022	0	0	0.0%	140,447	93.4%	$0	$0.00
2023	1	687	0.5%	141,134	93.9%	$46,128	$67.14
2024	0	0	0.0%	141,134	93.9%	$0	$0.00
Thereafter	0	0	0.0%	141,134	93.9%	$0	$0.00
Vacant	0	9,225	6.1%	150,359	100.0%	$0	$0.00
Total/Weighted Average	262	150,359	100.0%			$ 5,002,992	$35.45

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Two tenants have no square footage but are included in the annual U/W Base Rent.
(4)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the 607 South Hill Street Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	3/1/2015(2)
92.0%	93.0%	93.9%	93.9%

(1)	Information obtained from the borrower.
(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

121

607 SOUTH HILL STREET

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the 607 South Hill Street Property:

Cash Flow Analysis(1)

	2012	2013	2014	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$4,533,703	$4,842,583	$5,110,916	$5,399,470	111.3%	$35.91
Mark-to-Market	0	0	0	(109,337)(1)	(2.3)	(0.73)
Total Reimbursables	0	0	0	0	0.0	0.00
Other Income	0	0	0	0	0.0	0.00
Less Vacancy & Credit Loss	0	0	0	(439,081)(2)	(9.1)	(2.92)
Effective Gross Income	$4,533,703	$4,842,583	$5,110,916	$4,851,052	100.0%	$32.26

Total Operating Expenses	$1,798,090	$1,813,156	$1,630,310	$1,986,441	(40.9)	$13.21

Net Operating Income	$2,735,613	$3,029,427	$3,480,606	$2,864,611	59.1%	$19.05

TI/LC	0	0	0	75,181	1.5	0.50
Capital Expenditures	0	0	0	22,554	0.5	0.15
Net Cash Flow	$2,735,613	$3,029,427	$3,480,606	$2,766,876	57.0%	$18.40

NOI DSCR	2.10x	2.33x	2.67x	2.20x
NCF DSCR	2.10x	2.33x	2.67x	2.12x
NOI DY	11.9%	13.2%	15.1%	12.5%
NCF DY	11.9%	13.2%	15.1%	12.0%

(1)	Annual U/W Base Rent PSF and Annual U/W Base Rent include a mark-to-market adjustment based on the appraiser’s concluded market rent for all tenants that are either (i) on a month-to-month lease or (ii) have a lease expiration date prior to December 31, 2015. The total mark-to-market amount is $109,337.
(2)	The underwritten economic vacancy is 8.3%, which includes a 1.0% collection loss. The Property was 93.9% physically occupied as of March 1, 2015.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

123

No. 15 – 231 West Olive Avenue

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/Fitch/Moody’s):	NR/NR/NR			Property Type:	Office
Original Principal Balance:	$20,500,000			Specific Property Type:	CBD
Cut-off Date Principal Balance:	$20,500,000			Location:	Burbank, CA
% of Initial Pool Balance:	2.1%			Size:	72,232 SF
Loan Purpose:	Refinance			Cut-off Date Principal Balance Per SF:	$283.81
Borrower Name:	Accord/Oli Members, LLC			Year Built/Renovated:	1930/1997
Sponsors:	Joseph G. Mansour			Title Vesting:	Fee
Mortgage Rate:	4.200%			Property Manager:	Self-managed
Note Date:	March 27, 2015			3rd Most Recent Occupancy (As of):	100.0% (12/31/2012)
Anticipated Repayment Date:	NAP			2nd Most Recent Occupancy (As of):	100.0% (12/31/2013)
Maturity Date:	April 11, 2025			Most Recent Occupancy (As of):	100.0% (12/31/2014)
IO Period:	60 months			Current Occupancy (As of):	100.0% (4/1/2015)
Loan Term (Original):	120 months
Seasoning:	0 months			Underwriting and Financial Information:
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon			3rd Most Recent NOI (As of):	$2,197,690 (12/31/2012)
Interest Accrual Method:	Actual/360			2nd Most Recent NOI (As of):	$1,847,478 (12/31/2013)
Call Protection:	L(24),D(89),O(7)			Most Recent NOI (As of):	$1,807,085 (12/31/2014)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt:	None
Additional Debt Type:	NAP
				U/W Revenues:	$2,284,279
				U/W Expenses:	$475,413
				U/W NOI:	$1,808,865
				U/W NCF:	$1,707,740
Escrows and Reserves:				U/W NOI DSCR:	1.50x
				U/W NCF DSCR :	1.42x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	8.8%
Taxes	$4,417	$14,707	NAP	U/W NCF Debt Yield:	8.3%
Insurance	$0	Springing(1)	NAP	As-Is Appraised Value:	$30,000,000
Replacement Reserves	$0	$903	NAP	As-Is Appraisal Valuation Date:	October 21, 2014
TI/LC Reserve	$168,750	$56,250(2)	$2,350,000	Cut-off Date LTV Ratio:	68.3%
Structural Improvement	$500,000	$0	NAP	LTV Ratio at Maturity or ARD:	62.2%

(1)	Ongoing monthly reserves for insurance are not required as long as (i) there is no event of default; (ii) the 231 West Olive Avenue Property is insured by an acceptable blanket insurance policy; and (iii) the borrower provides the lender with evidence of renewal of insurance policies and timely proof of payment of insurance premiums.
(2)	Monthly deposits for tenant improvement and leasing commissions are required in the amount of $56,250 for each monthly payment date through January 2017 and increasing to $83,333 for each monthly payment date from February 2017 through January 2018; however, if Viacom exercises its option to terminate the lease and the 231 Lease reverts to its original terms, the monthly escrow amount will equal $6,020. Monthly deposits for tenant improvement and leasing commissions will end once the Viacom Expansion (defined below) is delivered and Viacom’s option to terminate the 231 Lease and revert to its original lease terms is extinguished.

The 231 West Olive Avenue mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering a 72,232 square foot single-tenant, creative office building located in Burbank, California (the “231 West Olive Avenue Property”). Constructed in 1930 and renovated in 1997, the 231 West Olive Avenue Property is 100.0% occupied by Viacom, Inc. (“Viacom”) and houses Viacom’s Nickelodeon Animation Studios. Viacom connects with audiences through content across television, motion picture, online and mobile platforms in over 160 countries and territories. Viacom’s brands include MTV, VH1, Paramount Pictures, Logo, Nickelodeon, Comedy Central and TV Land. Viacom (NASDAQ: VIAB) is rated BBB+, Baa2 and BBB by Fitch, Moody’s and S&P, respectively. As of the fourth quarter of 2014, Viacom reported annual revenues of $3.3 billion, a 5.0% increase over 2013, and had a market capitalization of $28.1 billion as of April 10, 2015. The 231 West Olive Avenue Property features 366 parking spaces resulting in a parking ratio of 5.1 spaces per 1,000 square feet of rentable area. As of April 1, 2015, the 231 West Olive Avenue Property was 100.0% occupied by Viacom.

Viacom has agreed to lease the building adjacent to the 231 West Olive Avenue Property (“Viacom Expansion”), which is being developed by an affiliate of the borrower. Viacom’s lease at the 231 West Olive Avenue Property (the “231 Lease”) was modified and extended in connection with the lease for the Viacom Expansion so that the two leases are co-terminus and expire 20 years following the date on which the Viacom Expansion is substantially completed, which is expected to be in August 2016. If conditions precedent to the construction phase are not satisfied or waived by December 24, 2015 and the parties are not able to proceed to the construction phase, or if the Viacom Expansion building is not substantially completed and delivered to Viacom by the outside

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

124

231 WEST OLIVE AVENUE

completion date, which is estimated to be in February 2017 (nine months following the substantial completion date), Viacom has the right to terminate the 231 Lease and revert back to the terms of its original lease, which has a lease expiration date of January 31, 2018. Conditions precedent to the construction phase include approval of the final development budget and plans, receipt of entitlements for the development and receipt of evidence that financing for the development has been secured.

Sources and Uses

Sources			Uses
Original loan amount	$20,500,000	100.0%	Loan payoff	$9,573,568	46.7%
			Reserves	673,167	3.3
			Closing costs	449,410	2.2
			Return of equity	9,803,855	47.8
Total Sources	$20,500,000	100.0%	Total Uses	$20,500,000	100.0%

The following table presents certain information relating to the tenant at the 231 West Olive Avenue Property:

Major Tenant

Tenant Name	Credit Rating (Fitch/ Moody’s/S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenant
Viacom Inc.(1)	BBB+/Baa2/BBB	72,232	100.0%	$22.39(2)	$1,617,324(2)	100.0%	8/31/2036(2)(3)
Total Major Tenant		72,232	100.0%	$22.39	$1,617,324	100.0%

Vacant Space		0	0.0%

Collateral Total		72,232	100.0%

(1)	Viacom Inc. has a right of first offer (“ROFO”) to purchase the 231 West Olive Avenue Property if a bona fide offer is received that the borrower is otherwise willing to accept. The ROFO is not extinguished by foreclosure; however, the ROFO does not apply to foreclosure or a deed in lieu thereof..
(2)	Viacom Inc. has the right to terminate its lease: (i) if the conditions precedent to the construction of the Viacom Expansion building are not completed or waived by December 24, 2015 and (ii) if the Viacom Expansion is not substantially completed by the outside delivery date, which is expected to be February 2017. Upon such termination, Viacom Inc. would revert back to its original lease that expires January 31, 2018 and has a current base rent of $1,949,496 ($26.99 per square foot).
(3)	Viacom has two five-year lease extension options.

The following table presents certain information relating to the lease rollover schedule at the 231 West Olive Avenue Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016	0	0	0.0%	0	0.0%	$0	$0.00
2017	0	0	0.0%	0	0.0%	$0	$0.00
2018	0	0	0.0%	0	0.0%	$0	$0.00
2019	0	0	0.0%	0	0.0%	$0	$0.00
2020	0	0	0.0%	0	0.0%	$0	$0.00
2021	0	0	0.0%	0	0.0%	$0	$0.00
2022	0	0	0.0%	0	0.0%	$0	$0.00
2023	0	0	0.0%	0	0.0%	$0	$0.00
2024	0	0	0.0%	0	0.0%	$0	$0.00
2025	0	0	0.0%	0	0.0%	$0	$0.00
Thereafter(2)	1	72,232	100.0%	72,232	100.0%	$1,617,324	$22.39
Vacant	0	0	0.0%	72,232	100.0%	$0	$0.00
Total/Weighted Average	1	72,232	100.0%			$1,617,324	$22.39

(1)	Information obtained from the underwritten rent roll.
(2)	Viacom Inc. has the right to terminate its lease: (i) if the conditions precedent to the construction of the Viacom Expansion building are not completed or waived by December 24, 2015 and (ii) if the Viacom Expansion is not substantially completed by the outside delivery date, which is expected to be February 2017. Upon such termination, Viacom Inc. would revert back to its original lease that expires January 31, 2018 and has a current base rent of $1,949,496 ($26.99 per square foot).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

125

231 WEST OLIVE AVENUE

The following table presents historical occupancy percentages at the 231 West Olive Avenue Property:

Historical Occupancy

12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	4/1/2015(2)
100.0%	100.0%	100.0%	100.0%

(1)	Information based on the original Viacom lease.
(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the 231 West Olive Avenue Property:

Cash Flow Analysis

	2012	2013	2014	U/W	% of Effective Gross Income	U/W $ per SF
Base Rent	$2,201,242(1)	$1,868,189(1)	$1,888,118	$1,617,324	70.8%	$22.39
Grossed Up Vacant Space	0	0	0	0	0.0	0.00
Total Reimbursables	108,571	33,215	7,061	449,621	19.7	6.22
Parking Income	295,017	282,575	289,100	298,200	13.1	4.13
Less Vacancy & Free Rent	0	0	0	(80,866)(2)	(3.5)	(1.12)
Effective Gross Income	$2,604,830	$2,183,979	$2,184,279	$2,284,279	100.0%	$31.62

Total Operating Expenses	$407,140	$336,501	$377,194	$475,413	20.8%	$6.58

Net Operating Income	$2,197,690	$1,847,478	$1,807,085	$1,808,865	79.2%	$25.04
TI/LC	0	0	0	90,290	4.0	1.25
Capital Expenditures	0	0	0	10,835	0.5	0.15
Net Cash Flow	$2,197,690	$1,847,478	$1,807,085	$1,707,740	74.8%	$23.64

NOI DSCR	1.83x	1.54x	1.50x	1.50x
NCF DSCR	1.83x	1.54x	1.50x	1.42x
NOI DY	10.7%	9.0%	8.8%	8.8%
NCF DY	10.7%	9.0%	8.8%	8.3%

(1)	Base Rent declined from 2012 to 2013 due to Viacom negotiating a lower rental rate as part of its lease extension in 2013.
(2)	The underwritten economic vacancy is 5.0%. The 231 West Olive Avenue Property was 100.0% physically occupied as of April 1, 2015.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

126

Wells Fargo Commercial Mortgage Trust 2015-NXS1	Transaction Contact Information

VI.	Transaction Contact Information

Questions regarding this Structural and Collateral Term Sheet may be directed to any of the following individuals:

Wells Fargo Securities, LLC

Brigid Mattingly	Tel. (312) 269-3062
Fax (312) 658-0140

A.J. Sfarra	Tel. (212) 214-5613
Fax (212) 214-8970

Alex Wong	Tel. (212) 214-5615
Fax (212) 214-8970

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

127